Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-160688

Prospectus Supplement No. 10

(To Prospectus dated September 29, 2009)

55,544,300 shares

TransAtlantic Petroleum Ltd.

Common Shares

This Prospectus Supplement No. 10 supplements and amends the prospectus dated September 29, 2009, as supplemented by Prospectus Supplement No. 1 dated October 1, 2009, Prospectus Supplement No. 2 dated October 8, 2009, Prospectus Supplement No. 3 dated October 21, 2009, Prospectus Supplement No. 4 dated November 3, 2009, Prospectus Supplement No. 5 dated November 6, 2009, Prospectus Supplement No. 6 dated November 16, 2009, Prospectus Supplement No. 7 dated November 25, 2009, Prospectus Supplement No. 8 dated December 8, 2009 and Prospectus Supplement No. 9 dated December 28, 2009, collectively referred to herein as the Prospectus.

This prospectus supplement is being filed to include the information set forth in our Amendment No. 1 to Current Report on Form 8-K/A filed with the Securities and Exchange Commission on January 7, 2010, which is attached hereto.

This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus, including any supplements and amendments thereto.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

There are significant risks associated with an investment in our common shares. These risks are described under the caption “Risk Factors” beginning on page 5 of the Prospectus, as the same may be updated in prospectus supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 7, 2010.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-31643	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 N. Central Expressway, Suite 1755 Dallas, Texas		75206
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K/A amends and restates in its entirety the Form 8-K filed by TransAtlantic Petroleum Ltd. on December 28, 2009. This Amendment No. 1 is being filed to replace Exhibit 10.1, which has been revised to correct certain typographical errors, and to update the disclosure in Item 1.01.

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2009, DMLP, Ltd., Petroleum Exploration Mediterranean International Pty. Ltd. (“PEMI”), Talon Exploration, Ltd. and TransAtlantic Turkey, Ltd. (collectively, the “Borrowers”) entered into a three year senior credit facility with Standard Bank Plc and BNP Paribas (Suisse) SA. Each of the Borrowers is a wholly owned subsidiary of TransAtlantic Petroleum Ltd. (the “Company”). The credit facility is guaranteed by the Company and each of Incremental Petroleum (Selmo) Pty. Ltd., TransAtlantic Petroleum (USA) Corp. and TransAtlantic Worldwide, Ltd. (collectively, the “Guarantors”). The Company intends to use the credit facility to finance a portion of the development of its oil and gas properties in Turkey and for general corporate and working capital purposes.

The amount drawn under the credit facility may not exceed the lesser of (i) a borrowing base and (ii) the maximum aggregate commitments provided by the lenders. The borrowing base is the present value of the Company’s hydrocarbon reserves in Turkey up to a maximum of $250 million. The initial borrowing base is $30 million and the borrowing base will be re-determined at least semi-annually based on the Company’s hydrocarbon reserves in Turkey at December 31st and June 30 th of each year. The lenders have aggregate commitments of $30 million. On June 21, 2011 and each three month anniversary thereof, the lenders’ commitments under the credit facility are subject to reduction by 14.3% of their commitments existing on March 21, 2011.

The credit facility matures on the earlier of (i) December 21, 2011 or (ii) the date that the Company’s hydrocarbon reserves in Turkey are determined to be less than 25% of the amount shown in the May 7, 2009 reserve report prepared by RPS Energy. The credit facility includes a letter of credit sub-limit of up to $10 million.

Loans under the credit facility will accrue interest at a rate of three month LIBOR plus 6.25% per annum. In addition, the Company is required to pay (i) a commitment fee payable quarterly in arrears at a rate equal to 3.125% per annum of the average daily unused and uncancelled portion of each lender’s commitment under the credit facility, (ii) on the date of issuance of any letter of credit, a fronting fee in an amount equal to 0.25% of the original maximum amount available to be drawn under such letter of credit and (iii) a per annum letter of credit fee for each letter of credit issued equal to the face amount of such letter of credit multiplied by (a) 1.0% for any letter of credit that is cash collateralized or backed by a standby letter of credit issued by a financial institution acceptable to Standard Bank Plc or (b) 6.25% for all other letters of credit.

The credit facility is secured by a pledge of (i) receivables payable under each Borrower’s hydrocarbon sales contracts; (ii) the Borrowers’ bank accounts which receive the payments due under Borrowers’ hydrocarbon sales contracts; (iii) the shares of each Borrower; and (iv) substantially all of the present and future assets of the Borrowers.

During a measurement period of the four most recently completed fiscal quarters occurring on or after March 31, 2010, the financial covenants under the credit facility require each of the Borrowers to maintain a:

•	ratio of total debt to EBITDAX of greater than 2.50 to 1.00;

•	ratio of EBITDAX (less non-discretionary capital expenditures) to interest expense of less than 4.00 to 1.00; and

2

•	ratio of current assets to current liabilities of not less than 1.10 to 1.00.

The credit facility defines EBITDAX as net income (excluding extraordinary items) plus, to the extent deducted in calculating such net income, (i) interest expense (excluding interest paid in kind, non-cash interest expense and interest on subordinated intercompany debt), (ii) income tax expense, (iii) depreciation and amortization expense, (iv) amortization of intangibles (including goodwill) and organization costs, (v) any extraordinary, unusual or non-recurring non-cash expenses or losses, (vi) expenses incurred in connection with oil and gas exploration activities entered into in the ordinary course of business, (vii) transaction costs, expenses and fees incurred in connection with the negotiation, execution and delivery of the credit facility and the related loan documents, and (viii) any other non-cash charges, minus, to the extent included in calculating net income, (a) any extraordinary, unusual or non-recurring income or gains (including gains on the sales of assets outside of the ordinary course of business), and (b) any other non-cash income or gains.

Pursuant to the terms of the credit facility, until amounts under the credit facility are repaid, each of the Borrowers shall not, and shall cause each of its subsidiaries not to, in each case subject to certain exceptions, incur indebtedness or create any liens, enter into any agreements that prohibit the ability of any Borrower or its subsidiaries to create any liens, enter into any merger, consolidation or amalgamation, liquidate or dissolve, dispose of any property or business, pay any dividends or similar payments to shareholders, make certain types of investments, enter into any transactions with an affiliate, enter into a sale and leaseback arrangement, engage in business other than as an oil and gas exploration and production company or outside of Turkey or its jurisdiction of formation, change its organizational documents, fiscal periods or accounting principles, modify certain hydrocarbon agreements and licenses or material contracts, enter into any hedge agreement for speculative purposes or open or maintain new deposit, securities or commodity accounts.

An event of default under the credit facility includes, among other events, breach of certain covenants and obligations, cross default to other indebtedness, bankruptcy or insolvency and the occurrence of a material adverse effect. In addition, the occurrence of a change of control is an event of default. A change of control is defined as the occurrence of any of the following: (i) the Company’s failure to own, of record and beneficially, all of the equity of the Borrowers or to exercise, directly or indirectly, day-to-day management and operational control of the Borrowers; (ii) the failure by the Borrowers to own or hold, directly or indirectly, all of the interests granted to Borrowers pursuant to certain hydrocarbon licenses designated in the credit facility agreement; or (iii) (a) N. Malone Mitchell, 3rd ceases for any reason to be the executive chairman of the Company’s board of directors at any time, (b) Mr. Mitchell and certain of his affiliates cease to own of record and beneficially at least 35% of the Company’s common shares; or (c) any person, group or company, excluding Mr. Mitchell and certain of his affiliates, shall become, or obtain rights to become, the beneficial owner of more than 35% of the Company’s outstanding common shares entitled to vote for members of the Company’s board of directors on a fully-diluted basis. Provided that, if Mr. Mitchell ceases to be executive chairman of the Company’s board of directors by reason of his death or disability, such event shall not constitute a matured event of default unless the Company has not appointed a successor reasonably acceptable to the lenders within 60 days of the occurrence of such event. If an event of default shall occur and be continuing, all loans under the credit facility will bear an additional interest rate of 2.0% per annum. In the case of an event of default upon bankruptcy or insolvency, all amounts payable under the credit facility become immediately due and payable. In the case of any other event of default, all amounts due under the credit facility may be accelerated by the lenders or the administrative agent. Borrowers have certain rights to cure an event of default arising from a violation of the interest coverage ratio or leverage ratio by obtaining cash equity or loans from the Company.

Pursuant to the credit facility, PEMI entered into zero cost collars with Standard Bank Plc and BNP Paribas, which hedge the price of oil during 2010, 2011 and 2012 under the following terms:

Year	Quantity (bbl/day)	Average Minimum Price (per bbl)	Average Maximum Price (per bbl)
2010	800	$61.50	$89.125
2011	700	$61.50	$102.00
2012	600	$61.50	$109.825

3

The foregoing description of the credit facility is qualified in its entirety by reference to the actual text of the credit agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Credit Agreement among DMLP, Ltd., Talon Exploration, Ltd., TransAtlantic Turkey, Ltd. and Petroleum Exploration Mediterranean International Pty. Ltd., as borrowers, Incremental Petroleum (Selmo) Pty. Ltd., TransAtlantic Worldwide, Ltd., TransAtlantic Petroleum (USA) Corp. and TransAtlantic Petroleum Ltd., as guarantors, the lenders party thereto from time to time, and Standard Bank PLC, as LC issuer, administrative agent, collateral agent and technical agent, dated as of December 21, 2009.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2010

TRANSATLANTIC PETROLEUM LTD.

	By:	/S/ JEFFREY S. MECOM
Jeffrey S. Mecom
Vice President and Corporate Secretary

5

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Credit Agreement among DMLP, Ltd., Talon Exploration, Ltd., TransAtlantic Turkey, Ltd. and Petroleum Exploration Mediterranean International Pty. Ltd., as borrowers, Incremental Petroleum (Selmo) Pty. Ltd., TransAtlantic Worldwide, Ltd., TransAtlantic Petroleum (USA) Corp. and TransAtlantic Petroleum Ltd., as guarantors, the lenders party thereto from time to time, and Standard Bank PLC, as LC issuer, administrative agent, collateral agent and technical agent, dated as of December 21, 2009.

6

Exhibit 10.1

[Execution]

$250,000,000

CREDIT AGREEMENT

among

DMLP, LTD.

TALON EXPLORATION, LTD.,

TRANSATLANTIC TURKEY, LTD. and

PETROLEUM EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD.,

as Borrowers,

INCREMENTAL PETROLEUM (SELMO) PTY. LTD.,

TRANSATLANTIC WORLDWIDE, LTD.,

TRANSATLANTIC PETROLEUM (USA) CORP. and

TRANSATLANTIC PETROLEUM LTD., as Guarantors,

THE LENDERS PARTY HERETO

FROM TIME TO TIME

as Lenders,

and

STANDARD BANK PLC,

as LC Issuer, Administrative Agent,

Collateral Agent and Technical Agent

Dated as of December 21, 2009

-ii-

-iii-

-iv-

TABLE OF CONTENTS

		Page

12.19	Public Information	92
12.20	WAIVER OF JURY TRIAL	92
12.21	Judgment Currency	92
12.22	Australian Entities Reorganization	93

-v-

SCHEDULES:

Schedule I	Commitments
Schedule II	Funding Office and Wire Instructions
Schedule III	Disclosure Schedule
Schedule IV	Organization Chart
Schedule V	Hydrocarbon Licenses

EXHIBITS:

EXHIBIT A	Form of Note
EXHIBIT B	Form of Notice of Borrowing
EXHIBIT C	Form of Letter of Credit
EXHIBIT D	Form of Compliance Certificate
EXHIBIT E	Form of Assignment Agreement

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is entered into as of December 21, 2009 among (1) DMLP, LTD., a Bahamas international business company (“DMLP”), (2) PETROLEUM EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD. (ABN 35 121 104 167), an Australian proprietary company (“PEMI”), (3) TALON EXPLORATION, LTD., a corporation duly organized and validly existing under the laws of Bahamas (“Talon”), (4) TRANSATLANTIC TURKEY, LTD., a corporation duly organized and validly existing under the laws of Bahamas (“TAT”, and together with DMLP, PEMI and Talon, each a “Borrower” and, collectively, the “Borrowers”)), (5) the Guarantors (as defined herein), (6) each of the lenders party hereto from time to time (the “Lenders”), (7) STANDARD BANK PLC, as the letter of credit issuer (in such capacity, the “LC Issuer”) and (8) STANDARD BANK PLC, as administrative agent (in such capacity, the “Administrative Agent”), collateral agent (in such capacity, the “Collateral Agent”) and technical agent (in such capacity, the “Technical Agent”).

ARTICLE 1

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified in this Section 1.1.

“Abandonment Date” means (i) in respect of the Borrowers’ Selmo field operations, December 31, 2023 and (ii) in respect of the Borrowers’ Thrace Basin operations, December 31, 2012.

“Affiliate” means, as to a specified Person, another Person that directly or indirectly is in Control of, is Controlled by, or is under common Control with, such specified Person.

“Aggregate Facility Exposure” means, at any time, the sum of (a) the principal amounts of all Loans made by all Lenders and outstanding at such time and (b) the aggregate amount of the LC Outstandings (if any) at such time.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Technical Agent.

“Agreement” means this Credit Agreement, together with all exhibits and schedules hereto, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Applicable Law” means, as to any Person, property or transaction, all present and future laws, treaties, statutes, regulations, judgments and decrees (in each case, whether international, foreign, federal, state, provincial, territorial or local) applicable to or binding upon such Person, property or transaction and all applicable requirements, directives, orders and policies of any Governmental Authority having or purporting to have authority over such Person, property or transaction.

“Applicable Margin” means 6.25% per annum.

“Arrangers” means, collectively, Standard Bank Plc and BNP Paribas.

“Assignment Agreement” is defined in Section 12.7(c).

“Australian Security Documents” means the following documents, each governed by the laws of Australia, and in form and substance satisfactory to the Collateral Agent (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time):

(a)	an equitable mortgage over all of the issued shares in PEMI;

(b)	a fixed and floating charge over all of the assets and undertaking of PEMI;

(c)	a fixed and floating charge over all of the assets and undertaking of Incremental Petroleum (Selmo); and

(d)	any other document reasonably required by the Collateral Agent to be executed in connection with the creation, attachment and/or perfection of the security interests to be granted pursuant to the foregoing.

“Authorized Officer” means, relative to any Person, those of its officers, or the officers of its general partners or managing members (as applicable), whose signatures and incumbency shall have been certified to the Administrative Agent pursuant to Section 5.1(k) or Section 7.12(b)(iv).

“Bahamas Security Documents” means the following documents, each governed by the laws of The Bahamas, and in form and substance satisfactory to the Collateral Agent (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time):

(a)	pledge agreements granting Security Interests in all of the Equity Interests in each of DMLP; Talon and TAT, respectively; and

(b)	any other document reasonably required by the Collateral Agent to be executed in connection with the creation, attachment and/or perfection of the security interests to be granted pursuant to the foregoing.

“BNP Paribas” means BNP Paribas (Suisse) SA.

“Borrowers” is defined in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of Loans, having the same Interest Period, made by each Lender on the same Borrowing Date and pursuant to the same Notice of Borrowing in accordance with ARTICLE 2.

“Borrowing Base” means:

(a) at any time prior to the Commitment Reduction Date, the lesser of (i) $250,000,000 and (ii) the Present Value at such time (as further reduced if necessary to meet the requirements of Section 3.4); and

(b) at any time on or after the Commitment Reduction Date, the lesser of (i) $250,000,000 (but only if the Supermajority Lenders consent to such amount and subject to Section 12.1(b)), (ii) the aggregate Commitments of all Lenders in effect at such time (but only if the Supermajority Lenders do not consent to such amount in clause (i)) and (iii) the Present Value at such time (as further reduced if necessary to meet the requirements of Section 3.4).

“Borrowing Base Deficiency” means, on any date of determination, a situation where (a) the aggregate outstanding amount of the Loans plus the LC Outstandings (if any) at such time, exceeds (b) the Borrowing Base then in effect.

“Borrowing Base Deficiency Notice” is defined in Section 3.5.

“Borrowing Base Deficiency Cure Notice” is defined in Section 3.5.

“Borrowing Date” means any Business Day requested by a Borrower as a date on which Loans are to be made pursuant to this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in (a) Istanbul, Turkey, (b) London, England or (c) New York, New York are authorized or required by law to close; provided that with respect to payments of principal and interest on Loans, such day is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Expenditure” means, for the Borrowers and their respective Subsidiaries for any period, the sum of, without duplication, all items of expenditure that are capital in nature made, directly or indirectly, by such Person or any of its Subsidiaries during such period in connection with the exploration, development and/or production of Hydrocarbons or the acquisition or replacement of plant, equipment and fixed assets that have been or should be capitalized on the balance sheet of such Person in accordance with GAAP.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, to the extent such obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person in accordance with GAAP.

“Cash Collateral Account” means an interest-bearing cash collateral account established by a Borrower with the Collateral Agent into which cash collateral for any Letter of Credit shall be deposited from time to time, and in respect of which the Collateral Agent shall have sole dominion and control and exclusive rights of withdrawal therefrom.

“Cash Collateralize” means, with respect to any Letter of Credit, the deposit in a Cash Collateral Account of cash denominated in the same currency as such Letter of Credit as security for the LC Obligations in respect of such Letter of Credit in an amount not less than 105% of the then undrawn face amount of such Letter of Credit.

“Casualty Event” means, with respect to the assets or property of any Borrower or its Subsidiaries, any loss of or damage to, or any condemnation or other taking of, such assets or property which results in a reduction of the Borrowers’ Proved Reserves and for which such Borrower or its Subsidiaries receives Casualty Proceeds.

“Casualty Proceeds” means all proceeds of insurance and other monetary compensation received by a Borrower or any of its Subsidiaries in connection with a Casualty Event.

“Casualty Reinvestment Deferred Amount” means, with respect to a Casualty Event, any portion of the Casualty Proceeds that, as a result of the delivery of a Casualty Reinvestment Notice, is not applied to prepay the Loans pursuant to Section 2.5(b)(ii).

“Casualty Reinvestment Notice” means, in connection with a Casualty Event, a written notice executed by a Responsible Officer of the relevant Borrower certifying to the Collateral Agent that (a) no Default or Event of Default has occurred and is continuing as of the date of such notice, (b) the assets or property that have suffered loss or damage are necessary for the business of such Borrower or its Subsidiaries and (c) such Borrower or its Subsidiaries intend to use all or part of the Casualty Proceeds to replace or repair such assets or property.

“Casualty Reinvestment Prepayment Amount” means, with respect to a Casualty Event, any Casualty Reinvestment Deferred Amount relating thereto minus any amount spent by the relevant Borrower or its Subsidiaries prior to the Casualty Reinvestment Prepayment Date to replace or repair assets or property that have suffered loss or damage as a result of such Casualty Event.

“Casualty Reinvestment Prepayment Date” means, with respect to any Casualty Event, the earlier of (a) the date falling one hundred and eighty (180) days after such Casualty Event and (b) the date on which a Borrower shall have determined not to, or failed to, or shall have otherwise ceased to, replace or repair assets or property that suffered loss or damage as a result of such Casualty Event.

“Change of Control” means the occurrence of any of the following events:

(a)	the failure by the Parent to own, of record and beneficially, all of the Equity Interests in PEMI, DMLP, Talon and TAT or to exercise, directly or indirectly, day-to-day management and operational control of PEMI, DMLP, Talon and TAT;

(b)	the failure by PEMI, DMLP, Talon and TAT to own or hold, directly or indirectly, all of the interests granted to each respective Borrower pursuant to any Hydrocarbon License set forth on Schedule V hereto (excluding, for the avoidance of doubt, any royalty or other interests therein retained by the GDPA, EMRA or any Governmental Authority issuing such Hydrocarbon License); or

(c)	(i) N. Malone Mitchell, 3rd shall cease for any reason to be the executive chairman of the board of directors of the Parent at any time, (ii) the Permitted Investors shall cease to own of record and beneficially at least 35% of the common equity interests of the Parent or (iii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis.

“Closing Date” means the date on which all of the conditions precedent specified in Section 5.1 have been satisfied or waived by the Administrative Agent, acting on the directions of the Majority Lenders.

“Collateral” means all assets subject to a Lien pursuant to each Security Document.

“Collection Accounts” means the Local Collection Account and the Offshore Collection Account.

“Combined” refers to the consolidation of financial reporting in accordance with GAAP.

“Combined Current Assets” means, for any Measurement Period, the aggregate of the Borrowers’ and their Subsidiaries’ unrestricted aggregate cash on hand, marketable securities, prepaid deposits refundable on demand, receivables and oil and gas inventory expected to be realized within twelve (12) months, minus all trade receivables more than ninety (90) days past due, all as determined on a Combined basis in accordance with GAAP; provided that (a) for the purposes of determining the Current Ratio, the aggregate unused and uncancelled portion of the Commitments (if any) at such time shall be added to, and constitute part of, the Combined Current Assets, (b) the portion of any oil and gas inventory to which any Person (other than an Obligor) is entitled shall be excluded from the calculation of Combined Current Assets and (c) non-cash gains arising from unliquidated Hedge Agreements shall be excluded from the calculation of Combined Current Assets.

“Combined Current Liabilities” means, for any Measurement Period, the aggregate of the Borrowers’ and their Subsidiaries’ aggregate liabilities falling due within twelve (12) months (including, without limitation, any long term debt falling due within twelve (12) months, accounts payable, taxes, and payments in lieu of taxes and required dividends), all as determined on a Combined basis in accordance with GAAP, provided that non-cash losses arising from unliquidated Hedge Agreements shall be excluded from the calculation of Combined Current Liabilities.

“Combined Net Income” means, for any Measurement Period, the net income (or loss) of the Borrowers’ and their Subsidiaries but excluding any extraordinary items (including any net non-cash gains or losses during such Measurement Period arising from the sale, exchange, retirement or other Disposal of capital assets other than in the ordinary course of business, and any write up or write down of assets during such Measurement Period), all as determined on a Combined basis in accordance with GAAP.

“Commitment” means, as to each Lender, the obligation of such Lender to advance Loans or to participate in LC Issuances in an aggregate principal or face amount at any time outstanding up to but not exceeding:

(a)	as to each Lender party to this Agreement as of the Closing Date, the amount set forth opposite the name of such Lender in Schedule I under the caption “Commitment Amount”; and

(b)	as to any other Lender, the aggregate amount of the Commitments of the other Lenders acquired by it pursuant to Section 12.7 of this Agreement,

as the same may be increased or reduced from time to time pursuant to this Agreement.

“Commitment Fee Rate” means, as to each Lender, 3.125% per annum of the unused and uncancelled portion of its Commitment.

“Commitment Period” means the period from and including the Closing Date to the Commitment Termination Date.

“Commitment Reduction Date” means March 21, 2011, the date falling fifteen (15) months after the Closing Date.

“Commitment Reduction Amount” means an amount (rounded upwards to the nearest Dollar) equal to 14.3% of (a) the aggregate Commitments of all Lenders in effect on the Commitment Reduction Date or (b) if the Commitments have been terminated, the outstanding principal amount of the Loans plus the LC Outstandings (if any) at such time (as the same may be further effected by the provisions of Section 3 hereunder).

“Commitment Termination Date” means, the earliest of:

(a)	the Maturity Date;

(b)	the date on which the Commitments are terminated in full or reduced to zero pursuant to this Agreement; and

(c)	the date on which any Commitment Termination Event occurs.

“Commitment Termination Event” means any of the following:

(a)	the occurrence of any Event of Default described in Section 9.1(f); or

(b)	the occurrence of any other Event of Default and either (i) all or any portion of the Loans shall have been declared to be due and payable pursuant to ARTICLE 9 or (ii) the Administrative Agent, acting on the direction of the Majority Lenders, shall have given notice to the Borrowers that the Commitments have been terminated.

“Compliance Certificate” means a certificate duly completed and executed by a Responsible Officer of the Borrowers substantially in the form of Exhibit D or in such other form as the Administrative Agent, acting on the directions of the Majority Lenders, may from time to time approve for the purpose of monitoring the Borrowers’ compliance with the financial covenants contained herein.

“Confidential Information” is defined in Section 12.18.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of directors, managing directors, managing general partners or any equivalent body or (b) veto, direct or cause the direction of the management and policies of such Person.

“Credit Extension” means (a) a Loan by any Lender and (b) an LC Issuance by the LC Issuer.

“Credit Facility” means the credit facility established under this Agreement pursuant to which (a) each Lender shall advance Loans and participate in LC Issuances in accordance with this Agreement and (b) the LC Issuer shall issue Letters of Credit for the account of a Borrower in accordance with this Agreement.

“Current Ratio” means, for any Measurement Period, the ratio of (a) Combined Current Assets to (b) Combined Current Liabilities.

“Default” means any Event of Default or any condition, occurrence or event that, after the giving of notice or the lapse of time (or both), would constitute an Event of Default.

“Delinquent Credit” means, with respect to any Lender, any Loan or LC Participation required to be funded by such Lender hereunder and not funded by the required date (after giving effect to any applicable grace period).

“Delinquent Lender” means, at any time, any Lender (a) with a Delinquent Credit at such time, (b) with a Delinquent Payment at such time, (c) as to which (i) a voluntary or involuntary case (or comparable proceeding under Applicable Law) has been commenced and is in effect with respect to such Lender at such time, (ii) an administrator, administrative receiver, receiver, receiver and manager, liquidator, provisional liquidator, trustee, custodian, conservator or other similar official has been appointed under Applicable Law with respect to such Lender or for all or any substantial part of such Lender’s assets at such time or (iii) such Lender or its parent company has made a general assignment for the benefit of its creditors or has otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Lender, its parent company or their respective assets to be, insolvent or bankrupt or (d) that has notified the Borrowers, any Agent or the LC Issuer Bank in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under any other agreement in which it has previously committed to extend credit.

“Delinquent Payment” means, with respect to any Lender, any amount required to be paid over by such Lender to any Agent, the LC Issuer or any other Lender hereunder or under any other Loan Document and not paid by the required date (after giving effect to any applicable grace period).

“Delinquent Period” means, with respect to any Delinquent Lender:

(a)	obligated in respect of a Delinquent Credit, the period commencing on the date the applicable Delinquent Credit was required to be extended to a Borrower under this Agreement (after giving effect to any applicable grace period) and ending on the earlier of the following: (i) the date on which such Delinquent Credit has been funded or reduced to zero and (ii) the date on which the Borrowers and the Majority Lenders agree, in their sole discretion, to waive the application of Section 12.9 with respect to such Delinquent Credit;

(b)	obligated in respect of a Delinquent Payment, the period commencing on the date the applicable Delinquent Payment was required to have been paid to any Agent, the LC Issuer or other Lender hereunder or under any other Loan Document (after giving effect to any applicable grace period) and ending on the earlier of the following: (i) the date on which such Delinquent Payment is paid to such Agent, the LC Issuer or such Lender together with any applicable accrued interest thereon and (ii) the date on which such Agent, the LC Issuer or such Lender (as applicable) agrees, in its sole discretion, to waive the application of Section 12.9 with respect to such Delinquent Payment; and

(c)	as to which any event referred to in clause (c) of the definition of “Delinquent Lender” has occurred, the period commencing on the date such event occurred and ending on the earlier of the following: (i) the date on which such event is determined by the Majority Lenders in their reasonable good faith judgment to no longer exist and (ii) the date on which the Borrowers and the Majority Lenders agree, in their sole discretion, to waive the application of Section 12.9 with respect to such Delinquent Lender.

“Designated Hedge Agreement” means each Hedge Agreement entered into by a Borrower or any of its Subsidiaries with a Designated Hedge Counterparty.

“Designated Hedge Counterparty” means, at the time a Borrower or any of its Subsidiaries enters into a Hedge Agreement and so long as Standard Bank Plc or BNP Paribas (as applicable) is a Lender at such time, Standard Bank Plc, BNP Paribas or any of their respective Affiliates counterparty to such Hedge Agreement.

“Designated Hedge Obligations” means all obligations of a Borrower or any of its Subsidiaries under each Designated Hedge Agreement (including obligations under any transaction entered into pursuant to the terms thereof).

“Disclosure Schedule” means Schedule III.

“Dispose” means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, farm-out, license, transfer or other disposition of all or any part of such property, and “Disposal” shall have a correlative meaning.

“Dollar” and “$” mean the lawful currency of the United States.

“Dollar Equivalent” shall mean, with respect to a non-Dollar denominated amount at any time, the amount in Dollars required to purchase such non-Dollar denominated amount for delivery at such time, as determined by an Agent on the basis of the Spot Rate.

“EBITDAX” means, for any Measurement Period and without duplication, Combined Net Income for such Measurement Period plus, to the extent deducted in calculating such Combined Net Income, the sum of the following for such Measurement Period: (a) Interest Expense, (b) income tax expense, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses, (f) any other non-cash charges, minus, to the extent included in calculating such Combined Net Income, the sum of (i) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise specified as a separate item in calculating such Combined Net Income, gains on the sales of assets outside of the ordinary course of business) and (ii) any other non-cash income or gains, all as determined on a Combined basis in accordance with GAAP, and (g) expenses incurred in connection with oil and gas exploration activities entered into in the ordinary course of business, and (h) transaction costs, expenses and fees incurred in connection with the negotiation, execution, and delivery of this Agreement and the other Loan Documents.

“Edirne Gas Sale Agreement” means that certain Natural Gas Sales Agreement dated December 14, 2009 between Petroleum Exploration Mediterranean International Pty. Ltd., as seller, Petrako Petro, Dogal Gaz, Isaat, Taahhut Isleri v. Dis Ticaret Ltd., Şti Edirne Enerji Petrol Arma retim ve Ticaret AŞ., as gas owners, and AKSA Dogalgaz Toptan Satis, as buyer.

“Eligible Assignee” means (a) any Lender, (b) any Subsidiary or Affiliate of a Lender or (c) any other commercial bank or financial institution approved by the Administrative Agent and the LC Issuer in their sole discretion; provided that at no time shall an Obligor, a Delinquent Lender or a Subsidiary or Affiliate of a Delinquent Lender be considered an “Eligible Assignee”.

“Eligible Contract” means:

(a)	each Eligible Contract specified in Item 6.20 of the Disclosure Schedule;

(b)	any other purchase agreement entered into between any Borrower or any of its Subsidiaries and an Eligible Offtaker that provides for the purchase by such Eligible Offtaker of Hydrocarbons produced pursuant to the Hydrocarbon Licenses and has a minimum offtake term of twelve (12) months; and

(c)	any other Person approved by the Majority Lenders in writing.

“Eligible Offtaker” shall mean:

(a)	each of Turkiye Petrolleri A.O., Turkiye Petrol Rafinerileri A.S., and AKSA Dogalgaz Toptan Satis;

(b)	in the case of Hydrocarbon Interests operated by any Borrower or its Subsidiaries, any buyer required by Applicable Law;

(c)	in the case of Hydrocarbon Interests not operated by a Borrower or its Subsidiaries, any buyer approved by the operator thereof; and

(d)	any other Person approved by the Majority Lenders in writing.

“EMRA” shall mean the Energy Market Regulatory Authority of Turkey, and any successor thereto.

“English Security Documents” means the following documents, each governed by English law, and in form and substance satisfactory to the Collateral Agent (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time):

(a)	a security over cash agreement granting a Security Interest in the Offshore Collection Account; and

(b)	any other document reasonably required by the Collateral Agent to be executed in connection with the creation, attachment and/or perfection of the security interests to be granted pursuant to the foregoing.

“Environment” means, without limitation, all of the following media:

(a)	land, including surface land, sub-surface strata, sea bed and riverbed under water (as defined in clause (b) below) and any natural or man-made structures;

(b)	water, including coastal and inland waters, navigable water, surface water, ground water, drinking water supplies and waters in surface and sub-surface strata; and

(c)	air, including indoor and outdoor air and air within buildings and other man-made or natural structure above or below ground, and includes any living organism or systems supported by any such media.

“Environmental Law” means all applicable federal, state, provincial, territorial, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, in each case above, to the extent imposing liability or standards of conduct for or relating to the regulation and protection of human health, the environment and natural resources (including ambient air, surface water, groundwater, land surface and subsurface strata).

“Environmental Liability” means any and all liabilities, obligations, penalties, claims, damages (including consequential damages), costs and/or expenses of any kind (including attorneys’ fees reasonably incurred at tribunal, trial and appellate levels, experts’ fees and disbursements and expenses incurred in investigating, defending or prosecuting any action, claim or proceeding) in connection with or arising from:

(a)	any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

(b)	any violation or purported violation by any Borrower or any of its Subsidiaries of any Environmental Law;

(c)	any Release or threatened Release or presence of any Hazardous Material on, at, in, under, from or in the vicinity of any property owned or formerly owned by any Borrower or any of its Subsidiaries; or

(d)	any removal, remediation, cleanup, closure, restoration, reclamation, landscape rehabilitation or other response activity under any Environmental Law on, at, in, under, from or in the vicinity of any property owned or formerly owned by any Borrower or any of its Subsidiaries or occupied or used by any Borrower or any of its Subsidiaries in connection with their respective oil and gas and/or mining-related activities.

“Equipment” means any drilling rig and its substructure, engine, braking system, drill pipe, drill collar and related equipment and parts.

“Equity Interests” means, as to any Person, (a) any and all shares, interests, participations, rights or other equivalents (however designated, whether voting or non-voting) of or interests in corporate or capital stock, including shares of preferred or preference stock of such Person, (b) all partnership interests (whether general or limited) of such Person, (c) all membership interests or limited liability company interests in such Person, (d) all beneficial interests in a trust or similar entity, (e) all other equity or ownership interests in such Person of any other type and (f) all warrants, rights or options to purchase or otherwise acquire any of the foregoing.

“Event of Default” means any of the events specified in Section 9.1.

“Facility Exposure” means, for any Lender at any time, the sum of (a) the principal amount of Loans made by such Lender and outstanding at such time and (b) such Lender’s share of the LC Outstandings (if any) at such time.

“Fee Letter” means the letter agreement dated as of the Closing Date between the Arrangers and the Parent.

“Fiscal Quarter” means any period of three (3) consecutive calendar months ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve (12) consecutive calendar months ending on December 31.

“Funded Debt” means, for any Person, the sum of, without duplication, (a) the outstanding principal amount of all of such Person’s obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, plus (b) the outstanding principal amount of all purchase money Indebtedness of such Person, plus (c) all direct obligations of such Person arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments, plus (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), plus (e) Indebtedness of such Person in respect of capital leases and Synthetic Obligations, plus (f) all Guarantee Obligations of such Person with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of other Persons, plus (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Funding Office” means the office specified in Schedule II as the funding office of the Administrative Agent, the LC Issuer and each Lender, or such other office as may be specified from time to time by each of them as its funding office upon giving no less than five (5) Business Days’ prior written notice thereof to the Administrative Agent and the Borrowers.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time. If any “Accounting Change” (as defined below) occurs that results in a change in the method of calculating financial covenants or other standards in this Agreement, the Obligors and the Administrative Agent, acting on the directions of the Majority Lenders, shall enter into good faith negotiations to amend the applicable provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating a Borrower’s or any of its Subsidiaries’ financial condition shall be the same after giving effect to such Accounting Changes, as if such Accounting Changes had not occurred. Until such time as such amendments shall have been effected, all financial covenants and standards in this Agreement shall continue to be calculated as if such Accounting Changes had not occurred. “Accounting Changes” means any change in accounting principles required or promulgated by the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board (or any generally recognized successor to each such organization).

“Governmental Authority” means any nation, government, state, province, territory or municipality or any political subdivision, agency, authority, instrumentality, regulatory body, court, central bank of any of the foregoing or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

“GDPA” means the Turkish General Directorate of Petroleum Affairs, an agency of the Ministry of Energy and Natural Resources of the Government of Turkey, and any successor thereto.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, or otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Collateral Agent in good faith.

“Guarantors” means (a) Incremental Petroleum (Selmo), (b) TransAtlantic Worldwide, Ltd., (c) TransAtlantic Petroleum (USA) Corp., (d) the Parent and (e) the Subsidiary Guarantors.

“Hazardous Material” means, without limitation, any petroleum product, raw material, physical agent, airborne contaminant, biological agent, assayable biological contaminant, chemical product or intermediate, chemical by-product, flammable material, explosive, radioactive substances, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, chemicals defined under Environmental Law as hazardous substances, hazardous wastes, extremely hazardous wastes, solid wastes, toxic substances, pollutants, contaminants or words of similar meaning that are now or hereafter defined, prohibited, limited or regulated in any way under any Environmental Law.

“Hedge Agreement” means any transaction or agreement to provide or obtain any option, future, swap, forward, cap, floor, collar or analogous arrangement (or any combination of the foregoing) in respect of interests rates, exchange rates, commodity prices, bond indices, bond prices, equity indices, equity prices, or any other subject matter, either generally or subject to specific contingencies.

“Hedge Agreement Value” means, for each Hedge Agreement on any date of determination, an amount equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the “Master Agreement”), the amount, if any, that would be payable by any Obligor or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement were being terminated early on such date of determination and (ii) such Obligor or Subsidiary were the sole “Affected Party”; (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Obligor or Subsidiary of an Obligor party to such Hedge Agreement based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Obligor or Subsidiary of an Obligor party to such Hedge Agreement determined as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Obligor or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Obligor or Subsidiary pursuant to such Hedge Agreement. Capitalized terms used and not otherwise defined in this definition shall have the respective meanings specified in the above described Master Agreement.

“Hydrocarbon Hedge Agreement” means a Hedge Agreement between any Borrower or any of its Subsidiaries and one or more financial institutions, providing such Borrower or any of its Subsidiaries with protection against fluctuations in the price of Hydrocarbons.

“Hydrocarbon Interests” means, to the extent any Borrower or any of its Subsidiaries may now or hereafter have any right, title or interest therein, fee mineral interests, term mineral interests, farm-out interests, royalties, overriding royalties, net profit interests, carried interests, working interests, production payments and similar mineral interests, interests in Hydrocarbon storage and/or transportation facilities, and all unsevered and unextracted Hydrocarbons in, under, or attributable to such properties and interests arising from any Hydrocarbon License.

“Hydrocarbon Licenses” means any concession, lease, license, permit or other agreement, contract, conveyance or instrument pursuant to which any Borrower or any of its Subsidiaries is entitled to enter upon any property to prospect, explore or develop such property for the production of Hydrocarbons or to produce Hydrocarbons from such property, and shall be deemed to include (a) any permit granted by the GDPA, EMRA or any other Governmental Authority to conduct geological investigations concerning the presence of Hydrocarbons in any area, (b) any license granted by the GDPA, EMRA or any other Governmental Authority to explore for Hydrocarbons in any area and (c) any lease granted by the GDPA, EMRA or any other Governmental Authority to produce Hydrocarbons from any area.

“Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore, and all products, by-products and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances (including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products therefrom).

“Incremental Petroleum (Selmo)” means, Incremental Petroleum (Selmo) Pty. Ltd. (ACN 106 568 432), an Australian proprietary company.

“Indebtedness” means, as to any Person on any date of determination, without duplication:

(a)	all indebtedness of such Person for borrowed money and all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

(b)	all obligations of such Person, contingent or otherwise, in respect of the face amount of all (i) letters of credit (whether or not drawn) or (ii) bankers’ acceptances or similar facilities, in each case issued for the account of such Person;

(c)	all Capital Lease Obligations of such Person;

(d)	all Synthetic Obligations of such Person;

(e)	all obligations of such Person under Hedge Agreements, each valued at the Hedge Agreement Value thereof;

(f)	all obligations of such Person to pay the deferred purchase price of property or services (other than current trade payables that are incurred in the ordinary course of such Person’s business and are not overdue for a period of more than ninety (90) days);

(g)	all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person;

(h)	the liquidation value of all redeemable preferred Equity Interests or other preferred Equity Interests of such Person;

(i)	all obligations of such Person owing in connection with any volumetric or production prepayments;

(j)	any obligations of such Person which would be required to be disclosed on such Person’s balance sheet as a liability in accordance with GAAP and which would be payable more than twelve (12) months from the date of creation thereof (other than reserves for taxes and for contingent obligations);

(k)	all obligations of the kind referred to in clauses (a) through (j) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and

(l)	all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (k) above.

For the avoidance of doubt, the Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Independent Reserves Engineer” means (a) William M. Cobb & Associates, Inc., (b) RPS Energy, (c) DeGolyer & McNaughton or (d) such other firm of independent petroleum engineers, acceptable to the Technical Agent and the Majority Lenders, with adequate expertise in the matters required in connection with the preparation and delivery of an Independent Reserves Report.

“Independent Reserves Report” means a report prepared by the Independent Reserves Engineer, in form and substance reasonably satisfactory to the Technical Agent and the Majority Lenders, with respect to the Hydrocarbon Interests in Turkey which are included in the Borrowing Base. Without prejudice to the foregoing, the Independent Reserves Report shall (a) specify the location, quantity, and type of the Proved Reserves attributable to such Hydrocarbon Interests, (b) contain a projection of the rate of production of such Hydrocarbon Interests, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proved Reserves based on product price and cost escalation assumptions provided by the Technical Agent, (d) take into account any “over-produced” status under gas balancing arrangements, (e) be prepared utilizing the price assumptions used by the Technical Agent at such time in evaluating its oil and gas loans generally and taking into account any Designated Hedge Agreement that is a Hydrocarbon Hedge Agreement (or any other Designated Hedge Agreement providing a Borrower or any of its Subsidiaries with protection against fluctuations in respect of the net operating revenues referred to in paragraph (c) of this definition) then in effect and the characteristics of the Hydrocarbons being produced from such Hydrocarbon Interests and (f) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Technical Agent.

“Interest Coverage Ratio” means, for any Measurement Period, the ratio of (a) EBITDAX for such Measurement Period minus Non-Discretionary Capital Expenditure, to (b) Interest Expense for such Measurement Period.

“Interest Expense” means, for any Measurement Period, the total interest expense of the Borrowers and their Subsidiaries accrued for such Measurement Period (calculated without regard to any limitations on the payment thereof, and including all interest and fees incurred in connection with any Indebtedness, all capitalized interest, all commitment fees, all fees, commissions and discounts owed in respect of letters of credit and bankers’ acceptance financing, net amounts payable under any Interest Hedge Agreement (other than caps or collars)), but excluding any interest paid in kind or non-cash interest expense and any interest incurred on subordinated intercompany debt between or among any of the Obligors or interest on equity that has been recapitalized into subordinated debt), all as determined on a Combined basis in accordance with GAAP.

“Interest Hedge Agreement” means a Hedge Agreement between any Borrower or any of its Subsidiaries and one or more financial institutions, providing for the exchange of nominal interest obligations between the Borrower or any of its Subsidiaries and such financial institution or the cap of the interest rate on any Indebtedness of such Borrower or any of its Subsidiaries.

“Interest Payment Date” means:

(a)	as to any Loan, the last day of its Interest Period; and

(b)	the date of any repayment or prepayment of any Loan.

“Interest Period” means, as to any Loan:

(a)	initially, the period commencing on the Borrowing Date of such Loan and ending on the last day of the calendar month in which such Borrowing Date occurs; and

(b)	thereafter, each period commencing on the last day of the preceding Interest Period applicable to such Loan and ending three (3) months thereafter;

provided that:

(i)	if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (unless the result of such extension would be to carry such Interest Period into another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day);

(ii)	no Interest Period shall extend beyond the Commitment Termination Date;

(iii)	each Loan advanced as part of the same Borrowing shall have the same Interest Period; and

(iv)	the Administrative Agent shall be entitled to adjust the length of an Interest Period to ensure that it ends on a day which coincides with a Repayment Date.

“Internal Reserves Report” means a report prepared by the Borrowers, certified by a Responsible Officer of the Borrowers and reviewed and approved by the Independent Reserves Engineer, in form and substance satisfactory to the Technical Agent and the Majority Lenders, with respect to the Hydrocarbon Interests in Turkey which are included in the Borrowing Base. Without prejudice to the foregoing, the Internal Reserves Report shall (a) specify the location, quantity, and type of the Proved Reserves attributable to such Hydrocarbon Interests, (b) contain a projection of the rate of production of such Hydrocarbon Interests, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proved Reserves based on product price and cost escalation assumptions provided by the Technical Agent, (d) take into account any “over-produced” status under gas balancing arrangements and (e) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Technical Agent.

“Investments” means, as to a specified Person, (a) any advance, loan or extension of credit (by way of entry into of a Guarantee Obligation or otherwise) or capital contribution to another Person, including through the purchase of any bonds, notes, debentures or other debt securities, (b) any acquisition or purchase of Equity Interests in another Person, (c) any acquisition, whether by purchase, merger or otherwise, of the assets of another Person, or a business line or unit or a division of another Person and (d) any acquisition or purchase of a fee mineral interest, term mineral interest, farm-out interest, royalty interest, net profit interest, carried interest, working interest, production payment or similar mineral interest, whether pursuant to a farm-in agreement, production sharing agreement, joint venture arrangement or otherwise.

“LC Application” means any request by a Borrower for the issuance of a Letter of Credit duly completed and executed on the LC Issuer’s standard form letter of credit application submitted to the LC Issuer (with a copy to the Administrative Agent) and accepted by the LC Issuer.

“LC Documents” means all Letters of Credit, LC Applications, and all other agreements, documents, and instruments entered into in connection with or relating thereto.

“LC Honor Date” is defined in Section 2.4(d).

“LC Issuance” means the issuance of any Letter of Credit by the LC Issuer for the account of a Borrower in accordance with this Agreement, and shall include any extension thereof or any amendment thereto that increases the face amount or extends the expiry date of such Letter of Credit.

“LC Obligations” means all obligations of a Borrower owed in connection with each Letter of Credit at such time, including any Unpaid Drawings.

“LC Outstandings” means, on any date of determination, the sum of (a) the aggregate undrawn maximum face amount of all Letters of Credit at such time, plus (b) the aggregate amount of all Unpaid Drawings at such time.

“LC Participant” means each Lender that acquires an LC Participation pursuant to the terms of this Agreement.

“LC Participation” means an undivided interest and participation in a Letter of Credit purchased by an LC Participant from the LC Issuer pursuant to the terms of this Agreement.

“Letter of Credit” means any standby letter of credit or documentary letter of credit issued by the LC Issuer for the account of a Borrower pursuant to Section 2.4 substantially in the form of Exhibit C or in such other form as the LC Issuer may from time to time approve in writing.

“Leverage Ratio” means, for any Measurement Period, the ratio of (a) the aggregate Funded Debt of the Borrowers and their Subsidiaries (whether incurred pursuant to this Agreement or otherwise) as at the end of such Measurement Period, to (b) that portion of EBITDAX attributable to the Borrowers and their Subsidiaries only for such Measurement Period.

“LIBOR” means with respect to each day during each Interest Period, the rate per annum determined by the Administrative Agent as the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period (a) appearing on Reuters LIBOR 01 page as of 11:00 a.m. (London, England time) two (2) Business Days prior to the beginning of such Interest Period or (b) if such rate does not appear on Reuters LIBOR 01 page, the rate per annum (rounded upwards to the nearest 1/16 of 1%) determined by reference to (x) such other comparable publicly available service for displaying an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equal to such period as may be selected by the Administrative Agent and determined as of 11:00 a.m. (London, England time) two (2) Business Days prior to the beginning of such Interest Period or (y) in the absence of such availability, by reference to the rate at which the Administrative Agent is offered deposits in Dollars at or about 11:00 a.m. (London, England time), two (2) Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or right of subrogation or analogous right (statutory or other), charge, collateral or non-accessory security or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Liquid Investments” means:

(a)	marketable direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the Federal Government of the United States and backed by the full faith and credit of the United States maturing within one hundred and eighty (180) days from the date of any acquisition thereof;

(b)

negotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within one hundred and eighty (180) days from the date of acquisition thereof (“bank debt securities”), issued by (i) any Lender (or any Affiliate of any Lender), (ii) any other bank or trust company so long as such certificate of deposit is pledged to secure a Borrower’s or any of its Subsidiaries’ ordinary course of business bonding requirements or (iii) any other bank or trust company which has combined capital and surplus and undivided profit of not less than $500,000,000, if at the time of deposit or purchase, such bank debt securities are rated not less than “AA” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or not less than “Aa” (or the then equivalent) by the rating service of Moody’s Investors Service, Inc.;

(c)	commercial paper issued by (i) any Lender (or any Affiliate of any Lender) or (ii) any other Person if at the time of purchase such commercial paper is rated not less than “A-1” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or not less than “P-1” (or the then equivalent) by the rating service of Moody’s Investors Service, Inc.;

(d)	deposits in money market funds investing exclusively in investments described in clauses (a), (b) and (c) above;

(e)	repurchase agreements having a term of not more than thirty (30) days relating to investments described in clauses (a), (b) and (c) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital and surplus and undivided profit of not less than $500,000,000, if at the time of entering into such agreement the debt securities of such Person are rated not less than “AAA” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or not less than “Aaa” (or the equivalent) by the rating service of Moody’s Investors Service, Inc.; and

(f)	such other instruments as the Administrative Agent may from time to time approve in writing.

“Loan” means each loan advanced to a Borrower pursuant to Section 2.3 as part of a Borrowing, or the principal amount outstanding for the time being of that loan.

“Loan Documents” means this Agreement, the LC Documents, the Security Documents, the Notes, the Fee Letter, each Designated Hedge Agreement, each Notice of Borrowing, each Compliance Certificate and each other agreement, certificate, document or instrument executed and delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein.

“Local Blocked Account” means the commercial deposit account (A/C No. TR 31-0006-4000-0014-2400-3708-10) established with Turkiye Is Bankasi A.S. for the purpose of receiving Turkish Lira-denominated payments owing to Talon under any Eligible Contract.

“Local Collection Account” means the collective reference to (i) the commercial deposit account (A/C No. 6299149) and (ii) the commercial deposit account (A/C No. 6297527) established with the Local Collection Account Bank for the purpose of receiving Turkish Lira-denominated payments due to each of PEMI and DMLP, respectively, and any of their respective Subsidiaries under each Eligible Contract.

“Local Collection Account Bank” means Turkiye Garanti Bankasi A.S. or any other depository bank in Turkey acceptable to the Collateral Agent.

“Majority Lenders” means, at any time, (a) Lenders holding in aggregate at least 51% of the Commitments at such time or (b) if the Commitments have been terminated, Lenders holding in aggregate at least 51% of the outstanding principal amount of the Loans plus the LC Outstandings (if any) at such time; provided that, for purposes of determining the “Majority Lenders” while any Delinquent Period is in effect, the Commitments of, and the aggregate outstanding principal amount of the Loans plus the LC Outstandings (if any) held or deemed held by, the relevant Delinquent Lender shall be excluded.

“Material Adverse Effect” means a material adverse effect on, or a material adverse change in, (a) the business, assets (including Hydrocarbon Interests in Turkey), condition (financial or otherwise), or results of operations of the Parent, the Borrowers and their Subsidiaries, taken as a whole, (b) any Obligor’s ability to perform its material obligations under any Loan Document or (c) the validity and enforceability of any Loan Document or the rights and remedies of any Secured Party hereunder or under any other Loan Document.

“Material Contract” means any contract (other than the Hydrocarbon Licenses) to which any Borrower or any of its Subsidiaries is a party which (a) involves an aggregate consideration payable to or by either Borrower or any Subsidiary of $1,000,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof) or (b) if breached or terminated, could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the earlier of (a) the Scheduled Maturity Date and (b) the Reserve Tail Date.

“Measurement Period” means, on any date of determination, the most recently completed four (4) Fiscal Quarters of the Borrowers; provided that, for the purposes of determining the amount of any item included in the calculation of a financial ratio or financial covenant set forth in Section 8.17, (a) for the first Fiscal Quarter ending after the Closing Date, such amount for the Measurement Period then ended shall equal such item for such Fiscal Quarter multiplied by four (4), (b) for the second Fiscal Quarter ending after the Closing Date, such amount for the Measurement Period then ended shall equal such item for the two Fiscal Quarters then ended multiplied by two (2) and (c) for the third Fiscal Quarter ending after the Closing Date, such amount for the Measurement Period then ended shall equal such item for the three Fiscal Quarters then ended multiplied by one and one-third (1 1/3).

“Net Cash Proceeds” means, in connection with any sale, lease, sale and leaseback, assignment, conveyance, transfer or other Disposal of any property or any sale or issuance of Equity Interests by any Borrower or its Subsidiaries, the proceeds received therefrom in the form of cash or cash equivalents, net of attorneys’ fees reasonably incurred, transaction fees, banking fees and other customary out-of-pocket fees and expenses actually incurred by such Borrower or its Subsidiaries in connection therewith.

“Non-Discretionary Capital Expenditure” means, at any time, Capital Expenditure incurred by the Borrowers and their Subsidiaries to replace or repair existing fixed assets so as to maintain then current levels of profitability of their respective businesses in accordance with prudent market practice by Persons engaged in a similar business, owning similar assets and operating in similar localities to the Borrowers and their Subsidiaries, but excluding Capital Expenditure incurred to improve existing assets or increase production from existing assets (whether through the drilling of additional wells, the drilling of horizontal wells, the drilling of sidetrack wells in existing fields, or otherwise).

“Note” means a promissory note of the Borrowers payable to each Lender, substantially in the form of Exhibit A (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Loans, and all other promissory notes accepted from time to time by such Lender in substitution therefor or renewal thereof.

“Notice of Borrowing” means a request for Loans substantially in the form of Exhibit B signed by a Responsible Officer of the Borrowers.

“Obligations” means, (a) the unpaid principal of and interest on the Loans (including interest accruing after the maturity of the Loans, after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding relating to any Borrower), (b) the LC Obligations, (c) the Designated Hedge Obligations and (d) all other obligations and liabilities of any Obligor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, that may arise under, out of, or in connection with any Loan Document, whether on account of principal, interest, fees, reimbursements, indemnities, costs, expenses or otherwise.

“Obligors” means, collectively, the Borrowers and the Guarantors.

“Offshore Collection Account” means the collective reference to (i) commercial deposit account (A/C No. 100131528), (ii) commercial deposit account (A/C No. 100131498), (iii) commercial deposit account (A/C No. 100131501) and (iv) commercial deposit account (A/C No. 100131517) established by each of PEMI, DMLP, Talon and TAT, respectively, with the Offshore Collection Account Bank for the purpose of receiving Dollar denominated payments due to each respective Borrower and its Subsidiaries under any Eligible Contract.

“Offshore Collection Account Bank” means Standard Bank Plc or any other depository bank acceptable to the Collateral Agent in its discretion.

“Operating Budget” is defined in Section 7.2(d).

“Operational Lock-Up Event” means (a) the occurrence and continuation of an Event of Default or (b) the occurrence and continuation of a Borrowing Base Deficiency.

“Organic Document” means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, deed of foundation, deed of association, articles of association, articles of incorporation, articles of amalgamation, limited liability company agreement or operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to shares, partnership interests, limited liability company interests or other Equity Interests in any such Obligor.

“Original Reserves” means, in relation to each Hydrocarbon Interest in Turkey, the quantities of Hydrocarbons forecast in the Independent Reserves Report delivered under Section 5.1(g) and included in the determination of Present Value to be produced from such Hydrocarbon Interest from the Closing Date up to (and including) the Abandonment Date shown in such Independent Reserves Report for such Hydrocarbon Interest.

“Parent” means Transatlantic Petroleum Ltd. (Registered No. 43496), a company organized under the laws of Bermuda.

“Participant” is defined in Section 12.7(b).

“Permitted Investors” means N. Malone Mitchell, 3rd and any other Person that, directly or indirectly, is Controlled by him and primarily engages in making equity or debt investments in one or more entities.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Present Value” means, on any date of determination, the present value (using the average of the discount rates then customarily utilized by the Technical Agent for reserve valuation purposes, which, as at the Closing Date, is a 10% discount rate) of the projected future net revenues attributable to production of oil or gas (measured by volume unit or BOE (barrels of oil) equivalent, and not sales price) from Hydrocarbon Interests in Turkey that constitute Proved Developed Producing Reserves or Proved Undeveloped Reserves (as selected by the Technical Agent in its discretion) as set forth in the most recent Independent Reserves Report delivered pursuant to Section 3.2 as at such date, calculated by the Technical Agent pursuant to ARTICLE 3 based on the price assumptions used by the Technical Agent as at such date in evaluating its oil and gas loans generally and adjusted to give effect to applicable commodity prices (or caps or floors) under Hydrocarbon Hedge Agreements permitted hereunder and covering such production.

“Pro Rata Share” means, as to each Lender at any time, the ratio (expressed as a percentage) of (a) such Lender’s Commitment to the aggregate Commitments of all Lenders at such time or (b) if the Commitments have been terminated, the outstanding principal amount of the Loans plus the LC Outstandings (if any) owed to such Lender to the aggregate outstanding principal amount of the Loans plus the LC Outstandings (if any) owed to all Lenders at such time.

“Proved Developed Producing Reserves” means, on any date of determination, Proved Developed Reserves in respect of which Hydrocarbons are being extracted through existing wells with existing equipment and operating methods as at such date pursuant to the terms of a Hydrocarbon License and in accordance with Applicable Law, where such Turkey Hydrocarbon License is expressed to be effective for a period of no less than thirty-six (36) months from such date of determination.

“Proved Developed Reserves” means, on any date of determination, Proved Reserves which are expected to be recovered through existing wells with existing equipment and operating methods. Additional Hydrocarbons expected to be recovered through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery shall be included as Proved Developed Reserves only after testing by a pilot project or after operation of an installed program has confirmed through production response, in each case to the Technical Agent’s reasonable satisfaction, that increased recovery will be achieved.

“Proved Reserves” means, on any date of determination, the quantities of Hydrocarbons demonstrated by geological and engineering data with a high degree of certainty to be recoverable in future years under existing economic and operating conditions and from known reservoirs attributable to Hydrocarbon Interests in Turkey, as determined in accordance with the standards set forth in National Instrument 51-101 “Standards of Disclosure for Oil and Gas Activities” (NI 51-101) established by the Canadian Securities Administrators and Rule 4-10 of Regulation S-X (17 CFR 210) promulgated by the United States Securities and Exchange Commission.

“Proved Undeveloped Reserves” means, on any date of determination, Proved Reserves which are expected to be recovered from new wells on undrilled acreage for which the existence and recoverability of such reserves can be estimated with reasonable certainty, or from existing wells where a relatively major expenditure is required for recompletion.

“Register” is defined in Section 12.7(d).

“Release” means, without limitation, any release, spilling, emission, leaking, pumping, pouring, injecting, depositing, disposal, discharge, dispersal, leaching, dumping or migration into the indoor or outdoor Environment, including the movement of Hazardous Materials through ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata.

“Remaining Reserves” means, in relation to each Hydrocarbon Interest in Turkey and any date, the quantities of Hydrocarbons forecast in the then current Reserve Report to be produced by that Hydrocarbon Interest in the period from that date up to (and including) the Abandonment Date shown in such Reserve Report for such Hydrocarbon Interest.

“Repayment Date” means each of the following dates:

(a)	June 21, 2011;

(b)	September 21, 2011;

(c)	December 21, 2011;

(d)	March 21, 2012;

(e)	June 21, 2012;

(f)	September 21, 2012; and

(g)	the Maturity Date,

provided that if any Repayment Date would otherwise fall on a day that is not a Business Day, such Repayment Date shall instead occur on the next succeeding Business Day.

“Reserve Tail Date” means the last day of the period for which the Borrowing Base was most recently redetermined in accordance with Section 3.2 immediately preceding the first date (reflected in the then current Reserve Report) on which the aggregate Remaining Reserves for all Hydrocarbon Interests in Turkey is forecast to be 25% (or less) of the aggregate Original Reserves for such Hydrocarbon Interests.

“Reserves Report” means either an Independent Reserves Report or an Internal Reserves Report.

“Responsible Officer” means, as to any Person that is a corporate entity, such Person’s chief executive officer, president, chief financial officer and any vice-president or such other equivalent office holder as the Administrative Agent may reasonably approve; provided that, with respect to financial matters, the chief financial officer of such Person shall be the Responsible Officer.

“Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other property), or any direct or indirect payment of any kind (whether in cash, securities or other property) in consideration for, or otherwise in connection with, any purchase, redemption, defeasance, retirement or other acquisition or ownership of any Equity Interest of such Person, or any options, warrants or rights to acquire or purchase any Equity Interest of such Person and (b) any principal or interest payments on, or redemptions of, subordinated debt of such Person; provided that the term “Restricted Payment” shall not include any dividend or distribution payable solely in Equity Interests of such Person or warrants, options or other rights to purchase such Equity Interests.

“Scheduled Maturity Date” means December 21, 2012.

“Secured Parties” shall mean the Lenders, the LC Issuer, each Designated Hedge Counterparty, each Agent and each of their respective successors and permitted assigns from time to time.

“Security Documents” means the Australian Security Documents, the Bahamas Security Documents, the English Security Documents, the Turkish Security Documents and all other security documents granting a Security Interest on any property of any Person to secure the obligations and liabilities of any Obligor under any Loan Document.

“Security Interest” in any property means a Lien which (a) exists in favor of the Collateral Agent for the ratable benefit of the Secured Parties, (b) is superior to all Liens or rights of any other Person in the property encumbered thereby (subject only to Liens permitted under Section 8.2), (c) secures the payment in full of the Obligations and (d) is legal, valid, enforceable and perfected.

“Solvent” means, as to any Person on any date of determination, that on such date (a) the fair value of the total assets of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities of such Person (including contingent liabilities), (b) the present fair saleable value of the total assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts and other liabilities beyond such Person’s ability to pay such debts and other liabilities as they mature and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed in the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spot Rate” means, on any date of determination, the rate quoted by Standard Bank Plc or any Lender to an Agent as its spot rate for the purchase of any non-Dollar currency with Dollars through its principal foreign exchange trading office at approximately 11.00 a.m. (London, England time) on such date of determination (or at such other time on such date of determination if such Agent reasonably determines that the volume of trades at approximately 11.00 a.m. (London, England time) in respect of such currency is insufficient to permit the establishment of an appropriate spot rate for the purchase of such non-Dollar currency with Dollars).

“Subsidiary” of a Person means any corporate entity of which more than 50% of the outstanding Equity Interests having ordinary voting power to elect or appoint a majority of the board of directors or similar governing body of such corporate entity is at the time directly or indirectly owned or Controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of a Borrower that becomes a Guarantor under this Agreement in accordance with Section 7.12(b)(iii).

“Supermajority Lenders” means, at any time, (a) Lenders holding in aggregate at least 66 2/3% of the Commitments at such time or (b) if the Commitments have been terminated, Lenders holding in aggregate at least 66 2/3% of the outstanding principal amount of the Loans plus the LC Outstandings (if any) at such time; provided that, for purposes of determining the “Supermajority Lenders” while any Delinquent Period is in effect, the Commitments of, and the aggregate outstanding principal amount of the Loans plus the LC Outstandings (if any) held or deemed held by, the relevant Delinquent Lender shall be excluded.

“Synthetic Obligations” means as to any Person, the obligations of such Person to pay rent or other amounts under any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which such Person is the lessor.

“TransAtlantic Petroleum (USA) Corp.” means TransAtlantic Petroleum (USA) Corp., a Colorado corporation, the sole limited partner of TAT.

“TransAtlantic Worldwide, Ltd.” means TransAtlantic Worldwide, Ltd., a Bahamas corporation, the sole general partner of TAT and the sole stockholder of Talon.

“Turkish Lira” means the lawful currency of Turkey.

“Turkish Security Documents” means the following documents, each governed by the laws of Turkey, and in form and substance satisfactory to the Collateral Agent (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time):

(a)	a receivables pledge agreement granting a Security Interest over all of the present and future receivables payable to the relevant Borrower and its Subsidiaries under each Eligible Contract, and the receivables payable under each property insurance policy required to be maintained by such Borrower and its Subsidiaries pursuant to Section 7.8;

(b)	each receivables payment instruction letter, instructing the Eligible Offtaker named therein to make payments due to the relevant Borrower and its Subsidiaries under the applicable Eligible Contract to the applicable Local Collection Account;

(c)	a pledge agreement in respect of all of the rights of the relevant Borrower and its Subsidiaries under the Hydrocarbon Licenses and the Hydrocarbon Interests pertaining thereto (the “Turkey License Pledge Agreement”);

(d)	an account pledge agreement granting a Security Interest over all of the present and future receivables payable to the relevant Borrower and its Subsidiaries under each Eligible Contract, including provisions pursuant to which the Local Collection Account Bank agrees to hold all monies deposited in the Local Collection Account in accordance with the instructions of the Collateral Agent (for the ratable benefit of the Secured Parties) following the Local Collection Account Bank’s receipt of a notice to such effect from the Collateral Agent delivered in accordance with the terms thereof;

(e)	a commercial enterprise pledge agreement granting a Security Interest over substantially all of the present and future movable assets of the Borrowers; and

(f)	any other document reasonably required by the Collateral Agent to be executed in connection with the creation, attachment and/or perfection of the security interests to be granted pursuant to the foregoing.

“Unpaid Drawing” means, with respect to any Letter of Credit, the aggregate amount of all draws made on such Letter of Credit that have not been reimbursed by the Borrowers or converted to a Loan pursuant to Section 2.4(d), and, in each case, all interest that accrues on each such draw pursuant to this Agreement.

“Viking” means Viking International Limited, a company duly incorporated and validly existing under the laws of Bermuda.

“Viking Equipment” means certain drilling rigs and related equipment the ownership of which is transferred from Viking to a Borrower or a Subsidiary of a Borrower.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents and any certificate or other document made or delivered pursuant hereto or thereto:

(i)	accounting terms relating to the Borrowers and their Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP;

(ii)	the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(iii)	the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), and

(iv)	the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties (whether real or personal), including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Article, Schedule, Exhibit and analogous references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.3 Cross References. Unless otherwise specified, references in a Loan Document to any Article, Section, Schedule, Exhibit or Annex are references to such Article or Section of, or Schedule, Exhibit or Annex to, such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

ARTICLE 2

THE COMMITMENTS AND CREDIT EXTENSIONS

2.1 Establishment of the Credit Facility. On the Closing Date, and subject to and upon the terms and conditions of this Agreement and the other Loan Documents, the Lenders and the LC Issuer agree to establish the Credit Facility for the benefit of the Borrowers.

2.2 Loans. During the Commitment Period, each Lender agrees to advance Loans to the Borrowers from time to time pursuant to such Lender’s Commitment subject to the terms and conditions of this Agreement; provided that no Loan shall be made or continued if, after giving effect thereto, (a) the Aggregate Facility Exposure would exceed the lesser of (i) the aggregate Commitments of all Lenders at such time and (ii) the Borrowing Base or (b) the Facility Exposure of any Lender would exceed the aggregate amount of such Lender’s Commitment. Each Loan shall be denominated in Dollars, and each Lender will advance its share of the Loan requested in each Borrowing ratably in accordance with such Lender’s Pro Rata Share of such Borrowing. Within the limits of each Lender’s Commitment, the Borrower may repay, prepay and re-borrow Loans during the Commitment Period in accordance with the provisions hereof.

2.3 Borrowings and Continuations of Loans.

(a)	Borrowings.

(i) Notice of Borrowing. Each Borrowing shall be made pursuant to a duly completed and executed irrevocable Notice of Borrowing delivered to the Administrative Agent not later than noon (London, England time) at least three (3) Business Days prior to the requested Borrowing Date (or, in respect of the initial Borrowing to be made on the Closing Date, such shorter period as the Administrative Agent may in its sole discretion agree to). Each Borrowing shall be in a minimum amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Promptly after receipt of a Notice of Borrowing, the Administrative Agent shall notify each Lender thereof. Each Lender shall make available to the Administrative Agent not later than 3:00 p.m. (London, England time) on the requested Borrowing Date in same day funds an amount equal to its Pro Rata Share of such Borrowing. Subject to fulfillment of the applicable conditions precedent in ARTICLE 5, the Administrative Agent shall, following its receipt of such funds, make the same available to the Borrowers at their account with the Administrative Agent or with such other financial institution reasonably approved by the Administrative Agent.

(ii) Lender Obligations Several. The failure of any Lender to advance a Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation to do so. No Lender shall be responsible for the failure of any other Lender to advance a Loan on the requested Borrowing Date.

(b)	Certain Limitations. Notwithstanding anything in this Agreement to the contrary:

(i) (x) at no time shall there be more than five (5) different Interest Periods applicable to outstanding Loans and (y) if two (2) or more Loans have an Interest Period ending on the same date and the Borrowers do not specify that such Loans will be continued as separate Loans in a notice of continuation delivered to the Administrative Agent in accordance with Section 2.3(b)(ii), such Loans will be consolidated into a single Loan on the last day of the then current Interest Period and, if continued, treated as a single Loan in any subsequent Interest Periods;

(ii) the Borrowers may elect to continue any Loan having a rate of interest based on LIBOR by delivering a notice of continuation to the Administrative Agent not later than noon (London, England time) at least three (3) Business Days prior to the end of the relevant Interest Period for such Loan. Promptly after receipt of a notice of continuation, the Administrative Agent shall advise each Lender that it has received such a notice and notify each Lender of its determination of LIBOR and the applicable interest rate with respect to such Loan; provided that if no such notice of continuation is delivered, the Borrowers shall be deemed to have elected to continue such Loan with an Interest Period of three (3) months, and provided further that no Loan may be continued beyond its then existing Interest Period if a Default under Section 9.1(a) or 9.1(f) or any Event of Default has occurred and is continuing, in which case such Loan shall bear interest in accordance with Section 2.8(c);

(iii) if prior to the first day of any Interest Period, any Lender reasonably determines (which determination shall be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any Applicable Law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan having a rate of interest based on LIBOR, then the Borrowers’ right to continue any such Loan and (if the Commitment Termination Date has not then occurred) such Lender’s obligation to advance any such Loan shall be suspended and each such outstanding Loan of that Lender having a rate of interest based on LIBOR shall be converted to and maintained as a Loan whose interest rate is based on a rate readily ascertainable by the Administrative Agent on the last day of its then existing Interest Period as the cost of funding such Loan (and which may include (x) the rate certified by such Lender to the Administrative Agent as the rate that reflects such Lender’s cost of funding its Loan or (y) the average of the rates determined by Standard Bank Plc and BNP Paribas to be their internal prime or similar interest rate for such day, with any change in the rate made by Standard Bank Plc or BNP Paribas taking effect on the Business Day following such change) until such Lender notifies the Borrowers that the circumstances causing such suspension no longer exist, whereupon the provisions of this Agreement otherwise applicable to the continuation or (if the Commitment Termination Date has not then occurred) advance of Loans having a rate of interest based on LIBOR shall again apply;

(iv) if prior to the first day of any Interest Period, the Administrative Agent reasonably determines (which determination shall be conclusive and binding on the Borrowers) that by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, then the Borrowers’ right to continue any Loan having a rate of interest based on LIBOR and (if the Commitment Termination Date has not then occurred) each Lender’s obligation to advance any such Loan shall be suspended and each such outstanding Loan shall be converted to and maintained as a Loan whose interest rate is based on a rate readily ascertainable by the Administrative Agent on the last day of its then existing Interest Period as the cost of funding such Loan (and which may include (x) the rate certified by such Lender to the Administrative Agent as the rate that reflects such Lender’s cost of funding its Loan or (y) the average of the rates determined by Standard Bank Plc and BNP Paribas to be their internal prime or similar interest rate for such day, with any change in the rate made by Standard Bank Plc or BNP Paribas taking effect on the Business Day following such change) until the Administrative Agent, acting on the direction of the Majority Lenders, notifies the Borrowers that the circumstances causing such suspension no longer exist, whereupon the provisions of this Agreement otherwise applicable to the continuation or (if the Commitment Termination Date has not then occurred) advance of Loans having a rate of interest based on LIBOR shall again apply; and

(v) if prior to the first day of any Interest Period, the Majority Lenders notify the Administrative Agent that in their reasonable determination (which determination shall be conclusive and binding on the Borrowers), LIBOR does not adequately and fairly reflect the cost to the Majority Lenders of advancing or maintaining any Loan having a rate of interest based on LIBOR for such Interest Period, then the Borrowers’ right to continue any such Loan and (if the Commitment Termination Date has not then occurred) each Lender’s obligation to advance any such Loan shall be suspended and each such outstanding Loan shall be converted to and maintained as a Loan whose interest rate is based on a rate readily ascertainable by the Administrative Agent on the last day of its then existing Interest Period as the cost of funding such Loan (and which may include (x) the rate certified by such Lender to the Administrative Agent as the rate that reflects such Lender’s cost of funding its Loan or (y) the average of the rates determined by Standard Bank Plc and BNP Paribas to be their internal prime or similar interest rate for such day, with any change in the rate made by Standard Bank Plc or BNP Paribas taking effect on the Business Day following such change) until the Administrative Agent, acting on the direction of the Majority Lenders, notifies the Borrowers that the circumstances causing such suspension no longer exist, whereupon the provisions of this Agreement otherwise applicable to the continuation or (if the Commitment Termination Date has not then occurred) advance of Loans having a rate of interest based on LIBOR shall again apply.

2.4 Letters of Credit.

(a) LC Issuances. Subject to the terms and conditions of this Agreement, the LC Issuer agrees to issue from time to time on any Business Day from the Closing Date to (but excluding) the Commitment Termination Date, Letters of Credit for the account of a

Borrower, and to amend or extend Letters of Credit previously issued by it in accordance with this Agreement and to honor drawings thereunder, and the Lenders severally agree to participate in Letters of Credit issued for the account of such Borrower and any drawings thereunder; provided that no LC Issuance will be made:

(i) if such LC Issuance would cause the LC Outstandings (if any) to exceed the lesser of (A) $10,000,000 and (B) the aggregate unused and uncancelled portion of the Commitments;

(ii) if such LC Issuance would cause the Facility Exposure of any Lender to exceed such Lender’s Commitment;

(iii) if such Letter of Credit has an expiration date later than one (1) year after the date of issuance thereof; provided that, if any Letter of Credit has an expiration date that occurs after the Commitment Termination Date, such Borrower shall Cash Collateralize its LC Obligations in respect of such Letter of Credit promptly and in any event no later than sixty (60) days prior to the Commitment Termination Date, and provided further that such Letter of Credit may contain language providing for its automatic renewal for an additional term of one (1) year upon its scheduled expiration date in the absence of prior written notice from the LC Issuer to the relevant Borrower stating that such Letter of Credit will not be renewed upon its then scheduled expiration date;

(iv) unless such Letter of Credit and the other LC Documents in respect thereof are in form and substance acceptable to the LC Issuer in its sole discretion;

(v) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person;

(vi) unless such Letter of Credit is denominated and payable in Dollars;

(vii) in the case of an LC Issuance involving an amendment to an existing Letter of Credit, if the LC Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit;

(viii) unless such Borrower has delivered to the LC Issuer and the Administrative Agent a duly completed and executed irrevocable LC Application;

(ix) unless such Letter of Credit is governed by (1) if a standby letter of credit, the International Standby Practices (1998) published by the Institute of International Banking Law & Practice (or any successor to such publication) or (2) if a documentary letter of credit, the Uniform Customs and Practice for Documentary Credits (2007 Revision) published by the International Chamber of Commerce (or any successor to such publication); or

(x) if any LC Participant is a Delinquent Lender or is then in default of its obligation to fund its LC Participation under Section 2.4(d) in respect of any Letter of Credit, unless (i) the LC Issuer is reasonably satisfied that one or more Lenders will assume the entire LC Participation of such Delinquent Lender or (ii) such Delinquent Lender has provided cash collateral or other credit support or made other arrangements to the LC Issuer’s reasonable satisfaction to ensure its ability to fund its LC Participation in respect of the relevant Letter of Credit.

Within the foregoing limits, and subject to the terms and conditions hereof, such Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly such Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. For the avoidance of doubt, if the terms of any LC Application conflict with this Agreement, this Agreement shall prevail.

(b) LC Issuances. Each LC Issuance shall be effected pursuant to a duly completed and executed irrevocable LC Application, given by a Borrower not later than noon (London, England time), four (4) Business Days before the date of the proposed LC Issuance. In the case of a request for an initial issuance of a Letter of Credit, such LC Application shall specify in form and substance satisfactory to the LC Issuer: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day), (ii) the amount thereof, (iii) the expiry date thereof, (iv) the name and address of the beneficiary thereof, (v) the documents to be presented by such beneficiary in case of any drawing thereunder, (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder and (vii) such other matters as the LC Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and substance satisfactory to the LC Issuer, (1) the Letter of Credit to be amended, (2) the proposed date of amendment thereof (which shall be Business Day), (3) the nature of the proposed amendment and (4) such other matters as the LC Issuer may require. Additionally, such Borrower shall furnish to the LC Issuer and the Administrative Agent such other documents and information pertaining to such required amendment, including any LC Documents, as the LC Issuer or the Administrative Agent may require. Promptly after receipt of such LC Application, the LC Issuer shall notify each other Lender and the Administrative Agent thereof and, subject to fulfillment of the applicable conditions in ARTICLE 5, shall make such LC Issuance on the date of the proposed LC Issuance.

(c) LC Participations. Upon the date of each LC Issuance, the LC Issuer shall be deemed to have sold to each other Lender having a Commitment, and each such Lender (an “LC Participant”) having a Commitment shall be deemed irrevocably and unconditionally to have purchased and received from the LC Issuer, without recourse or warranty, an undivided interest and participation in such Letter of Credit equal to such Lender’s Pro Rata Share at such date of the face amount of such Letter of Credit (an “LC Participation”). The LC Issuer shall promptly notify the Administrative Agent and each LC Participant of each LC Issuance and the amount of its LC Participation and each Lender’s Commitment shall be deemed to have been utilized and reduced by the amount of its LC Participation; provided that if any Letter of Credit (i) has been Cash Collateralized or (ii) is backed by a standby letter of credit from a financial institution acceptable to the LC Issuer in its sole discretion, such standby letter of credit to be on terms satisfactory to the Administrative Agent and the Lenders, then each Lender’s Commitment shall be deemed not to have been utilized to the extent of such Lender’s Pro Rata Share of the amount of such Cash Collateralization or the undrawn amount of the standby letter of credit from time to time (as the case may be).

(d) Drawings and Reimbursements. Upon receipt from the beneficiary of any Letter of Credit of any draw request under such Letter of Credit, the LC Issuer shall notify the Borrowers and the Administrative Agent thereof. Not later than 11:00 a.m.

(London, England time) on the date of any payment by the LC Issuer under a Letter of Credit (each such date, an “LC Honor Date”), the Borrowers shall reimburse the LC Issuer in an amount equal to that paid by the LC Issuer to the beneficiary pursuant to such draw request. If the LC Issuer makes a payment pursuant to such draw request and the Borrowers fail to reimburse the LC Issuer in respect thereof by 11:00 a.m. (London, England time) on the LC Honor Date, the LC Issuer shall give the Administrative Agent notice of the Borrowers’ failure and the Administrative Agent shall promptly notify each LC Participant of the amount necessary to reimburse the LC Issuer in full for such payment and each LC Participant’s Pro Rata Share thereof. In such event, the Borrowers shall be deemed to have requested a Borrowing of Loans to be disbursed three (3) Business Days after the LC Honor Date in an amount equal to the unreimbursed amount, without regard to the minimum and multiples specified in Section 2.3(a)(i) for the principal amount of Loans, and upon such notice from the Administrative Agent to each LC Participant, each LC Participant shall make a Loan to the Borrowers not later than 3:00 p.m. (London, England time) on the date that is three (3) Business Days after the LC Honor Date, which Loan shall be in same day funds in an amount equal to such LC Participant’s Pro Rata Share of such Borrowing and otherwise in accordance with the provisions of Section 2.3(a). The proceeds of each such Loan shall be paid from each LC Participant to the Administrative Agent who, in turn, will disburse such proceeds to the LC Issuer to reimburse the LC Issuer for such LC Participant’s Pro Rata Share of the amount necessary to reimburse the LC Issuer in full. If such reimbursement is not made by any LC Participant to the LC Issuer by 3:00 p.m. (London, England time) on the third Business Day after the LC Honor Date, such LC Participant shall pay interest on its Pro Rata Share thereof to the LC Issuer at a rate per annum equal to the interest that would have then accrued if the payment so made by the LC Issuer pursuant to such draw request was instead a Loan from the LC Issuer to such LC Participant pursuant to the terms hereof. The Borrowers hereby unconditionally and irrevocably authorize, empower, and direct the Administrative Agent and the LC Participants to record and otherwise treat such reimbursements by the LC Participants to the LC Issuer initially as Loans with a three (3) month Interest Period under a Borrowing requested by the Borrowers to reimburse the LC Issuer which have been transferred to the LC Participants at the Borrowers’ request.

(e) Repayment of Participations. (i) At any time after the LC Issuer has made a payment under any Letter of Credit and has received from any LC Participant reimbursement for such LC Participant’s Pro Rate Share of the payment so made by the LC Issuer, if the Administrative Agent receives for the account of the LC Issuer any payment in respect of the related payment by the LC Issuer under the relevant draw request or interest thereon (whether directly from the Borrowers or otherwise, and including payments under any standby letter of credit issued to back a Letter of Credit and proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such LC Participant its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

(f) Obligations Unconditional. The obligations of the Borrowers under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with this Agreement under all circumstances, including:

(i) any lack of validity or enforceability of any LC Document;

(ii) any amendment or waiver of, or any consent to or departure from, any LC Document;

(iii) the existence of any claim, set off, defense, or other right which the Borrowers may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the LC Issuer, or any other person or entity, whether in connection with this Agreement, the transactions contemplated by this Agreement or in any LC Document, or any unrelated transaction;

(iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the LC Issuer under such Letter of Credit against presentation of a draw request or other document which does not comply with the terms of such Letter of Credit; or

(vi) any other circumstance whatsoever, whether or not similar to any of the foregoing,

provided, however, that nothing contained in this clause (f) shall be deemed to constitute a waiver of any remedies of the Borrowers in connection with such Letter of Credit or the Borrowers’ rights under Section 2.4(g).

(g) Liability of LC Issuer. The Borrowers assume all risks of any act or omission of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the LC Issuer, any LC Participant nor any of their respective officers or directors shall be liable or responsible for:

(i) the use which may be made of any Letter of Credit or any act or omission of any beneficiary or transferee in connection therewith;

(ii) the validity, sufficiency, or genuineness of any document, or of any endorsement thereon, even if such document should prove to be in any or all respects invalid, insufficient, fraudulent, or forged;

(iii) payment by the LC Issuer against presentation of any document which does not comply with the terms of a Letter of Credit, including failure of any document to bear any reference or adequate reference to the relevant Letter of Credit; or

(iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including the LC Issuer’s own negligence),

provided that the Borrowers shall have a claim against the LC Issuer, and the LC Issuer shall be liable to the Borrowers, to the extent of any direct, as opposed to consequential, damages suffered by the Borrowers which are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted by reason of the LC Issuer’s willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit were in compliance with the terms of such Letter of Credit (and in such case the reimbursement obligations of the LC Participants to the LC Issuer under

Section 2.4(d) shall be suspended). Notwithstanding anything in the foregoing to the contrary, the LC Issuer may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(h) Cash Collateral Account.

(i) If a Borrower is required to deposit funds in the Cash Collateral Account pursuant to this Agreement or any Loan Document, then such Borrower shall establish the Cash Collateral Account and shall execute any document and Security Agreement, including the LC Issuer’s standard form assignment of deposit accounts, that the LC Issuer requests in connection therewith to grant in favor of the Collateral Agent, for the benefit of the LC Issuer, a first priority Lien in respect of the Cash Collateral Account and the funds therein as security for the payment in full of the Obligations.

(ii) So long as no Event of Default exists, (A) the Collateral Agent may apply the funds held in the Cash Collateral Account only to the reimbursement of any LC Obligations and (B) the Collateral Agent shall release to the relevant Borrower at such Borrower’s written request any funds held in the Cash Collateral Account in an amount up to but not exceeding the excess, if any (immediately prior to the release of any such funds), of the total amount of funds held in the Cash Collateral Account over the LC Outstandings (if any). Following the occurrence and at any time during the continuation of any Event of Default, the Collateral Agent may, subject to Section 2.13 and Section 9.4(e), and in consultation with the LC Issuer and the Majority Lenders, apply any funds held in the Cash Collateral Account to the Obligations regardless of any LC Outstandings (if any) that may remain outstanding.

(iii) The Collateral Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

2.5 Prepayments.

(a) Optional. Each Borrower may at any time and from time to time voluntarily prepay the Loans, in whole or in part, by delivering to the Administrative Agent no later than 11:00 a.m. (London, England time) at least three (3) Business Days prior to the proposed prepayment date, irrevocable written notice specifying the proposed prepayment date and the aggregate principal amount of such prepayment. Each such voluntary prepayment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the aggregate outstanding principal amount of the Loans, as the case may be). If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory. Each Borrower shall make a mandatory prepayment of the Loans in each of the following circumstances:

(i) Disposal. If a Borrower or any of its Subsidiaries Disposes of any property pursuant to Section 8.5(d), which results in the realization by such Person of Net Cash Proceeds in excess of $500,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof calculated as of the date of receipt) whether as a single Disposal or a series of related Disposals, such Borrower shall (and shall ensure that such Subsidiary will), no later than the last day of the Interest Period in which such Net Cash Proceeds are realized (A) apply an amount equal to such Net Cash Proceeds to prepay the Loans and (B) if such prepayment occurs during the Commitment Period and if so required by the Majority Lenders, reduce the aggregate Commitments by an amount equal to such Net Cash Proceeds.

(ii) Casualty Event. If a Borrower or any of its Subsidiaries receives Casualty Proceeds in excess of $500,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof calculated as of the date of receipt), such Borrower shall (and shall ensure that such Subsidiary will) no later than the last day of the Interest Period in which such Casualty Proceeds are received (A) apply an amount equal to such Casualty Proceeds to prepay the Loans and (B) if such prepayment occurs during the Commitment Period and if so required by the Majority Lenders, reduce the aggregate Commitments by an amount equal to such Casualty Proceeds; provided that if a Casualty Reinvestment Notice has been delivered in respect of the relevant Casualty Event, then such Borrower shall (and shall ensure that such Subsidiary will) no later than the last day of the Interest Period in which the Casualty Reinvestment Prepayment Date occurs (C) apply an amount equal to the Casualty Reinvestment Prepayment Amount to prepay the Loans and (D) if such prepayment occurs during the Commitment Period and if so required by the Majority Lenders, reduce the aggregate Commitments by an amount equal to the Casualty Reinvestment Prepayment Amount.

(iii) Illegality. If any Lender notifies the Administrative Agent and the Borrowers that the introduction of or any change in or in the interpretation of any Applicable Law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to maintain any Loan outstanding hereunder, then such Lender’s Commitment shall be reduced to zero and the Borrowers shall (if not prohibited by Applicable Law) prepay all outstanding Loans of such Lender no later than 11:00 a.m. (London, England time) on the last day of the then existing Interest Period for such Loans (or within such earlier time as may be required by Applicable Law).

(iv) Loans Exceed Commitments. On the date of each reduction of the aggregate Commitments pursuant to the provisions of this Agreement (including any reduction of the Commitments pursuant to Section 2.6), the Borrowers shall prepay the Loans to the extent, if any, that the aggregate unpaid principal amount of all Loans plus the LC Outstandings (if any) exceeds the lesser of (A) the aggregate Commitments as so reduced and (B) the Borrowing Base.

(v) Acceleration. Immediately upon any acceleration of the maturity of any Loans pursuant to Section 9.2 or Section 9.3, the Borrowers shall prepay all Loans in full unless, pursuant to Section 9.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so prepaid).

(c) No Additional Right; Interest; Ratable Prepayment. The Borrowers shall have no right to prepay any Loan except as provided in this Section 2.5, and all notices given pursuant to this Section 2.5 shall be irrevocable and binding upon each Borrower. Each prepayment of any Loan shall be accompanied by accrued interest on the principal amount prepaid to the date of such prepayment and breakage costs, if any, required to be paid pursuant to Section 4.4. Subject to Section 12.9(b), the amount of each prepayment shall be applied ratably to the principal amount of each Lender’s Loans in accordance with its Pro Rata Share and each prepayment occurring on or after the Commitment Reduction Date shall be applied to reduce in inverse order the remaining amortization payments required in respect of the then outstanding principal amount of the Loans pursuant to Section 2.7.

2.6 Termination or Reduction of Commitments; Increase of Commitments.

(a) Optional. The Borrowers may, upon at least three (3) Business Days’ irrevocable notice to the Administrative Agent, voluntarily terminate the unused and uncancelled portion of the Commitments in whole or reduce in part any unused and uncancelled portion of the Commitments. Unless otherwise stated in this Agreement, each such reduction of the Commitments shall be in a minimum amount of $1,000,000 and in a whole multiple of $250,000 in excess thereof. Any such termination or reduction of the Commitments shall be permanent, and shall be applied to each Lender’s Commitment in accordance with its Pro Rata Share; provided that while a Delinquent Period is in effect, the Borrowers may exercise their rights under Section 12.9(d) to reduce the Commitments of the relevant Delinquent Lender before reducing each other Lender’s Commitment in accordance with its Pro Rata Share.

(b) Mandatory. Notwithstanding anything in this Agreement to the contrary, on each Repayment Date, the aggregate Commitments of all Lenders then in effect shall be permanently reduced by an amount equal to the Commitment Reduction Amount (or, if the amount of the aggregate Commitments at such time is less than the Commitment Reduction Amount, an amount equal to such Commitments). Each such reduction shall be applied to each Lender’s Commitment in accordance with its Pro Rata Share at such time, and shall take effect without any further action on the part of such Lender, any Borrower, any Obligor, any Secured Party or any other Person.

(c) Increase of Commitments. The Borrowers shall have the right to increase the aggregate Commitments by obtaining additional funding commitments either from one or more of the Lenders (it being understood that no Lender shall have, or be deemed to have, an obligation to provide a portion of any such increase in the Commitments merely by reason of being a party hereto) or any other commercial bank or financial institution generally engaged in the business of providing corporate loans on a revolving basis; provided that (i) the aggregate amount of all such increases hereunder shall not result in the aggregate Commitments exceeding $250,000,000 at any time, (ii) any Person that provides such increase shall be subject to the approval of the Majority Lenders and the LC Issuer, such approval not to be unreasonably withheld, conditioned or delayed, (iii) any such Person assumes all of the rights and obligations of a “Lender” hereunder on terms substantially similar to those contained in the Assignment Agreement but otherwise pursuant to an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent (acting on the directions of the Majority Lenders) between such Person, the Borrowers and the Administrative Agent and (iv) as a condition precedent to any such increase, the Borrowers shall deliver to the Administrative Agent a certificate of each Obligor signed by a Responsible Officer of such Obligor certifying and attaching the resolutions adopted by such Obligor approving or consenting to such increase, and certifying that, before and after giving effect to such increase, the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

2.7 Repayment of Loans. Subject to Section 12.9(b), on each Repayment Date, the Borrowers shall repay to the Administrative Agent, for the ratable benefit of the Lenders, an outstanding principal amount of the Loans equal to the Commitment Reduction Amount.

2.8 Interest.

(a) Loans. On each Interest Payment Date, the Borrowers shall pay interest in respect of the outstanding principal amount of each Loan at a rate per annum equal at all times during the Interest Period for such Loan to LIBOR for such Interest Period plus the Applicable Margin; provided that if any circumstance in Section 2.3(b)(iii), Section 2.3(b)(iv) or Section 2.3(b)(v) occurs which results in any Loan being maintained on a basis other than LIBOR, the Borrowers shall pay interest in respect of the outstanding principal amount of such Loan at a rate per annum equal to the alternative rate identified in Section 2.3(b)(iii), Section 2.3(b)(iv) or Section 2.3(b)(v), as applicable plus the Applicable Margin at the end of each Fiscal Quarter or at such other times as may be reasonably determined by the Administrative Agent.

(b) Additional Interest; Mandatory Costs. If any Lender is required to maintain any reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States of America) or to comply with any applicable requirements of the European Central Bank, the Bank of England, the Financial Services Authority or any other Governmental Authority in connection with the advance or continuation of any Loan (including any marginal, special, emergency or supplemental reserves), then the Borrowers shall pay to such affected Lender additional interest on the unpaid principal amount of such Loan from its effective date until its repayment in full, to compensate such Lender for its cost of compliance therewith. Such additional interest shall be determined by such Lender and notified to the Borrowers through the Administrative Agent (such notice to include the calculation of such additional interest, which calculation shall be conclusive in the absence of manifest error). Any additional interest shall be due and payable on each Interest Payment Date following the date of the Administrative Agent’s notice to the Borrowers to pay any such amount.

(c) Default Interest. If a Default under Section 9.1(a) or 9.1(f) or an Event of Default shall have occurred and be continuing, then all Loans (whether or not then due) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to this Section 2.8 plus an additional 2.00% per annum. In addition, all amounts (other than the principal amount of the Loans) not paid when due hereunder (including, to the extent permitted by Applicable Law, all overdue interest and fees) shall bear interest at a rate per annum equal to the rate that would have been payable if such overdue amount had been deemed to constitute a Loan with an Interest Period of three (3) months initially borrowed on the date such amount became overdue, plus an additional 2.00% per annum.

2.9 Fees. The Borrowers shall pay the following fees, all of which shall be fully earned and nonrefundable when paid (regardless of whether any Borrowing contemplated by this Agreement is requested), shall be paid in immediately available funds when due, shall not be subject to any counterclaim or set off and shall be in addition to, and not in lieu of, and any other fees, reimbursements of out-of-pocket costs and expenses payable by any Borrower under this Agreement or any other Loan Document:

(a) Commitment Fee. Subject to Section 12.9(e), the Borrowers shall pay to the Administrative Agent for the account of each Lender a commitment fee at a per annum rate equal to the Commitment Fee Rate on the average daily unused and uncancelled portion of such Lender’s Commitment, from the Closing Date until the Commitment Termination Date. The commitment fees shall be due and payable in arrears on the last day of each Fiscal Quarter after the Closing Date (and continuing thereafter through and including the Commitment Termination Date) and shall be fully earned and nonrefundable when paid, regardless of whether any Borrowing contemplated by this Agreement is requested.

(b) Letter of Credit Fees. Subject to Section 12.9(e), the Borrowers shall pay to the Administrative Agent for the pro rata benefit of the LC Issuer and the LC Participants a per annum letter of credit fee for each Letter of Credit issued hereunder in an amount equal to the Applicable Margin multiplied by the face amount of such Letter of Credit for the period such Letter of Credit is to be outstanding; provided that, for any Letter of Credit that is (i) Cash Collateralized or (ii) backed by a standby letter of credit issued by a financial institution acceptable to the LC Issuer in its sole discretion, then the per annum letter of credit fee for such Letter of Credit shall be an amount equal to 1.00% multiplied by the face amount of such Letter of Credit for the period such Letter of Credit is outstanding. On each date of issuance of any Letter of Credit, the Borrowers shall pay to the LC Issuer, solely for its own account, a fronting fee in an amount equal to 0.25% of the original maximum amount available to be drawn under such Letter of Credit. Each letter of credit fee shall be payable in advance on the date of the issuance of the Letter of Credit, and, in the case of an increase in the face amount or extension of the expiry date of such Letter of Credit only, on the date of such increase or extension. Without prejudice to the foregoing, the Borrowers also shall pay to the LC Issuer, solely for its own account, promptly on demand such other usual and customary fees associated with any transfers, amendments, drawings, negotiations or re-issuances of any Letter of Credit. Such fees and charges shall be due and payable on demand and shall be nonrefundable.

2.10 Computation of Interest and Fees. All computations of interest and fees shall be made by the Administrative Agent, on the basis of a year of three hundred and sixty (360) days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.

2.11 Payment Procedures; Clawback.

(a) Payments by Borrowers. The Borrowers and each other Obligor shall make each payment required of it under this Agreement and under any other Loan Document not later than 11:00 a.m. (London, England time) on the date due in Dollars to the Administrative Agent at its Funding Office, or such other location as the Administrative Agent may designate in writing to the Borrowers or such Obligor in same day funds without deduction, set off, or counterclaim of any kind. Upon its actual receipt of such payment in same day funds without deduction, set off, or counterclaim of any kind, the Administrative Agent shall promptly thereafter calculate and cause to be distributed ratably to each Lender in accordance with such Lender’s Pro Rata Share at each Lender’s respective Funding Office or to an account of such Lender at a bank in New York City as notified to the

Administrative Agent at least five (5) Business Days prior to such distribution, like funds relating to the payment of principal, interest, fees or any other amounts (other than amounts payable solely to the Administrative Agent, the LC Issuer, or a specific Lender), and like funds relating to the payment of interest, fees or any other amounts payable to the LC Issuer for its account at its Funding Office, in each case to be applied in accordance with this Agreement. If the Administrative Agent makes a payment to a Lender or the LC Issuer in circumstances where the Administrative Agent was for any reason not in actual receipt of same day funds for such payment without deduction, set off or counterclaim (it being understood that the Administrative Agent shall have no obligation to make such a payment unless and until it actually receives such funds from the Borrowers), then such Lender or the LC Issuer (as the case may be) shall on demand therefor promptly refund such payment to the Administrative Agent together with accrued interest thereon from the date of its receipt of such payment to the date such refund is received by the Administrative Agent, such interest to be based on the rate determined by the Administrative Agent as its cost of funding for such payment.

(b) Non-Business Day Payments. If any payment of principal on a Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal on a Loan pursuant to the preceding sentence, interest thereon shall be payable at the applicable interest rate during such extension as determined by the Administrative Agent in its reasonable discretion. In the case of fees or any other amount under a Loan Document (other than principal or interest) that becomes due and payable on a day other than a Business Day, such amount shall be payable on the next succeeding Business Day.

2.12 Evidence of Indebtedness.

(a) Records of Loans. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in accordance with its usual practice in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b) Records of Letters of Credit. Without prejudice to Section 2.12(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice in the ordinary course of business, one or more accounts or records evidencing each purchase and sale by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.13 Sharing of Payments by Lenders.

(a) General. Subject to Section 2.13(b), if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise) on account of its Loans or LC Outstandings (if any) in excess of its Pro Rata Share, such Lender (the “Purchasing Lender”) shall promptly notify the Administrative Agent to such effect and shall be deemed to have forthwith purchased from the other Lenders (other than any Delinquent Lender) participations in their Loans or LC Outstandings (if any) as shall be necessary to cause the Purchasing Lender to share the excess payment received ratably with such other Lenders; provided that if all or any portion of such excess payment is thereafter recovered by each of such Lenders, the Purchasing Lender’s purchase from such Lender shall be rescinded and such Lender shall repay to the Purchasing Lender the purchase price to the extent of its Pro Rata Share of such recovery. The Borrowers agree that any Purchasing Lender that is deemed to have purchased a participation from another Lender may, to the fullest extent permitted by Applicable Law, exercise all its rights (including the right of set off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

(b) Exceptions. Section 2.13(a) shall not apply to (i) any payment made by an Obligor to a Lender pursuant to and in accordance with the express terms of this Agreement or any other Loan Document, (ii) any consideration received by a Lender in relation to any participation granted by it or any assignment made by it in accordance with and pursuant to Section 12.7 and (iii) any payment obtained by a Lender in accordance with and pursuant to Section 12.9. In addition, nothing in this Section 2.13 shall at any time require a Lender to share with a Delinquent Lender any payment received by such Lender during the relevant Delinquent Period.

ARTICLE 3

BORROWING BASE

3.1 Initial Borrowing Base. The initial Borrowing Base in effect on the Closing Date shall be $30,000,000. Such initial Borrowing Base shall be subject to redetermination from time to time in accordance with this ARTICLE 3.

3.2 Scheduled Redeterminations.

(a) Independent Reserves Report.

(i) Closing Date Delivery. On the Closing Date, the Borrowers shall deliver to the Technical Agent and each Lender a reserves report dated as of May 7, 2009 from RPS Energy with respect to the Hydrocarbon Interests included or to be included in the Borrowing Base.

(ii) Subsequent Deliveries. Within ninety (90) days after December 31 in each year, commencing with December 31, 2009, the Borrowers shall deliver to the Technical Agent an Independent Reserves Report dated effective as of such December 31, and such other information as may be reasonably requested by the Technical Agent or any Lender with respect to the Hydrocarbon Interests included or to be included in the Borrowing Base. Within thirty (30) days after the Technical Agent’s receipt of such Independent Reserves Report and other information, the Technical Agent shall deliver to each Lender the Technical Agent’s recommendation for the redetermined Borrowing Base. Within ten (10) days after the Lenders’ receipt of the Technical Agent’s recommendation, the Technical Agent and the Majority Lenders shall redetermine the Borrowing Base in accordance with Section 3.4, and the Technical Agent shall promptly notify the Administrative Agent, the Borrowers and the Lenders of the amount of the Borrowing Base as so redetermined provided that if the Majority Lenders do not agree on a redetermined Borrowing Base, the lowest redetermined amount among the Lenders will prevail. If the redetermined amount is lower than the Borrowing Base existing prior to such redetermination, the Borrowing Base shall be equal to the redetermined amount one (1) Business Day after such notification. If the redetermined amount is greater than the Borrowing Base existing prior to such redetermination, the express written approval of the Supermajority Lenders shall be required before the redetermined amount may take effect, failing which the Borrowing Base shall remain the same as that existing prior to such redetermination.

(b) Internal Reserves Reports. Within forty-five (45) days after June 30 in each year, commencing with June 30, 2010, the Borrowers shall deliver to the Technical Agent and the Independent Reserves Engineer an Internal Reserves Report dated effective as of such June 30, and such other information as may be reasonably requested by the Technical Agent, the Independent Reserves Engineer or any Lender with respect to the Hydrocarbon Interests included or to be included in the Borrowing Base. Within thirty (30) days after the Technical Agent’s receipt of such Internal Reserves Report and other information and the completion of the Independent Reserves Engineer’s review of such Report and other information, the Technical Agent shall deliver to each Lender the Technical Agent’s and Independent Engineer’s recommendation for the redetermined Borrowing Base. Within ten (10) days after the Lenders’ receipt of the Technical Agent’s and Independent Engineer’s recommendation, the Technical Agent and the Majority Lenders shall redetermine the Borrowing Base in accordance with Section 3.4, and the Technical Agent shall promptly notify the Administrative Agent, the Borrowers and the Lenders of the amount of the Borrowing Base as so redetermined provided that if the Majority Lenders do not agree on a redetermined Borrowing Base, the lowest redetermined amount among the Lenders will prevail. If the redetermined amount is lower than the Borrowing Base existing prior to such redetermination, the Borrowing Base shall be equal to the redetermined amount one (1) Business Day after such notification. If the redetermined amount is greater than the Borrowing Base existing prior to such redetermination, the express written approval of the Supermajority Lenders shall be required before the redetermined amount may take effect, failing which the Borrowing Base shall remain the same as that existing prior to such redetermination.

(c) Late Delivery. If the Borrowers do not furnish to the Technical Agent and the Lenders the Independent Reserves Report, Internal Reserves Report or other information specified in clauses (a) or (b) above by the required date, (i) the obligation of the Lenders to advance a Loan hereunder and the obligation of the LC Issuer to issue a Letter of Credit hereunder shall be only at the option of any such Lender or LC Issuer, respectively and (ii) the Technical Agent and the Lenders may nonetheless redetermine the Borrowing Base from time to time thereafter in their sole discretion until the Technical Agent and the Lenders receive the relevant Independent Reserves Report, Internal Reserves Report, or other information, as applicable, whereupon the Technical Agent and the Lenders shall redetermine the Borrowing Base as otherwise specified in this ARTICLE 3.

(d) Representation and Warranty. Each delivery of an Internal Reserves Report by the Borrowers to the Technical Agent and the Lenders shall constitute a representation and warranty by the Borrowers to the Technical Agent and the Lenders that (i) the Borrowers have rights with respect to the Hydrocarbon Interests specified therein pursuant to the terms of the Hydrocarbon Licenses and (ii) on and as of the date of such Reserves Report each Hydrocarbon Interest described as “proved developed” therein was developed for oil and/or gas, and the wells pertaining to such Hydrocarbon Interests described therein as “producing wells” were each producing oil and gas in paying quantities, except for wells that were utilized as water or gas injection wells or as water disposal wells. Concurrently with the delivery of each Independent Reserves Report to the Technical Agent, the Borrowers shall deliver a certificate of the Borrowers, signed by a Responsible Officer of the Borrowers, representing and warranting as to the truth, completeness and accuracy of the statements set forth in clauses (i) and (ii) of the immediately preceding sentence in respect of such matters as covered in such Independent Reserves Report.

3.3 Interim Redeterminations. With effect from the first anniversary of the Closing Date, and in addition to the scheduled redeterminations of the Borrowing Base provided for in Section 3.2, the Majority Lenders shall have the right to require one (1) interim redetermination of the Borrowing Base during any period of twelve (12) consecutive months upon giving the Technical Agent and the Borrowers at least ten (10) days’ prior written notice to such effect, and the Borrowers shall have the right to require one (1) interim determination of the Borrowing Base during any period of twelve (12) consecutive months upon giving the Technical Agent and the Lenders at least ten (10) days’ prior written notice to such effect. In connection with any redetermination of the Borrowing Base under this Section 3.3, the Borrowers shall provide the Technical Agent with such supporting information regarding the Borrowers’ business (including the Hydrocarbon Interests, the Proved Reserves, and production relating thereto) as the Technical Agent or any Lender may reasonably request, including, in the case of requests for an increase to the Borrowing Base of $1,000,000 or more, an updated Independent Reserves Report. Within thirty (30) days after the Technical Agent’s receipt of a request for an interim determination under this Section 3.3 together with such supporting information (if any) referred to in the previous sentence, the Technical Agent shall deliver to each Lender the Technical Agent’s recommendation for the redetermined Borrowing Base. Within ten (10) days after the Lenders’ receipt of the Technical Agent’s recommendation, the Technical Agent and the Majority Lenders shall redetermine the Borrowing Base in accordance with Section 3.4, and the Technical Agent shall promptly notify the Administrative Agent, the Borrowers and the Lenders of the amount of the Borrowing Base as so redetermined provided that if the Majority Lenders do not agree on a redetermined Borrowing Base, the lowest redetermined amount among the Lenders will prevail. If the redetermined amount is lower than the Borrowing Base existing prior to such redetermination, the Borrowing Base shall be equal to the redetermined amount one (1) Business Day after such notification. If the redetermined amount is greater than the Borrowing Base existing prior to such redetermination, express written approval of the Supermajority Lenders shall be required before the redetermined amount may take effect, failing which the Borrowing Base shall remain the same as that existing prior to such redetermination.

3.4 Standards for Redetermination. Each redetermination of the Borrowing Base by the Technical Agent and the Majority Lenders pursuant to this ARTICLE 3 shall be made (i) in the sole discretion of the Technical Agent and the Majority Lenders (but in

accordance with the other provisions of this Section 3.4), (ii) in accordance with the Technical Agent’s and the Majority Lenders’ customary internal standards and practices for valuing and redetermining the value of Hydrocarbon Interests in connection with reserve based oil and gas loan transactions, (iii) in conjunction with the most recent Independent Reserves Report or Internal Reserves Report (as applicable) or other information received by the Technical Agent or any Lender relating to the Hydrocarbon Interests, the Proved Reserves and production relating thereto and (iv) based upon the estimated Present Value pursuant to the terms of the Hydrocarbon Licenses as determined by the Technical Agent and the Majority Lenders. In valuing and redetermining the Borrowing Base, the Technical Agent and the Majority Lenders may also consider the business, financial condition, and Indebtedness of the Borrowers and any of their Subsidiaries, any Hydrocarbon Hedge Agreements and such other factors as the Technical Agent and the Majority Lenders customarily deem appropriate, and shall be satisfied that the Present Value is at least equal to 125% of the projected future net cash flows attributable to Proved Developed Producing Reserves at such time and that such projected future net revenues will be sufficient to meet scheduled payments of principal, interest and fees under this Agreement and the other Loan Documents as and when they become due. In that regard, the Borrowers acknowledge that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is essential for the adequate protection of the Technical Agent and the Lenders. No Proved Reserves shall be included or considered for inclusion in the Borrowing Base unless the Technical Agent shall have received, at the Borrowers’ expense, Security Documents, filings, legal opinions and such other appropriate documentary evidence satisfactory in form and substance to the Technical Agent confirming the existence of a Security Interest in the Hydrocarbon Licenses and the Hydrocarbon Interests pertaining thereto (to the fullest extent permissible under the laws of Turkey). At all times after the Technical Agent has given the Borrowers notification of a redetermination of the Borrowing Base under this ARTICLE 3, the Borrowing Base shall be equal to the redetermined amount until the Borrowing Base is again redetermined in accordance with this ARTICLE 3.

3.5 Borrowing Base Deficiency. If a Borrowing Base Deficiency occurs, the Technical Agent shall deliver to the Administrative Agent, the Borrowers and the Lenders as soon as reasonably practicable thereafter a notice to such effect (the “Borrowing Base Deficiency Notice”). The Borrowers shall cure the Borrowing Base Deficiency within forty-five (45) days after receipt of such Borrowing Base Deficiency Notice. In addition, the Borrowers shall deliver to the Technical Agent and the Administrative Agent (for delivery to the Lenders) within fifteen (15) days after receipt of such Borrowing Base Deficiency Notice, a written statement (the “Borrowing Base Deficiency Cure Notice”) indicating which one or combination of the following actions it intends to take to cure the Borrowing Base Deficiency:

(a) a prepayment of all or any part of the Loans pursuant to Section 2.5(a);

(b) Cash Collateralizing the LC Outstandings (if any) then in existence; or

(c) a security interest in additional Collateral, such security interest and such additional Collateral to be acceptable to the Collateral Agent and each Lender in its sole discretion.

3.6 Operational Lock-Up. Following the occurrence of a Borrowing Base Deficiency, all amounts deposited in the Collection Accounts shall be retained therein, and no withdrawals may be made therefrom except in accordance with Section 7.13.

ARTICLE 4

TAXES AND YIELD PROTECTION

4.1 Taxes.

(a) No Deduction for Certain Taxes. Any and all payments by each Obligor shall be made free and clear of and without deduction for any and all present and future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Secured Party, taxes imposed on its income by the jurisdiction under the laws of which such Secured Party is organized or any political subdivision of the jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”) and, in the case of each Secured Party, Taxes by the jurisdiction of such Secured Party’s Funding Office or any political subdivision of such jurisdiction. If any Obligor shall be required by law to deduct any Taxes from or in respect of any sum payable to any Secured Party, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 4.1), such Secured Party receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Obligor shall make such deductions; and (iii) such Obligor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

(b) Other Taxes. In addition, each Obligor shall pay (i) any present and future stamp or documentary taxes or any other excise or property taxes, intangible or mortgage recording taxes, charges or similar levies and (ii) any value added taxes imposed by the jurisdiction in which the Obligor is resident, in each of (i) and (ii) arising from any payment made or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Loan Documents (hereinafter referred to as “Other Taxes”).

(c) Indemnification for Taxes. Each Obligor indemnifies each Secured Party for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.1) paid by such Secured Party and any liability (including interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Each payment required to be made by an Obligor in respect of this indemnification shall be made to the Administrative Agent for the benefit of any party claiming such indemnification within thirty (30) days from the date such Obligor receives written demand therefor from the Administrative Agent on behalf of itself as Administrative Agent or any such Secured Party. If any Secured Party receives a refund in respect of any Taxes paid by an Obligor under this clause (c), such Secured Party shall promptly pay to such Obligor such Obligor’s share of such refund as reasonably determined by such Secured Party.

4.2 Increased Costs.

(a) Change in Law. If, due to either (i) the introduction of or any change in or in the interpretation of any Applicable Law after the Closing Date or (ii) the compliance with any guideline or request from any Governmental Authority (whether or not having the force of law) that becomes effective after the Closing Date, there shall be any increase in the cost to any Secured Party of agreeing to make or making, funding, or maintaining any Credit Extension (whether as a result of any consequent change in its basis of taxation, any consequent introduction of additional regulatory fees or deposits or otherwise), then each

Borrower shall from time to time, upon demand by such Secured Party (with a copy of such demand to the Administrative Agent), immediately pay to the Administrative Agent for the account of such Secured Party such additional amounts as shall be sufficient to compensate such Secured Party for such increased cost. A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to such Borrower and the Administrative Agent by such Secured Party shall be conclusive and binding for all purposes, absent manifest error.

(b) Capital Adequacy. If any Lender determines in good faith that compliance with any Applicable Law or any guideline or request from any Governmental Authority (whether or not having the force of law) that becomes effective after the Closing Date affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s Commitment or the LC Issuer’s commitment to issue Letters of Credit, then, upon ten (10) days’ prior written notice by such Lender or the LC Issuer (with a copy of any such demand to the Administrative Agent), each Borrower shall immediately pay to the Administrative Agent for the account of such Lender or the LC Issuer from time to time as specified by it, such additional amounts as shall be sufficient to compensate such Lender or the LC Issuer, in light of such circumstances, (i) with respect to such Lender, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s Commitment and (ii) with respect to the LC Issuer, to the extent that the LC Issuer reasonably determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and detailing the calculation of such amounts submitted to such Borrower by such Lender or the LC Issuer shall be conclusive and binding for all purposes, absent manifest error.

(c) Letters of Credit. If any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof that becomes effective after the Closing Date shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, the LC Issuer or (ii) impose on the LC Issuer any other condition regarding any Letter of Credit or any LC Outstandings (if any), and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the LC Issuer of issuing or maintaining any Letter of Credit (which increase in cost shall be determined by the LC Issuer’s reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by the LC Issuer, each Borrower shall pay to the LC Issuer, from time to time as specified by the LC Issuer, such additional amounts as shall be sufficient to compensate the LC Issuer for such increased cost. A certificate as to such increased cost incurred by the LC Issuer, as a result of any event mentioned in the preceding clause (i) or (ii), and detailing the calculation of such increased costs submitted by the LC Issuer to such Borrower, shall be conclusive and binding for all purposes, absent manifest error.

(d) Clawback Limitation. Failure or delay on the part of any Lender or the LC Issuer to demand compensation pursuant to this Section 4.2 shall not constitute a waiver of such Lender’s or the LC Issuer’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or the LC Issuer pursuant to this Section 4.2 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender or the LC Issuer, as the case may be, notifies such Borrower of the event giving rise to such increased costs or reductions and of such Lender’s or the LC Issuer’s intention to claim compensation therefor (except that, if the event giving rise to such increased costs or reductions is retroactive, then the one hundred and eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).

4.3 Mitigation Obligations. If any Lender or the LC Issuer requests compensation under Section 4.1 or Section 4.2, then such Lender or the LC Issuer shall use reasonable efforts to designate a different Funding Office for funding or booking its Loans or Letters of Credit, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the LC Issuer, such designation or assignment (i) would eliminate or reduce amounts payable by each Borrower pursuant to Section 4.1 or Section 4.2 in the future and (ii) would not subject such Lender or the LC Issuer to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the LC Issuer, as the case may be. Each Borrower hereby agrees to pay all costs and expenses incurred by any Lender or the LC Issuer in connection with any such designation or assignment; provided that such costs and expenses incurred by any Lender or the LC Issuer in connection with any such designation or assignment are not greater than amounts payable under Section 4.1 or Section 4.2.

4.4 Breakage Costs. Each Borrower agrees to indemnify each Lender on demand for, and to hold each Lender harmless from, any Tax, loss or expense that such Lender may sustain or incur as a consequence of (a) each Borrower’s failure to borrow or continue any Loan after requesting the same, (b) each Borrower’s failure to make any prepayment of Loans after such Borrower has given a notice thereof, (c) the making of a prepayment of Loans on a day that is not the last day of an Interest Period with respect thereto or (d) receipt by an LC Participant pursuant to Section 2.4(e) of its Pro Rata Share of the amount necessary to reimburse the LC Issuer in full for any payment made by it under a Letter of Credit. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed or continued, for the period from the date of such prepayment or of such failure to borrow or continue to the last day of such Interest Period (or, in the case of a failure to borrow or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. A certificate as to any amounts payable pursuant to this Section 4.4 submitted by such Lender to each Borrower through the Administrative Agent shall be conclusive absent manifest error.

4.5 Survival. All of the Borrowers’ obligations under this ARTICLE 4 shall survive the termination of the Commitments and the payment in full of the Obligations.

ARTICLE 5

CONDITIONS PRECEDENT

5.1 Conditions to Closing. The agreement of the LC Issuer and each Lender to make its initial Credit Extension to any Borrower other than Talon hereunder is subject to the satisfaction of the following conditions precedent:

(a) Credit Agreement. This Agreement shall have been duly executed and delivered by the parties thereto.

(b) Notes. The Notes shall have been duly executed and delivered by the Borrowers.

(c) Security Documents. The Security Documents (other than the Turkey License Pledge Agreement and the applicable commercial enterprise pledge agreement) shall have been duly executed and delivered by the parties thereto, together with (to the extent applicable) share certificates, direction letters, acknowledgement notices, public registrations and any other documents in connection with the attachment, perfection or priority of the Liens created thereby as the Collateral Agent may reasonably require and any consents required in connection therewith (including, without limitation, all consents from the Gas Owners (as defined in the Edirne Gas Sale Agreement) to the assignment of receivables by PEMI under the Edirne Gas Sale Agreement) shall have been obtained.

(d) Loan Documents; Fee Letter. (i) The Fee Letter shall have been duly executed and delivered by the parties thereto, and (ii) each other Loan Document to be delivered on the Closing Date shall have been duly executed and delivered by the parties thereto in form and substance satisfactory to the Majority Lenders.

(e) Hydrocarbon Licenses; Eligible Contracts. The Collateral Agent shall have received (i) a copy of each Hydrocarbon License held by the Borrowers in effect on the Closing Date and (ii) a duly executed copy of each Eligible Contract (and, if such Eligible Contract is not in the English language, a certified English language translation thereof if requested by the Collateral Agent) in respect of which the rights to the receivables payable thereunder shall have been duly pledged for the benefit of the Collateral Agent in accordance with the relevant Security Document.

(f) Governmental Authorizations. The Administrative Agent and the Collateral Agent shall have received evidence to their reasonable satisfaction that all governmental authorizations (including, if necessary, written approval from the GDPA and EMRA) and third-party consents necessary in connection with the transactions contemplated by the Loan Documents have been obtained and are in full force and effect.

(g) Independent Reserves Report. The Technical Agent and the Lenders shall have received a reserves report, in form and substance satisfactory to them, in respect of the Hydrocarbon Interests dated as of May 7, 2009 from RPS Energy, together with such other information as may be reasonably requested by them with respect to the Hydrocarbon Interests included or to be included in the Borrowing Base.

(h) Insurance Policies. The Collateral Agent shall have received a certificate of insurance in respect of each insurance policy required to be maintained by the Borrowers and their Subsidiaries pursuant to Section 7.8.

(i) Process Agent. The Administrative Agent shall have received evidence to its reasonable satisfaction that (i) CT Corporation System shall have agreed to act as agent for service of process on behalf of each Obligor in the State of New York and (ii) Law Debenture Trust Services shall have agreed to act as agent for service of process on behalf of each Obligor in England.

(j) Event of Default. The Administrative Agent shall have received from a Responsible Officer of the Borrowers a certificate stating that no Default or Event of Default has occurred and is continuing as of the Closing Date or could reasonably be expected to occur as a result of the transactions contemplated on the Closing Date.

(k) Officer’s Certificates; Resolutions, etc. The Administrative Agent shall have received from each Obligor, as applicable, (1) a copy of a good standing certificate (or, if such concept does not exist under the laws of such Obligor’s jurisdiction of organization, an equivalent thereof reasonably acceptable to the Administrative Agent to the extent available or practicable) in respect of such Obligor, dated a date reasonably close to the Closing Date and (2) a certificate, dated the Closing Date, duly executed and delivered by an Authorized Officer for such Obligor as to:

(i) resolutions of each such Obligor’s board of directors or managing director(s) (or other managing body) then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by such Obligor and the transactions contemplated hereby and thereby and any other resolutions of each such Obligor’s board of directors or managing director(s) (or other managing body) or Affiliates then in full force and effect authorizing any other action necessary or desirable in the sole discretion of the Administrative Agent to effectuate such transactions;

(ii) the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document to be executed by such Obligor; and

(iii) the full force and validity of each Organic Document of such Obligor and attaching copies thereof.

(l) Due Diligence. The Administrative Agent shall have completed, and be satisfied in all respects with the scope and results of, its ongoing due diligence investigation of the business, assets (including the Hydrocarbon Interests), management, operations and prospects of the Obligors and contingent liabilities and obligations of the Obligors.

(m) Fees, Expenses, etc. The Administrative Agent shall have received for its own account and for the account of each Lender, as applicable, (i) all fees, costs and expenses due and payable pursuant to the Fee Letter and Section 2.9 and (ii) all costs and expenses due and payable pursuant to Section 12.5 for which invoices have been presented.

(n) Legal Opinions. The Administrative Agent shall have received a favorable legal opinion, each to be dated on or about the Closing Date and in form and substance satisfactory to the Administrative Agent, from (i) Mallesons Stephen Jaques, Australian counsel to the Administrative Agent, (ii) Higgs &Johnson, Bahamas counsel to the Administrative Agent, (iii) Conyers Dill and Pearman, Bermuda counsel to the Parent, (iv) Pekin & Bayar, Turkish counsel to the Administrative Agent, (v) Holme Roberts & Owen LLP, special Colorado counsel to Transatlantic Petroleum (USA) Corp., and (vi) Jones Day, special New York and English counsel to the Administrative Agent.

(o) Financial Statements. The Administrative Agent shall have received a copy of the audited consolidated balance sheet and statement of income and of cash flows of the Parent and its Subsidiaries for the Fiscal Year ending December 31, 2008 and shall be satisfied with the contents thereof.

(p) Know your Customer Documentation. The Administrative Agent shall have received, and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, the United Kingdom Proceeds of Crime Act 2002 and the United Kingdom Money Laundering Regulations 2003.

(q) Turkiye Garanti Bankasi A.S. The Administrative Agent and the Collateral Agent shall be satisfied that the credit facility with Turkiye Garanti Bankasi A.S. and all extensions of credit thereunder and Liens in respect thereof shall have been effectively terminated and cancelled under applicable law.

(r) Collection Accounts. The Collateral Agent shall be satisfied that the Collection Accounts have been established.

(s) Edirne Gas Sale Agreement. The Edirne Gas Sale Agreement shall be in full force and effect.

(t) Use of Proceeds. The Lenders shall have received a statement from the Parent setting forth (in detail reasonably satisfactory to the Lenders) the intended uses of proceeds of the Extensions of Credit hereunder.

(u) Miscellaneous. Each of the Administrative Agent and the Collateral Agent shall have received such other documents and information reasonably requested by it in connection with the transactions contemplated by the Loan Documents.

5.2 All Loans. The obligation of each Lender to make or continue any Loan, and the obligation of the LC Issuer to make any LC Issuance, shall be subject to the satisfaction of each of the following additional conditions precedent:

(a) Compliance with Warranties, No Default, etc. Both before and after giving effect to any Loan or any LC Issuance (as the case may be) to be made or continued, the following statements shall be true and correct:

(i) as to the initial Credit Extension hereunder, the representations and warranties in each Loan Document shall, in each case, be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(ii) as to any subsequent Credit Extension hereunder, the representations and warranties in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(iii) no Default or Event of Default shall have then occurred and be continuing.

(b) Satisfactory Legal Form; Delivery. All documents required to be delivered pursuant to Section 2.3(a)(i) and Section 2.4(b), respectively, shall have been duly executed and delivered to the Administrative Agent in accordance with the provisions thereof by or on behalf of the Borrowers (including, without limitation, any Notice of Borrowing and LC Application) and shall be reasonably satisfactory in form and substance to the Administrative Agent; and the Administrative Agent shall have received all information, approvals, opinions, documents or instruments as it may have reasonably requested.

5.3 Conditions to Credit Extensions to Talon. In addition to the conditions set forth in Sections 5.1 and 5.2, the agreement of the LC Issuer and each Lender to make any Credit Extension to Talon hereunder is subject to the Administrative Agent having received evidence to its satisfaction of Talon having registered with the GDPA the change of name from “Energy Operations Turkey, LLC-Ankara, Turkey Branch” to “Talon Exploration, Ltd.-Ankara, Turkey Branch”.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the LC Issuer and each Agent to enter into this Agreement, each Obligor hereby makes the following representations and warranties in this ARTICLE 6:

6.1 Existence; Subsidiaries. Each Obligor is duly organized, validly existing and in good standing (if such concept exists under the laws of such Obligor’s jurisdiction of organization) under the laws of its jurisdiction of formation, and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification. As at the Closing Date, each Borrower has no Subsidiaries. Schedule IV sets forth the name and jurisdiction of organization of each Obligor and, as to each Obligor that is a Subsidiary of a Borrower, the percentage of each class of Equity Interests owned directly or indirectly by each Borrower.

6.2 Capacity; Authorization; Non-Contravention. The execution, delivery, and performance by each Obligor of each Loan Document to which it is a party and the consummation of the transactions contemplated thereby (a) are within such Obligor’s corporate powers, (b) have been duly authorized by all necessary corporate action, (c) do not contravene such Obligor’s constitutional documents or any Applicable Law or Contractual Obligation of such Obligor and (d) will not result in the creation or imposition of any Lien prohibited by this Agreement.

6.3 Governmental Authorizations; Other Consents. Other than any filing required to be made in connection with the perfection of the Liens under the Security Documents, no consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority (including the GDPA and EMRA) or any other Person is required for the due execution and delivery by each Obligor of each Loan Document to which it is a party, the performance of its obligations thereunder or the consummation of the transactions contemplated thereby.

6.4 Binding Effect. Each Loan Document to which an Obligor is a party has been duly executed and delivered by such Obligor, and constitutes a legal, valid, and binding obligation of such Obligor, enforceable against it in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity.

6.5 Financial Statements; No Material Adverse Effect. The Borrowers have delivered to the Administrative Agent a copy of the audited Consolidated balance sheet and statement of income and of cash flows of the Parent and its Subsidiaries for the Fiscal Year ending December 31, 2008, and such financial statements are accurate and complete in all material respects and present fairly the financial condition of the Parent and its Subsidiaries in accordance with GAAP. As of the Closing Date, there has been no material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of the Parent and its Subsidiaries, taken as a whole, since December 31, 2008. As of the date of the financial statements most recently delivered pursuant to Section 7.1, there were no material contingent obligations, liabilities for taxes, unusual forward or long term commitments, or unrealized or anticipated losses of the Borrowers (except as disclosed therein) for which adequate reserves have not been set aside in accordance with GAAP. Since the date of the financial statements most recently delivered pursuant to Section 7.1, no event or circumstance has occurred that could reasonably be expected to have a Material Adverse Effect.

6.6 Disclosure. All written information (excluding projections, estimates and pro forma financial information) furnished by or on behalf of any Obligor to any Secured Party in connection with this Agreement or any other Loan Document is accurate and complete in all material respects on the date as of which such information was furnished, and does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained therein not misleading at such time. All projections, estimates and pro forma financial information furnished by or on behalf of any Obligor to any Secured Party were prepared on the basis of assumptions, data, information, tests, or conditions believed in good faith to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

6.7 Litigation. Except as specified in Item 6.7 of the Disclosure Schedule, to the best of each Obligor’s knowledge after due inquiry, there is no pending or threatened action or proceeding involving any Obligor before any court, Governmental Authority or arbitrator which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity, binding effect or enforceability of any Loan Document. To the best of each Obligor’s knowledge after due inquiry, there is no pending or threatened action or proceeding instituted against any Obligor which seeks to adjudicate such Obligor as bankrupt or insolvent, or which seeks its liquidation, administration, winding up, reorganization, or which seeks a composition of its debts under any Applicable Law relating to bankruptcy, administration, insolvency, reorganization or relief of debtors, or which seeks the entry of an order for the appointment of an administrator, administrative receiver, receiver, receiver and manager, liquidator, provisional liquidator, trustee, custodian, conservator or other similar official for such Obligor or for any substantial part of its property.

6.8 No Default. No Obligor is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

6.9 Ownership of Properties. Each Obligor has good and indefeasible title to, or valid license, leasehold or other rights in, all of its properties necessary for the conduct of its business as is customary in the oil and gas industry, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each property of the Obligor necessary for the ordinary conduct of its business is in good repair, working order and condition (ordinary wear and tear excepted) and such property has not been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, hurricane, accident, strike or other labor disturbance, embargo, requisition, expropriation, cancellation of contracts, permits, or concessions (including any Hydrocarbon License) by a Governmental Authority, riot, activities of armed forces, acts of god or any public enemy.

6.10 Indebtedness; Liens. Other than as permitted pursuant to Section 8.1, the Borrowers and their Subsidiaries have no Indebtedness. Other than as permitted pursuant to Section 8.2, none of the properties of the Borrowers and their Subsidiaries is subject to any Lien. All filings, recordings, registrations, third party consents and other actions to be taken by the Obligors that are necessary to create and perfect the Liens provided for in the Security Documents have been or will be made, obtained and taken in all relevant jurisdictions in a timely manner, and the provisions of the Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a Security Interest (subject to the Liens permitted by Section 8.2) on all right, title and interest of each Obligor in the Collateral described therein.

6.11 Compliance with Law. Each Obligor is in compliance with all Applicable Law, except to the extent non-compliance could not reasonably be expected to have a Material Adverse Effect.

6.12 Environmental Compliance. Without prejudice to Section 6.11, each Obligor has obtained all permits under Environmental Law necessary for the exercise of its rights with respect to, and operation of, its properties and the conduct of its business, and has at all times been and is in compliance with all applicable Environmental Law, except to the extent noncompliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best of each Obligor’s knowledge after due inquiry, none of the present or previously owned or operated properties of such Obligor has been investigated or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Law or has been the site of any Release of Hazardous Materials from present or past activities.

6.13 Insurance. The properties of the Borrowers and their Subsidiaries are insured with financially sound and reputable insurance companies (not being Affiliates thereof), in such amounts, with such deductibles and covering such risks as are customarily maintained by Persons engaged in the oil and gas exploration and production industry and owning or operating in similar localities where the Borrowers and their Subsidiaries are based.

6.14 Use of Proceeds. Each Credit Extension will be used by the Borrowers for the purposes described in Section 7.11. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no Credit Extension will be used to purchase or carry any margin stock in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

6.15 Investment Company Act. No Obligor is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended from time to time.

6.16 Taxes. All tax returns required to be filed by or on behalf of each Obligor have been duly filed on a timely basis or appropriate extensions have been obtained except where the failure to so file could not reasonably be expected to have a Material Adverse Effect, and are true, complete and correct. All taxes shown to be payable on such tax returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other taxes are payable by each Obligor with respect to items or periods covered by such tax returns, except in each case to the extent of any taxes that are being contested in good faith and for which adequate reserves in accordance with GAAP shall have been set aside.

6.17 Pension Plans. Each Obligor is in compliance in all material respects with all Applicable Law relating to any pension plans or employee benefit plans. Without prejudice to the foregoing, no “reportable event,” as defined in Section 4043 of the Employee Retirement Income Security Act of 1974 (“ERISA”), has occurred or is reasonably expected to occur and no Obligor maintains any employee pension benefit plan which is subject to the provisions of Title IV of ERISA.

6.18 Solvency. Both before and after giving effect to any Credit Extension, each Obligor is and will be, together with its Subsidiaries on a Consolidated basis, Solvent.

6.19 Hedge Agreements. Item 6.19 of the Disclosure Schedule contains a true, correct and complete list of all Hydrocarbon Hedge Agreements, Interest Hedge Agreements and any other Hedge Agreement to which each Borrower and any of its Subsidiaries is a party as of the date hereof.

6.20 Eligible Contracts; Hydrocarbon Licenses. Item 6.20 of the Disclosure Schedule contains a true, correct and complete list of all Eligible Contracts in effect and all Hydrocarbon Licenses to which each Borrower and its Subsidiaries has rights, and a copy of each such duly executed Eligible Contract and Hydrocarbon License, certified by a Responsible Officer of the relevant Borrower as being true, complete and in full force and effect, has been delivered to the Collateral Agent, together with, (if requested by the Collateral Agent) a certified English language translation thereof to the extent such Eligible Contract or Hydrocarbon License is not in the English language).

6.21 Deposit Accounts. Item 6.21 of the Disclosure Schedule contains a true, correct and complete list of all deposit accounts, securities accounts and commodities accounts in which each Borrower and any of its Subsidiaries has an interest. The Local Collection Account and the other deposit accounts set forth on Item 6.21 and identified as accounts maintained in Turkey are the only deposit accounts of any Borrower maintained in Turkey.

6.22 Status of Obligations. The Obligations constitute direct, secured, unsubordinated and unconditional obligations of the Borrowers and the Guarantors, ranking at least pari passu with the claims of all of the Borrowers’ and the Guarantor’s other creditors, except those creditors whose claims are mandatorily preferred under Applicable Law.

6.23 Immunity from Suit. Neither the Obligors nor any of their respective assets is entitled to immunity from suit, execution, attachment or other legal process in any jurisdiction. The entry by each Obligor into this Agreement and the other Loan Documents to which it is party constitutes, and the exercise of its respective rights and performance of and compliance with its respective obligations under this Agreement and the other Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

ARTICLE 7

AFFIRMATIVE COVENANTS

Each Obligor covenants with the Secured Parties that, until all Commitments have been terminated and all Obligations (other than contingent Obligations not then due and payable) have been paid in full, it shall, and shall cause each of its Subsidiaries to, perform the obligations in this ARTICLE 7.

7.1 Financial Statements; Reporting.

(a) Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2009, the Borrowers shall deliver to the Administrative Agent (with sufficient copies for each Lender) a copy of (i) the audited consolidated balance sheet of the Parent and the related audited consolidated statements of income and of cash flows for such Fiscal Year and (ii) the audited Combined balance sheet of the Borrowers (which shall include their Subsidiaries) as at the end of such Fiscal Year and the related audited Combined statements of income and of cash flows for such Fiscal Year, in the case of each of (i) and (ii) setting forth in comparative form the figures for the previous Fiscal Year, reported on without a going concern or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or another “Big Four” US firm of independent certified public accountants otherwise reasonably acceptable to the Administrative Agent.

(b) Quarterly Financial Statements. As soon as available, but in any event not later than forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending March 31, 2010, the Borrowers shall deliver to the Administrative Agent (with sufficient copies for each Lender) a copy of (i) the unaudited consolidated balance sheet of the Parent and the related unaudited consolidated statements of income and of cash flows for such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter and (ii) the unaudited Combined balance sheet of the Borrowers (which shall include their Subsidiaries) as at the end of such Fiscal Quarter and the related unaudited Combined statements of income and of cash flows for such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter, in the case of each of (i) and (ii) setting forth in comparative form the figures for such Fiscal Quarter in the previous Fiscal Year, certified by a Responsible Officer of the Borrowers as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes).

(c) GAAP Reporting. All financial statements required to be delivered pursuant to Section 7.1(a) and Section 7.1(b) shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein.

(d) Compliance Certificate. Concurrently with the delivery of the financial statements pursuant to Section 7.1(a) and Section 7.1(b), the Borrowers shall deliver to the Administrative Agent (with sufficient copies for each Lender) a Compliance Certificate containing the information and calculations necessary for determining compliance by the Borrowers and their Subsidiaries with the provisions of Section 8.17 and certifying as to the truth and correctness in all material respects of the representations and warranties in each Loan Document (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and that no Default or Event of Default shall have then occurred and be continuing.

(e) Reporting. Unless the same shall be publicly available, promptly after the same becomes available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the Canadian Securities Administrators or the United States Securities and Exchange Commission under Applicable Law.

(f) Local Collection Account. Not later than ten (10) days after the end of each calendar month, the Borrowers shall deliver to the Administrative Agent (i) a statement from the Local Collection Account Bank displaying, as of the last day of such calendar month, the overall balance in each Local Collection Account and all credits and debits in respect of such Local Collection Account in such calendar month, (ii) a statement, prepared by the Borrowers, detailing the aggregate amount withdrawn by the Borrowers in such calendar month, and (iii) a statement as to the purposes for which such withdrawals were applied by the Borrowers, in each case certified by a Responsible Officer of the Borrowers as being true, correct and complete.

(g) Other Information. Promptly upon request therefor, any other information regarding the business, assets (including Hydrocarbon Interests in Turkey), condition (financial or otherwise), results of operations or prospects of the Borrowers and their Subsidiaries or any other Obligor, to the extent such information is reasonably required by the Administrative Agent or the Majority Lenders in connection with their assessment of the ability of any Obligor to comply with the terms of this Agreement and any other Loan Document. All costs and expenses incurred in connection with the provision of such information shall be borne by the Borrowers.

7.2 Information on Hydrocarbon Interests.

(a) Reserves Reports.

(i) Independent Reserves Report. The Borrowers shall deliver to the Technical Agent an Independent Reserves Report in accordance with Section 3.2(a).

(ii) Internal Reserves Reports. The Borrowers shall deliver to the Technical Agent an Internal Reserves Report in accordance with Section 3.2(b).

(iii) Accuracy of Reserves Reports. The Borrowers hereby undertake to ensure that the information contained in each Internal Reserves Report and any other information delivered in connection therewith is true and correct in all material respects.

(b) Hydrocarbon Production Forecast. As soon as available, but in any event no later than twenty (20) days after the end of each month, commencing with the month ending January 31, 2010, the Borrowers shall deliver to the Technical Agent and each Lender that requests a copy thereof, a Hydrocarbon production forecast in form and substance reasonably satisfactory to the Technical Agent. Such production forecast shall contain the Borrowers’ good faith projections for production volumes, revenues, expenses, taxes and Capital Expenditure in respect of the Hydrocarbon Interests for the immediately following twelve (12) month period, and the underlying assumptions and data used in preparing the same.

(c) Hydrocarbon Production Report. As soon as available but in any event no later than twenty (20) days after the end of each month, commencing with the month ending January 31, 2010, the Borrowers shall deliver to the Technical Agent and each Lender that requests a copy thereof, a Hydrocarbon production report in form and substance reasonably satisfactory to the Technical Agent. Such production report shall contain information regarding the production volumes, revenues, expenses, taxes and Capital Expenditure in respect of the Hydrocarbon Interests for the Fiscal Quarter most recently ended.

(d) Field Development Plan / Annual Budget. Concurrently with the delivery of the financial statements pursuant to Section 7.1(a), the Borrowers shall deliver to the Technical Agent (with sufficient copies for each Lender) a field development plan and annual budget (the “Operating Budget”) in respect of the business and operations of the Borrowers and their Subsidiaries for the twelve (12) month period commencing from the end of the previous Fiscal Year, such Operating Budget to contain the Borrowers’ good faith estimates relating to (i) general corporate overhead and administrative expenses, (ii) Capital Expenditure in respect of Hydrocarbon Interests, (iii) Hydrocarbons to be sold under Eligible Contracts, (iv) EBITDAX and (v) taxes and royalties for such period, in each case broken down on a calendar month basis, as well as the underlying assumptions and data used in preparing the same, such Operating Budget to be otherwise in form and substance reasonably satisfactory to the Technical Agent.

(e) Site Visits. The Borrowers shall, and shall cause each of their Subsidiaries to, permit representatives of each Agent (at their sole risk) to visit and inspect any location that is the subject of a Hydrocarbon License upon giving no less than twenty (20) Business Days’ prior written notice and to discuss the business, assets (including the Hydrocarbon Interests in Turkey), condition (financial or otherwise), results of operations or prospects of the Borrowers and any of their Subsidiaries, with any applicable officers and employees of the Borrowers who participate in such site visits and, consistent with the provisions of Section 7.10, to follow up with its certificated public accountants. The Borrowers shall, and shall cause each of their Subsidiaries to, bear all costs and expenses incurred by such Agent in connection with any such visit, inspection or examination; provided, that so long as no Event of Default shall have occurred and be continuing, the Borrowers shall not be obliged to bear such costs and expenses for more than one (1) such visit, inspection or examination in any calendar year.

(f) Eligible Contracts. No later than sixty (60) days before the expiry of any Eligible Contract, the Borrowers shall notify the Collateral Agent, the Technical Agent and the Lenders as to whether or not it proposes to renew such Eligible Contract and, if so, the material terms on which it proposes to effect such renewal. No later than fourteen (14) days prior to executing the definitive documentation for any renewed Eligible Contract, the Borrowers shall provide the Technical Agent, the Collateral Agent and the Lenders with a copy thereof (and if such documentation is not in the English language, a certified English language translation thereof), together with any other information relating thereto as the Collateral Agent or the Technical Agent may reasonably request.

(g) Other Reports. Each Borrower shall, and shall cause each of its Subsidiaries to, deliver the reports required pursuant to Article 63 of the Petroleum Communiqué published in the Turkish Official Gazette dated July 17, 1989 (No. 20224).

7.3 Notices. The Borrowers shall, through the Administrative Agent, furnish to the Secured Parties the following notices within the time periods specified below:

(a) notice of any Default, Event of Default or default under, termination of, entry into or renewal of, any Hydrocarbon License, Eligible Contract or Material Contract, as soon as possible after the occurrence thereof and in any event within five (5) Business Days after any Borrower or any other Obligor knows of such occurrence;

(b) notice of any proposed amendment, restatement, supplement, waiver or other modification to, the terms contained in any Hydrocarbon License, Eligible Contract or Material Contract, as soon as possible and in any event within five (5) Business Days after any Borrower or any other Obligor knows of such proposal;

(c) notice of the commencement of, or any material adverse development with respect to, any litigation, investigation or proceeding involving an Obligor, that if adversely determined, could reasonably be expected to have a Material Adverse Effect, as soon as possible and in any event within five (5) Business Days after any Borrower or any other Obligor knows of such occurrence;

(d) notice of the receipt of any summons, order or citation concerning any violation or alleged violation of Environmental Law involving an Obligor that could reasonably be expected to have a Material Adverse Effect, or which seeks to impose any Environmental Liability on an Obligor that could reasonably be expected to have a Material Adverse Effect, as soon as possible and in any event within five (5) Business Days after any Borrower or any other Obligor receives any such summons, order or citation;

(e) notice of any other development or event that has had or could reasonably be expected to have a Material Adverse Effect, as soon as possible and in any event within five (5) Business Days after any Borrower or any other Obligor obtains knowledge thereof;

(f) notice of any incident, event or circumstance that could reasonably be expected to result in:

(i) the production, recovery or transportation of Hydrocarbons with respect to any Hydrocarbon Interest being suspended or interrupted for a period of five (5) consecutive days or more;

(ii) material physical damage to any plant or equipment being used in the production, recovery or transportation of Hydrocarbons with respect to any Hydrocarbon Interest;

(iii) any amendment, restatement, supplement or modification to the most recent Operating Budget; or

(iv) any enlargement of, or reduction in, the percentage interest of any Borrower or any of its Subsidiaries in any Hydrocarbon Interest,

in each case, as soon as possible and in any event within five (5) Business Days after any Borrower or any other Obligor obtains knowledge thereof;

(g) within thirty (30) days prior to renewal thereof, renewal notices in respect of all insurance policies required to be maintained by any Borrower or any of its Subsidiaries pursuant to Section 7.8; and

(h) notice of the occurrence of any event that could reasonably be expected to give rise to an obligation to make a mandatory prepayment pursuant to Section 2.5(b), as soon as possible and in any event within five (5) Business Days after any Borrower or any other Obligor knows of such occurrence.

Each notice pursuant to this Section 7.3 shall be accompanied by a statement of a Responsible Officer of the Borrowers setting forth details of the occurrence referred to therein and stating what action each Borrower or the relevant Obligor proposes to take with respect thereto. In addition, each notice delivered pursuant to this Section 7.3 shall also include, to the extent requested by the Administrative Agent, copies of all material documentation relating to the applicable occurrence or event.

7.4 Payment of Obligations. Each Obligor shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except to the extent any amount or validity thereof is being contested in good faith and for which adequate reserves in accordance with GAAP shall have been set aside.

7.5 Preservation of Existence. Except as otherwise expressly permitted under this Agreement, each Obligor shall preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights necessary or desirable in the normal conduct of its business.

7.6 Compliance with Contractual Obligations and Law. Each Obligor shall comply with its Contractual Obligations (including its obligations under each Hydrocarbon License, Eligible Contract and Material Contract) and all Applicable Law (including all Environmental Law and, to the extent relevant, under each Hydrocarbon License), except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.7 Maintenance of Properties.

(a) Each Obligor shall maintain, preserve, protect and keep all of its and their respective properties (other than properties that such Obligor determines in its commercially reasonable, good faith judgment to be obsolete, worn out, depleted or economically inefficient) in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by such Obligor may be properly conducted at all times;

(b) The Borrowers shall, and shall ensure that their Subsidiaries will, maintain in effect Eligible Contracts in respect of all Hydrocarbons produced pursuant to the Hydrocarbon Licenses; and

(c) Subject to Section 8.13, the Borrowers shall at all times be the licensees under the Hydrocarbon Licenses.

7.8 Maintenance of Insurance. Each Obligor shall maintain insurance in respect of its business with financially sound and reputable insurance companies (not being Affiliates of any Obligor), in such amounts, with such deductibles and covering such risks as are customarily maintained by Persons in a similar business, operating in similar localities to the Obligor. Without limiting the foregoing, all such insurance policies shall name the Collateral Agent as loss payee in the case of property insurance and designate the Collateral Agent as an additional insured in the case of liability insurance and if requested by the Collateral Agent) provide that no cancellation or modification of the policies will be made without thirty (30) days’ prior written notice to the Collateral Agent and be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.

7.9 Books and Records; “Know-Your-Client” Information.

(a) Each Borrower shall, and shall ensure that each of its Subsidiaries will, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

(b) Each Obligor shall promptly provide the Administrative Agent from time to time upon request with all documentation and other information required by any Lender or bank regulatory authority under applicable “know-your-customer” and anti-money laundering statutes, rules and regulations, including without limitation the USA PATRIOT Act, the United Kingdom Proceeds of Crime Act 2002 and the United Kingdom Money Laundering Regulations 2003.

7.10 Inspection Rights.

(a) General. Without prejudice to Section 7.2(e), each Borrower shall, and shall ensure that each of its Subsidiaries will, permit representatives and independent contractors of each Agent or any Lender to visit and inspect any of its properties to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of such Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired upon reasonable advance notice to such Borrower (but, so long as no Event of Default shall have occurred and be continuing, no more than twice in any calendar year); provided that if an Event of Default has occurred and is then continuing, each Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours.

(b) Hydrocarbon Interests. If the Majority Lenders at any time determine that the production, recovery or transportation of Hydrocarbons with respect to any Hydrocarbon Interest may be impeded or prejudiced in a manner that could reasonably be expected to have a Material Adverse Effect, they shall be entitled to obtain such reports, conduct such investigations and consult with such professional advisors as they may reasonably require (including, without limitation, appointing an independent environmental expert, insurance advisor or legal advisors) with a view to assessing the ability of the Borrowers and any other Obligor to comply with the terms of this Agreement and any other Loan Document. All costs and expenses incurred by the Majority Lenders in connection with such reports, investigations or consultations shall be borne by the Borrowers; provided that, if no Event of Default has occurred or is then continuing, the Borrowers shall only bear such costs and expenses up to an aggregate amount not to exceed US$50,000 in each Fiscal Year. Each Borrower shall, and shall ensure that each of its Subsidiaries will, co-operate fully with any Person preparing such report, or carrying out such investigation.

7.11 Use of Proceeds. The Borrowers shall apply the proceeds of each Credit Extension solely as follows:

(a) for the working capital, general and administrative purposes of the Borrowers and their Subsidiaries provided that general and administrative expenses will be funded from direct or indirect capital contributions from the Parent until the Administrative Agent and Technical Agent are reasonably satisfied that the Borrowing Base supports the funding of such expenses;

(b) to finance development, production, storage, marketing, processing and/or transportation activities of the Borrowers and their Subsidiaries in respect of Hydrocarbon Interests in Turkey; and

(c) to pay the closing costs and fees owed by any Obligor to each Arranger, each Agent, the LC Issuer and the Lenders in connection with the transactions contemplated by this Agreement and the Loan Documents.

7.12 Additional Collateral; Additional Subsidiaries; Further Assurances, etc.

(a) New Property. With respect to any Hydrocarbon Interests acquired or owned after the Closing Date by any Borrower or any of its Subsidiaries (including, without limitation, any Eligible Contract, any receivables payable under such Eligible Contract, any property insurance policy and any proceeds payable thereunder) as to which the Collateral Agent does not have a Security Interest and in respect of which such Borrower or such Subsidiary is legally entitled to grant a Security Interest to the Collateral Agent, such Borrower or such Subsidiary shall promptly notify the Collateral Agent in writing thereof, and if requested by the Collateral Agent:

(i) execute and deliver to the Collateral Agent such additional Security Documents and/or amendments to the Security Documents or such other documents (including a certified English language translation, to the extent such documents are not in the English language) as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, a Security Interest in such Hydrocarbon Interests;

(ii) take all actions necessary or reasonably requested by the Collateral Agent, to grant in favor of the Collateral Agent a Security Interest in such Hydrocarbon Interests; and

(iii) deliver to the Collateral Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

(b) New Subsidiaries. With respect to any new Subsidiary created or acquired after the Closing Date by any Borrower or any of its Subsidiaries, such Borrower or such Subsidiary shall promptly:

(i) execute and deliver to the Collateral Agent such amendments to the Security Documents or such other documents as the Collateral Agent deems necessary or advisable to grant in favor of the Collateral Agent, a Security Interest in all Equity Interests of such new Subsidiary that are owned by such Borrower or such Subsidiary;

(ii) deliver to the Collateral Agent the certificates (if any) representing such Equity Interests, together with undated stock or other analogous powers, in blank, executed and delivered by an Authorized Officer of such Borrower or such Subsidiary, as the case may be;

(iii) cause such new Subsidiary to become a party to this Agreement as a Subsidiary Guarantor, and take such actions as the Collateral Agent deems necessary or advisable to grant in favor of the Collateral Agent, a Security Interest in the property of such new Subsidiary in respect of which such new Subsidiary is legally entitled to grant a Security Interest to the Collateral Agent;

(iv) deliver to the Collateral Agent a certificate of the Secretary or an Assistant Secretary of such new Subsidiary as to the matters set forth in Section 5.1(k) (together with appropriate attachments) and a copy of a good standing certificate for such new Subsidiary (or, if such concept does not exist under the laws of such new Subsidiary’s jurisdiction of organization, a reasonable equivalent to the extent available or practicable), dated a date reasonably acceptable to the Collateral Agent; and

(v) deliver to the Collateral Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.

(c) Viking Equipment. In the event ownership of any Viking Equipment is transferred to any Borrower or any Subsidiary thereof, (i) such Viking Equipment shall be free and clear of all Liens upon such transfer, (ii) such Viking Equipment shall be located in Turkey and (iii) such Borrower or Subsidiary will (1) cause such Viking Equipment to be subject to a commercial enterprise pledge in favor of the Collateral Agent under the laws of Turkey which will be registered with the applicable Trade Registry in Turkey within thirty (30) days of the effective date of such transfer of ownership and (y) if a subsequent filing becomes necessary, within thirty (30) days after written request from the Collateral Agent to do so and (2) in each case (1)(x) and (1)(y), the Lenders shall have received a satisfactory opinion of their Turkish counsel as to the duly perfected security interest in and Lien on the collateral thereunder.

(d) Further Assurances. Each Obligor shall, after notice thereof from any Agent, do all such further acts and things and execute and deliver all such further documents as shall be reasonably requested by such Agent in order to give effect to this Agreement, the Security Documents and any other Loan Document and shall cause the same to be registered wherever, in the opinion of such Agent, such registration may be required or advisable to preserve, perfect or validate or continue the perfected status of any deemed or other Lien granted pursuant to a Security Document or to enable each Lender to exercise and enforce its rights hereunder with respect to such deemed or other Lien. In the case of the applicable commercial enterprise pledge agreements, (i) the Obligors will ensure that (x) each such commercial enterprise pledge agreement pursuant to which Equipment of a Borrower shall be pledged will be duly executed and submitted for registration with the applicable Trade Registry in Turkey within twenty (20) days of the Closing Date and (y) if a subsequent filing becomes necessary, within twenty (20) days after written request from the Collateral Agent to do so and (ii) in each case (i)(x) and (i)(y), the Lenders shall have received a satisfactory opinion of their Turkish counsel as to the duly perfected security interest in and Lien on the collateral thereunder. In the event that such a pledge is not capable of being registered due to the actions of the applicable Governmental Authorities

(including the GDPA), and a written evidence of the refusal decision obtained from the applicable Governmental Authorities (including the GDPA) is provided to the Lenders, then the Obligors shall be released from their obligation to establish such a commercial enterprise pledge.

(e) Turkey License Pledge Agreement. If, due to either a change in market practice or GDPA practice or policy or the introduction of or any change in or in the interpretation of any Applicable Law or guidelines or requests of the GDPA after the Closing Date, the GDPA accepts for registration pledge agreements in respect of the rights of debtors under hydrocarbon licenses, the Borrowers will enter into the Turkey License Pledge Agreement (or such relevant agreement in the form required by the applicable provisions of the Applicable Law at such time) and provide written evidence which shall be obtained from the GDPA that the Agreement has been submitted to be registered with the GDPA within sixty (60) days of such change.

(f) Change of Registered Branch Name. On or before January 31, 2010, Talon shall submit for registration with the GDPA the change of name from “Energy Operations Turkey, LLC-Ankara, Turkey Branch” to “Talon Exploration, Ltd.-Ankara, Turkey Branch”. To the extent necessary or desirable, in the reasonable discretion of the Administrative Agent, any Hydrocarbon License registered in the name of Energy Operations Turkey, LLC (formerly a Delaware limited liability company and continued as Talon) shall be modified, or Talon shall take any action necessary or desirable, in the reasonable discretion of the Administrative Agent, to properly reflect Talon as the holder thereof, either directly or through its Ankara, Turkey Branch.

7.13 Collection Accounts.

(a) Establishment. The Borrowers shall (or shall cause their Subsidiaries to) establish and maintain the following deposit accounts on or before the Closing Date:

(i) the Local Collection Account; and

(ii) the Offshore Collection Account.

The Borrowers shall not open any deposit account in replacement of any Collection Account except with the Collateral Agent’s prior written consent, it being acknowledged and agreed that such consent may be conditioned upon the Collateral Agent’s receipt of a deposit account control agreement and/or such other Security Document as the Collateral Agent may require in respect of the proposed replacement deposit account. In addition, unless a Security Interest exists with respect to each such account no later than three (3) Business Days following its opening, no Borrower shall, nor permit any of its Subsidiaries to, open or maintain any deposit account, securities account or commodity account with any Person except for the accounts specified in Item 6.21 of the Disclosure Schedule provided that no Borrower shall open or maintain a deposit account in Turkey other than the Local Collection Account and the accounts specified in Item 6.21.

(b) Payments into Collection Accounts.

(i) Pursuant to instruction letters in form and substance satisfactory to the Collateral Agent, the Borrowers shall (or shall cause their Subsidiaries to) instruct each Eligible Offtaker via notary public or registered mail to deposit all Turkish Lira denominated amounts due to the Borrowers and any of their Subsidiaries under each Eligible Contract in the applicable Local Collection Account, submit evidence to the Administrative Agent that such instruction has been served as stated above, and shall use its best efforts to ensure that each such Eligible Offtaker provides written acknowledgement of its agreement to do so in form and substance satisfactory to the Collateral Agent.

(ii) Pursuant to instruction letters in form and substance satisfactory to the Collateral Agent, the Borrowers shall (or shall cause their Subsidiaries to) instruct each Eligible Offtaker via notary public or registered mail to deposit all Dollar denominated amounts due to the Borrowers and any of their Subsidiaries under each Eligible Contract in the applicable Offshore Collection Account, submit evidence to the Administrative Agent that such instruction has been served as stated above, and shall use its best efforts to ensure that each such Eligible Offtaker provides written acknowledgement of its agreement to do so in form and substance satisfactory to the Collateral Agent.

(c) No Operational Lock-Up Event. If so requested, the Collateral Agent shall, on a weekly basis, transfer all amounts standing to the credit of a Collection Account into another deposit account designated by the Borrowers by way of a written request (or written standing instruction). Unless the Collateral Agent otherwise agrees, all such transfers shall occur on or after 11:00 a.m. (London, England time) on each Monday (or if such day is not a Business Day, the immediately following Business Day), and all costs and expenses incurred by the Collateral Agent in connection with such transfers shall be borne by the Borrowers; provided that no such transfer shall be made if an Operational Lock-Up Event or Event of Default has then occurred and is continuing, or could reasonably be expected to result therefrom.

(d) Operational Lock-Up Event. If an Operational Lock-Up Event or Event of Default has occurred and is continuing, the Borrowers shall cease to have the right to request any transfer from any Collection Account and no amounts standing to the credit of any Collection Account may be withdrawn except with the prior written consent of the Collateral Agent and the Lenders; provided that for each calendar month during the continuation of a Borrowing Base Deficiency, the Collateral Agent may permit the Borrowers to withdraw an amount not exceeding 110% of their general corporate overhead and administrative expenses for such month as set forth in the most recent Operating Budget, and provided further that the Collateral Agent may, in its sole and absolute discretion, upon receipt of tax invoices or other supporting documentary evidence to its reasonable satisfaction, permit withdrawals for the purpose of paying royalties or other amounts due to the applicable Governmental Authority in respect of any Hydrocarbon License or any third party (not being an Obligor) under any farm-in, farm-out, production sharing agreement or analogous contractual arrangement in respect of the Hydrocarbon Licenses.

(e) Resolution of Operational Lock-Up Event. If (i) an Operational Lock-Up Event has occurred, and thereafter a sixty (60) day period shall have passed during which no Default or Event of Default shall have occurred and any Borrowing Base Deficiency giving rise to such Operational Lock-Up Event shall have been cured or (ii) an Event of Default has occurred, but is thereafter remedied or waived, then in the case of each of (i) and (ii) above, any amounts standing to the credit of any Collection Account may again be transferred in accordance with Section 7.13(c) as if no Operational Lock-Up Event or Event of Default had occurred in the first place.

(f) Collection Accounts as Collateral. For the avoidance of doubt, each Borrower acknowledges and agrees that the Collection Accounts and all amounts standing to the credit thereof from time to time shall constitute Collateral for the payment in full of the Obligations.

7.14 Hydrocarbon Hedge Agreement. At least one of the Borrowers shall maintain a Designated Hedge Agreement providing commodity price support in respect of at least 30% of the anticipated production volumes attributable to Proved Developed Producing Reserves (as determined by the Technical Agent with reference to the most recent Independent Reserves Report delivered to the Technical Agent under Section 3.2(a)(ii)) and shall maintain such commodity price support at all times from the initial delivery of the Independent Reserves Report under Section 3.2(a)(ii) until the Scheduled Maturity Date, such commodity price support and such Designated Hedge Agreement to be otherwise satisfactory to the Majority Lenders. If required by the Majority Lenders, the Borrowers shall promptly execute a Security Document granting a Security Interest in respect of all of its right, title and interest in such Designated Hedge Agreement.

7.15 Status of Obligations. The Obligors shall ensure that the Obligations constitute direct, secured, unsubordinated and unconditional obligations of the Borrowers and the Guarantors, ranking at least pari passu with the claims of all of each Borrower’s and each Guarantor’s other creditors, except those creditors whose claims are mandatorily preferred under Applicable Law.

7.16 Designated Hedge Agreement. A Designated Hedge Agreement shall have been duly executed and delivered by the parties thereto on or before December 23, 2009, providing commodity price support at all times from the date entered into until the date of initial delivery to the Technical Agent of the Independent Reserves Report under Section 3.2(a)(ii), in respect of anticipated production volumes attributable to Proved Developed Producing Reserves at (i) 800 bbl/day for 2010, (ii) 700 bbl/day for 2011 and (iii) 600 bbl/day for 2012, such agreement to be in form and substance satisfactory to the Majority Lenders and, if required by the Majority Lenders, a Security Document shall have been executed granting a Security Interest in respect of all of the relevant Borrower’s right, title and interest in such Designated Hedge Agreement.

7.17 Local Blocked Account. Upon or before establishing a Collection Account with the Local Collection Account Bank in accordance with Section 7.13(a) for the purpose of receiving Turkish Lira-denominated payments under any Eligible Contract, Talon shall have closed the Local Blocked Account and transferred any balances therein at the direction of the Collateral Agent.

ARTICLE 8

NEGATIVE COVENANTS

Each Obligor covenants with the Secured Parties that, until all Commitments have been terminated and all Obligations (other than contingent Obligations not then due and payable) have been paid in full, it shall, and shall cause each of its Subsidiaries to, perform the obligations in this ARTICLE 8.

8.1 Indebtedness. Each Borrower shall not, and shall not permit any of its Subsidiaries to, create, issue, incur, assume, become liable in respect of or permit to exist any Indebtedness, except:

(a) Indebtedness in respect of the Obligations;

(b) Indebtedness evidencing the deferred purchase price of any newly acquired specific fixed asset consisting of personal property, or incurred to finance all or part of the acquisition of equipment of such Borrowers or any of its Subsidiaries (pursuant to purchase money security interest Indebtedness or otherwise, whether owed to the seller or a third party); provided that such Indebtedness is incurred within ninety (90) days of the acquisition of such property and in respect of Capital Lease Obligations; and provided further that the aggregate amount of all Indebtedness outstanding pursuant to this clause (b) shall not at any time exceed $5,000,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof calculated as of the date of such acquisition);

(c) Indebtedness pursuant to any Hydrocarbon Hedge Agreement or Interest Hedge Agreement (in each case, not being a Designated Hedge Agreement); provided that such Hedge Agreement otherwise complies with the terms of Section 8.14;

(d) Indebtedness of an Obligor to another Obligor that is subordinated in priority and right of payment to the Obligations on terms reasonably satisfactory to the Majority Lenders;

(e) Indebtedness of the Borrowers with respect to standby letters of credit, bank guarantees, indemnities, sureties or bonds provided to any Governmental Authority or other Person and assuring payment of contingent liabilities of the Borrowers and their Subsidiaries in connection with the operations of their respective businesses or the operation of the Hydrocarbon Interests, including with respect to plugging, facility removal, environmental remediation and abandonment of its Hydrocarbon Interests, in an aggregate amount not to exceed $2,500,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof calculated as of the date of such incurrence) at any time; and

(f) Indebtedness described in Item 8.1(f) of the Disclosure Schedule.

For the avoidance of doubt, nothing in this Section 8.1 shall restrict the Parent or its Subsidiaries (other than the Borrowers and their respective Subsidiaries) from issuing, incurring, assuming, or becoming liable in respect of any Indebtedness.

8.2 Liens. Each Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur, or permit to exist any Lien upon any of its property (including Hydrocarbon Interests, accounts receivable and Equity Interests in Subsidiaries or other Persons), whether now owned or hereafter acquired, except:

(a) Liens securing payment of the Obligations;

(b) purchase money Liens securing Indebtedness of the type permitted under Section 8.1(b) incurred to finance the acquisition of specific fixed assets or equipment; provided that (i) such Lien is created within sixty (60) days of the incurrence of such Indebtedness, (ii) the principal amount of the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such fixed assets or equipment, (iii) such Lien encumbers only the fixed assets or equipment that are financed by such Indebtedness and does not attach to any other assets of such Borrower or any of its Subsidiaries and (iv) the amount of Indebtedness secured thereby is not increased;

(c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent (provided that no foreclosure, sale or other enforcement proceedings in respect thereof have been initiated) or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside;

(d) carrier’s, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ or other similar Liens arising by operation of law in the ordinary course of business in respect of obligations that are not yet due or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside;

(e) Liens in favor of operators and non-operators under joint operating agreements arising in the ordinary course of business to secure amounts owing by such Borrower or any of its Subsidiaries that are not yet due or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside;

(f) obligations of such Borrower or any of its Subsidiaries in respect of royalty payments, overriding royalty payments, net profit interests, production payments, reversionary interests, calls on production, preferential purchase rights and other deductions from the proceeds of Hydrocarbon production, that do not secure Indebtedness for borrowed money and that are taken into account in computing the net revenue interests and working interests of such Borrower or any of its Subsidiaries warranted in the Security Documents;

(g) Liens created by, or arising under any Applicable Law (in contrast with Liens voluntarily granted) in the ordinary course of business of such Borrower or any of its Subsidiaries in connection with workers’ compensation, unemployment insurance, employers’ health tax or other social security or statutory obligations that secure amounts that are not yet due or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside;

(h) Liens arising under operating agreements, unitization and pooling agreements and orders, farm-out agreements, gas balancing agreements and other related agreements, in each case that are customary in the oil, gas and mineral production business and that are entered into by such Borrower or any of its Subsidiaries in the ordinary course of business that are taken into account in computing the net revenue interests and working interests of such Borrower or any of its Subsidiaries warranted in the Security Documents, to the extent that any such Lien does not materially detract from the value of the property encumbered by such Lien or materially impair the use thereof in the operation of the business of such Borrower or any of its Subsidiaries;

(i) Liens arising pursuant to deposits to secure the performance of bids, trade contracts, Hydrocarbon Licenses, or performance bonds and other obligations of a like nature incurred in the ordinary course of business of such Borrower or any of its Subsidiaries;

(j) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and temporary investments on deposit in one or more accounts maintained by such Borrower or any of its Subsidiaries (other than the Collection Accounts), in each case granted in the ordinary course of business in favor of the bank or financial institution with which such accounts are maintained, securing amounts owing to such bank or financial institution with respect to cash management and operating account arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(k) judgment Liens in existence for less than forty-five (45) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and that do not otherwise result in an Event of Default under Section 9.1(g);

(l) easements, rights-of-way, zoning restrictions and other similar encumbrances, and minor defects in the chain of title that are customarily accepted in the oil and gas financing industry, none of which materially detracts from the value of the property encumbered thereby or materially impairs the use thereof in the operation of the business of such Borrower or any of its Subsidiaries;

(m) Liens, if any, granted in favor of the LC Issuer to cash collateralize or otherwise secure the obligations of an LC Participant that is a Delinquent Lender to fund risk participations hereunder; and

(n) Liens specified in Item 8.2 of the Disclosure Schedule.

8.3 Agreements Restricting Liens. Except as permitted by this Agreement, each Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of such Borrower or such Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, other than this Agreement and the Loan Documents and any other agreement giving rise to a Lien permitted under Section 8.2(b), or which requires the consent of or notice to other Persons in connection therewith.

8.4 Merger or Consolidation; Fundamental Changes. Each Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or otherwise change its corporate form, except that (a) any Borrower may be merged or consolidated with or into another Borrower, (b) any Subsidiary of such Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving Person), (c) any Subsidiary of such Borrower may be merged or consolidated with or into a Subsidiary Guarantor, and (d) the Reorganization (as defined in Section 12.22) shall be permitted on the terms set forth in Section 12.22 hereof.

8.5 Disposals. Each Borrower shall not, and shall not permit any of its Subsidiaries to, Dispose of any of its property (including the Hydrocarbon Interests, accounts receivable and Equity Interests in Subsidiaries or other Persons) or business, except for:

(a) any sale of Hydrocarbons pursuant to Eligible Contracts entered into in the ordinary course of its business;

(b) any Disposal of equipment that is (i) obsolete, worn out, depleted or economically inefficient, (ii) no longer necessary for the business of such Person or (iii) contemporaneously replaced by equipment of at least comparable value and use;

(c) any entry into an operating agreement, unitization and pooling agreement, farm-out agreements and any other analogous agreements, in each case that is customary in the oil, gas and mineral production business and that is entered into in the ordinary course of its business;

(d) Disposals of property having a fair market value not to exceed $1,000,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof calculated as of the date of such Disposal) in any single transaction or series of related transactions in any Fiscal Year, provided that such property does not constitute Collateral included in the Borrowing Base or (to the extent not constituting Collateral) Hydrocarbon Interests included in the Borrowing Base;

(e) Disposals of Hydrocarbon Interests not constituting Proved Reserves pursuant to farm-ins and farm-outs and transfers of royalty interests, overriding royalty interests, net revenue interests and other similar transfers, all pursuant to exploration and development activity in the ordinary course of business of such Borrower and its Subsidiaries;

(f) Disposals of Viking Equipment to Viking or any Subsidiary of the Parent provided that, upon such Disposals (i) no Borrower or Subsidiary (as applicable) shall have any payment or other obligations (actual, contingent or otherwise) in respect of such Viking Equipment, (ii) if such Borrower or Subsidiary (as applicable) retains title to such Viking Equipment, such Viking Equipment shall at all times be free and clear of all Liens other than any Lien in favor of the Collateral Agent, and (iii) to a Subsidiary of a Parent which is not an Obligor, and in which case such transferring Borrower or Subsidiary (as applicable) does not retain title to such Viking Equipment, all Liens on such Viking Equipment in favor of the Collateral Agent shall automatically terminate upon the consummation of such Disposals;

(g) Disposals consisting of transfers of ownership of Equipment located in Turkey from one Borrower to another Borrower on terms reasonably satisfactory to the Collateral Agent provided that, after giving effect to such Disposals, (i) such Equipment remains in Turkey and (ii) (x) a commercial enterprise pledge agreement or amendment thereto, as applicable, will have been duly executed by the applicable Borrower and registered with the applicable Trade Registry in Turkey within thirty (30) days and (y) if a subsequent filing becomes necessary, within thirty (30) days after written request from the Collateral Agent to do so and (iii) in each case (ii)(x) and (ii)(y), the Lenders shall have received a satisfactory opinion of their Turkish counsel as to the duly perfected security interest in and Lien on the collateral thereunder; and

(h) the Reorganization.

8.6 Restricted Payments. Each Borrower shall not, and shall not permit any of its Subsidiaries to, make any Restricted Payments; provided that each Subsidiary of a Borrower may make Restricted Payments to such Borrower.

8.7 Investments. Each Borrower shall not, and shall not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment, except:

(a) Liquid Investments;

(b) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

(c) creation of any additional Subsidiaries in accordance with Section 7.12(b);

(d) acquisition of Hydrocarbon Interests, provided that such Hydrocarbon Interests are subject to a Security Interest;

(e) Investments existing on the Closing Date and specified in Item 8.7(d) of the Disclosure Schedule; and

(f) the Collection Accounts and the accounts listed on Item 6.21 and Item 8.15 of the Disclosure Schedule.

8.8 Transactions with Affiliates. Except as expressly permitted under this Agreement, each Borrower shall not, and shall not permit any of its Subsidiaries to, be party with or enter into any transaction with any Affiliate unless such transaction is entered into on fair and reasonable terms comparable to the terms that would be available to such Borrower or such Subsidiary in an arm’s length transaction with a Person that is not an Affiliate.

8.9 Sales and Leasebacks. Each Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the Disposal of any property to such Person if, at the time or thereafter, such Borrower or any of its Subsidiaries leases back such property or any part thereof which such Borrower or any of its Subsidiaries intends to use for substantially the same purpose as the property that was Disposed.

8.10 Change of Business; Change of Country Focus. Each Borrower shall not, and shall not permit any of its Subsidiaries to (i) engage in any business or business activity, own any assets or assume any liabilities or obligations except as necessary in connection with, or reasonably related to, its business as an independent oil and gas exploration and production company and (ii) without the prior written consent of the Majority Lenders, operate or carry on business in any jurisdiction other than its jurisdiction of formation and Turkey.

8.11 Change in Organic Documents. Each Borrower shall not, and shall not permit any of its Subsidiaries to, amend, supplement, modify or restate its Organic Documents, or to amend its name or change its jurisdiction of organization, in each case without the prior written consent of the Majority Lenders, unless any such change, as advised to the Majority Lenders, could not reasonably be expected to have a Material Adverse Effect.

8.12 Change in Fiscal Periods or Accounting Principles. Each Borrower shall not, and shall not permit any of its Subsidiaries to, (i) permit its Fiscal Year to end on a day other than December 31 or change its method of determining Fiscal Quarters or (ii) alter the accounting principles used by it on the Closing Date in calculating financial covenants or other standards in this Agreement.

8.13 Modification of Certain Agreements. Each Borrower shall not, and shall not permit any of its Subsidiaries to, terminate any Hydrocarbon License, Eligible Contract or Material Contract other than those Hydrocarbon Licenses whose value is determined, in such Borrower’s reasonable business judgment, to be immaterial to warrant their continuation and are terminated in the ordinary course of such Borrower’s business. Without the prior written consent of the Majority Lenders, each Borrower shall not, and shall not permit any of its Subsidiaries to, amend, restate, supplement, waive or otherwise modify, or consent or agree to any amendment, restatement, supplement, waiver or other modification to or, the terms contained in:

(a) the Hydrocarbon Licenses, except to the extent any amendments or modifications thereto are required by any applicable Governmental Authority;

(b) each Eligible Contract; and

(c) each Material Contract,

unless any such amendment, restatement, supplement, waiver or other modification, as advised to the Majority Lenders, could not reasonably be expected to have a Material Adverse Effect and the Majority Lenders are promptly notified of such amendment, restatement, supplement, waiver or other modification and, if requested by them, are promptly provided with a copy of the same.

8.14 Limits on Speculative Hedges. Each Borrower shall not, and shall not permit any of its Subsidiaries to create, incur or assume a speculative position in any commodities market or futures market or enter into any Hedge Agreement for speculative purposes. Without prejudice to the foregoing, each Borrower shall not, and shall not permit any of its Subsidiaries to enter into any Hydrocarbon Hedge Agreement, Interest Hedge Agreement or any other Hedge Agreement:

(a) other than as part of its normal business operations, as a risk management strategy and/or as a hedge against changes resulting from market conditions related to the operations of such Borrower or any of its Subsidiaries;

(b) being a Hydrocarbon Hedge Agreement that, when aggregated with any other Hydrocarbon Hedge Agreement then in effect, covers notional volumes in excess of 75% of the reasonably projected production volumes attributable to Proved Developed Reserves for the period from and including the Closing Date to the Maturity Date; or

(c) that is longer than three (3) years in duration.

8.15 Restrictions on Accounts. Unless a Security Interest exists with respect to each such account and is otherwise permitted to be opened and maintained hereunder, each Borrower shall not, and shall not permit any of its Subsidiaries to, open or maintain any deposit account, securities account or commodity account with any Person except for the Collection Accounts, the accounts set forth in Item 6.21 and the accounts specified in Item 8.15 of the Disclosure Schedule.

8.16 Local Blocked Account. Talon shall not withdrawal or transfer any funds in the Local Blocked Account received pursuant to any Eligible Contract, except for transfers to a Collection Account or a deposit account established in accordance with Section 7.13(a).

8.17 Financial Covenants.

(a) Current Ratio. The Borrowers shall not permit the Current Ratio to be less than 1.10 to 1.00 as of the last day of any Measurement Period occurring on or after March 31, 2010.

(b) Leverage Ratio. The Borrowers shall not permit the Leverage Ratio to be greater than 2.50 to 1.00 as of the last day of any Measurement Period occurring on or after March 31, 2010.

(c) Interest Coverage Ratio. The Borrowers shall not permit the Interest Coverage Ratio to be less than 4.00 to 1.00 as of the last day of any Measurement Period occurring on or after March 31, 2010.

ARTICLE 9

EVENTS OF DEFAULT

9.1 Events of Default. Each of the following events or occurrences shall constitute an “Event of Default”:

(a) Non-Payment of Obligations. Each Borrower or any Guarantor shall fail to pay (i) the principal amount of any Loan when the same is due and payable, (ii) any interest on any Loan or any fee hereunder within five (5) days of the date in which the same became due and payable or (iii) any other amount payable to any Secured Party hereunder or under any other Loan Document within five (5) days of the date in which the same became due and payable (other than, in the cases of (ii) and (iii) above, any default in a payment owing to any Agent for its own account, which in each case (ii) and (iii) shall be an immediate Event of Default upon such failure provided that any such default resulting solely from a technical or administrative error shall not constitute an Event of Default unless such default continues unremedied for a period of five (5) days);

(b) Breach of Representation or Warranty. Any representation or warranty made or deemed made by any Obligor herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made;

(c) Non-Performance of Certain Covenants and Obligations. Any Obligor shall default in the observance or performance of any covenant or obligation contained in Section 3.5, Section 7.3, Section 7.5, Section 7.11, Section 7.12(c), Section 7.12 (d), Section 7.12 (e), Section 7.12(f), Section 7.13, Section 7.16 or ARTICLE 8;

(d) Non-Performance of Other Covenants and Agreements. Any Obligor shall default in the observance or performance of any other covenant or obligation contained in this Agreement or any other Loan Document (other than as provided in clauses (a) through (c) of this Section 9.1) and if capable of remedy, such default shall remain unremedied for five (5) Business Days after the occurrence thereof;

(e) Cross-Default. Each Borrower, any Guarantor or any of their respective Subsidiaries shall fail to pay any principal of, or premium or interest on its Indebtedness which is outstanding in a principal amount of at least $1,000,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof), individually or when aggregated with all such Indebtedness of such Borrower, any Guarantor or any of their respective Subsidiaries so in default (but excluding Indebtedness evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Indebtedness which is outstanding in a principal amount of at least $1,000,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof), individually or when aggregated with all such Indebtedness of such Borrower, such Guarantor or any of their Subsidiaries so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

(f) Bankruptcy, Insolvency, etc.

(i) Any Obligor shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, administration, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking a moratorium, reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) apply for, consent to or acquiesce in the appointment of an administrator, administrative receiver, receiver, receiver and manager, liquidator, provisional liquidator, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets or (C) make a general assignment for the benefit of its creditors; or

(ii) there shall be commenced against any Obligor any case, proceeding or other action of a nature referred to in clause (i)(A) above or any Obligor shall permit or suffer to exist the appointment of an administrator, administrative receiver, receiver, receiver and manager, liquidator, provisional liquidator, trustee, custodian, conservator or other similar official described in clause (i)(B) above that, in either case, (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of fifteen (15) days or (C) is consented to or acquiesced in by such Obligor; or

(iii) there shall be commenced against any Obligor, whether before a court or other Governmental Authority, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(iv) any Obligor shall become insolvent under Applicable Law or generally fail to pay, or shall admit in writing or otherwise its inability or unwillingness generally to pay, its debts as they become due; or

(v) any Obligor shall take any action authorizing or in furtherance of, any of the acts described in clause (i), (ii), (iii) or (iv) above;

(g) Judgments. Any judgment or order for the payment of money in excess of $1,000,000 (or, if denominated in a non-Dollar currency, the Dollar Equivalent thereof) shall be rendered against any Obligor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(h) Change of Control. Any Change of Control shall occur provided that, if N. Malone Mitchell, 3rd ceases to be the executive chairman of the board of directors of the Parent by reason of death or disability, such event shall constitute an immediate Default, but shall not constitute and Event of Default unless the Parent shall not have appointed a successor reasonably acceptable to the Lenders within 60 days of the occurrence of such event;

(i) Loan Document. Any provision of any Loan Document shall for any reason cease to be valid and binding on any Obligor party thereto, or any Obligor shall so assert in writing;

(j) Impairment of Security, etc. The Collateral Agent shall fail to have, not less than five (5) Business Days after any request therefor by the Collateral Agent to the Borrowers, a Security Interest in any portion of the Collateral in respect of which the Borrowers or any of their Subsidiaries having rights therein, or the power to transfer rights therein to a third party, is entitled to grant a Security Interest to the Collateral Agent, or any Security Document shall at any time and for any reason cease to create the Lien on the Collateral purported to be subject to such Security Document in accordance with the terms thereof, or cease to be in full force and effect, or shall be contested by any Obligor thereto, or any Obligor shall create or purport to create any Lien (other than a Lien permitted under Section 8.2(b)) in any portion of the Collateral in favor of any third party or effects or purports to effect any Disposal other than as expressly permitted by this Agreement;

(k) Casualty. Loss, theft, substantial damage or destruction of a material portion of the Collateral the subject of any Security Document not fully covered by insurance (except for deductibles and allowing for the depreciated value of such Collateral) shall have occurred;

(l) Other Material Events. Other than those permitted under Section 8.13, any (i) suspension, revocation, termination or material adverse modification of any Hydrocarbon License (or any action authorizing or made in furtherance of any such suspension, revocation, termination or material adverse modification), including pursuant to any seizure, compulsory acquisition, expropriation or nationalization by or under the direction of any Governmental Authority or (ii) military, governmental or other occupation of any Borrower’s or any of its Subsidiaries’ oil and gas production facilities in Turkey by force for a period exceeding thirty (30) days; and

(m) Material Adverse Effect. The occurrence of any event or circumstance having a Material Adverse Effect.

At any time after the occurrence of an Event of Default, the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders deliver to the Borrowers a notice specifying that an Event of Default has occurred and is continuing, and for purposes of the Security Documents, such notice shall be conclusive and binding evidence of the occurrence and continuation of an Event of Default. For the avoidance of doubt, an Event of Default shall be deemed to be continuing unless it has been remedied (if capable of remedy) or waived in accordance with this Agreement.

9.2 Automatic Acceleration. If an Event of Default specified in Section 9.1(f) occurs, then:

(a) the obligation of each Lender and the LC Issuer to make any further Credit Extension shall (if the Commitment Termination Date has not then occurred) terminate, and all principal, interest, fees and other amounts payable under this Agreement and the other Loan Documents shall be and become forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrowers;

(b) the Borrowers shall Cash Collateralize their LC Obligations in respect of all outstanding Letters of Credit (if any) at such time; and

(c) the Collateral Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents and any other Loan Document for the ratable benefit of the Secured Parties.

9.3 Optional Acceleration. If an Event of Default (other than an Event of Default specified in Section 9.1(f)) occurs, then:

(a) the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrowers (if the Commitment Termination Date has not then occurred), terminate the obligation of each Lender and the LC Issuer to make any further Credit Extension, whereupon the same shall forthwith terminate with effect from the date of such notice and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrowers, declare all principal, interest, fees and other amounts payable under this Agreement and the other Loan Documents to be and become forthwith due and payable in full (which declaration shall be conclusive evidence that the amounts determined therein as due and payable have become due and payable), whereupon all such amounts shall be and become forthwith due and payable in full with effect from the date of such notice, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrowers;

(b) the Borrowers shall, upon demand of the Administrative Agent (acting at the request of, or with the consent of, the Majority Lenders), Cash Collateralize their LC Obligations in respect of all outstanding Letters of Credit (if any) at such time; and

(c) the Collateral Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents and any other Loan Document for the ratable benefit of the Secured Parties.

9.4 Application of Funds. After the exercise of remedies pursuant to Section 9.3 (or after the Loans have automatically become immediately due and payable and the LC Obligations have automatically been required to be Cash Collateralized pursuant to Section 9.2), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a) first, to satisfy that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of legal counsel and other professional advisors to each Agent) payable to each Agent in its capacity as such;

(b) second, to satisfy that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the LC Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the LC Issuer) and amounts payable under ARTICLE 4, ratably among them in proportion to their respective Pro Rata Shares;

(c) third, to satisfy of that portion of the Obligations constituting accrued and unpaid letter of credit fees and interest on the Loans, LC Outstandings (if any) and other Obligations, ratably among the Lenders and the LC Issuer in proportion to their respective Pro Rata Shares;

(d) fourth, to satisfy that portion of the Obligations constituting unpaid principal of the Loans, LC Outstandings (if any) and amounts owing under Designated Hedge Agreements, ratably among the Lenders and the LC Issuer in proportion to their respective Pro Rata Shares and the Designated Hedge Counterparties;

(e) fifth, to the Collateral Agent for deposit into the Cash Collateral Account to Cash Collateralize the portion of the LC Obligations comprised of the aggregate undrawn amount of the then outstanding Letters of Credit (if any) and to be applied to satisfy drawings under such Letters of Credit as and when they occur; provided that if any amount remains in the Cash Collateral Account after all Letters of Credit have either been fully drawn, expired or terminated, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above; and

(f) sixth, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or the relevant Obligor or as otherwise required by Applicable Law.

9.5 Borrowers’ Right to Cure.

(a) Notwithstanding anything to the contrary in Section 8.17 (and the definitions related thereto) and Section 9.1, in the event of any Event of Default under any covenant set forth in Section 8.17(b) or Section 8.17(c), the Borrowers may at their option cure such Event of Default with an injection of cash by way of equity contribution or loans into any Borrower or Borrowers, directly or indirectly, from the Parent (provided that if such cash injection is in the form of a loan, such loan is subordinated to the Obligations on terms reasonably satisfactory to the Majority Lenders) (such equity contribution and/or loans, an “Equity Cure Injection”) in an amount which, when added to EBITDAX for the applicable Measurement Period, would result in the Borrowers complying with Section 8.17(b) or Section 8.17(c) (as applicable), provided that the Borrowers’ rights under this Section 9.5 may not be exercised on more than two (2) occasions per year during the period from the Closing Date until the Maturity Date.

(b) Each Equity Cure Injection must be made within ten (10) Business Days of the delivery of the relevant Compliance Certificate under Section 7.1(d) which shows the Borrowers’ failure to comply with Section 8.17(b) or Section 8.17(c).

(c) To the extent that any Equity Cure Injection is made in a particular period to enable the cure of a breach under Section 8.17(b) or Section 8.17(c) in respect of a previous Measurement Period, only that portion of the Equity Cure Injection necessary to cure such Event of Default under Section 8.17 for such applicable Measurement Period shall be treated as increasing EBITDAX for the purpose of calculating the financial covenants in Section 8.17 in respect of that Measurement Period by an amount equal to such portion of the relevant Equity Cure Injection. The parties hereby acknowledge that this clause (c) shall not be relied on for purposes of calculating any financial ratios other than as applicable to Section 8.17(b) or Section 8.17(c) and shall not result in any adjustment to EBITDAX or any other amounts, other than the amount of EBITDAX referred to in the immediately preceding sentence.

(d) If, after giving effect to the recalculation referred to in Section (c), the relevant test under Section 8.17 is met, then the requirements thereof shall be deemed to have been satisfied as at the relevant original date of testing as though there has been no failure to comply with such test and any Default or Event of Default occasioned thereby shall be deemed to have been remedied for the purposes of this Agreement and the other Loan Documents.

(e) The proceeds of each Equity Cure Injection may be used by the Borrowers for general corporate purposes provided that in the period commencing on the date on which an Equity Cure Injection is made and ending on the first date thereafter on which a Compliance Certificate delivered by the Borrowers to the Administrative Agent in accordance with Section 7.1(d) demonstrates that the Borrowers are in compliance with Section 8.17, the Borrowers shall not make or pay, or permit to be made or paid, any dividend or distribution (whether in cash or in kind) in relation to their respective share capital, any redemption or reduction of their respective share capital, any payments in respect of any loans made available to them by any Affiliate or any other distribution to any of their respective shareholders.

ARTICLE 10

GUARANTEE

10.1 Guarantee. The Guarantors hereby jointly and severally guarantee to the Secured Parties the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations strictly in accordance with the terms thereof. The Guarantors hereby further jointly and severally agree that if any Borrower shall fail to pay in full when due any of the Obligations, the Guarantors shall promptly pay the same, without any demand or notice whatsoever, and that if any extension of time is given for the payment of any of the Obligations, the same shall be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) strictly in accordance with the terms thereof. Any and all payments made by the Guarantors shall be made in accordance with the terms of Section 4.1, mutatis mutandis.

10.2 Obligations Unconditional. The obligations of each Guarantor under Section 10.1 are absolute and unconditional, joint and several, irrespective of the value, validity or enforceability of the obligations of each Borrower under this Agreement or any other Loan Document and irrespective of any other circumstance which might otherwise constitute a legal or equitable discharge or defense in favor of any Guarantor or such Borrower (other than payment in full of the Obligations), it being the intent of this Section 10.2 that the obligations of each Guarantor hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall, to the fullest extent permitted by Applicable Law, not alter or impair the obligations of each Guarantor hereunder which shall remain absolute and unconditional as described above:

(a) any waiver or any grant of an extension of time in respect of the performance of the Obligations or any part thereof;

(b) any acceleration of the maturity of the Obligations or any part thereof;

(c) any act or omission carried out in respect of any provision of this Agreement and any Loan Document;

(d) any amendment, restatement or modification of the Obligations or any part thereof;

(e) any waiver by a Secured Party of any right under this Agreement or any Loan Document in respect of the Obligations or any part thereof;

(f) any failure to perfect any Lien in respect of any Collateral, or any failure of such Lien to constitute a valid and enforceable security interest in respect of such Collateral;

(g) any substitution, release or exchange effected in respect of any Collateral; or

(h) any additional guarantee given in favor of the Secured Parties in respect of the Obligations or any part thereof.

10.3 Waiver of Presentment. Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party first exhaust any right, power or remedy it may have against any Borrower or any Guarantor under this Agreement or any other Loan Document, or against any other Person under any other guarantee of, or security for, any of the Obligations. Each Guarantor agrees that its obligations pursuant to this ARTICLE 10 shall not be affected by any assignment or participation entered into by any Bank pursuant to Section 12.7.

10.4 Reinstatement. The obligations of each Guarantors under this ARTICLE 10 shall automatically be reinstated if for any reason any payment by or on behalf of any Borrower or any Guarantor in respect of the Obligations is rescinded, or must be otherwise restored by any Secured Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Each Guarantor jointly and severally agrees to indemnify each Secured Party on demand for all costs and expenses (including, without limitation, attorney’s fees) incurred by it in connection with such rescission or restoration, including any such costs and expenses incurred in defending any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

10.5 Subrogation. Until all Commitments have been terminated and all Obligations (other than contingent Obligations not then due and payable) have been paid in full, each Guarantor hereby waives all rights of subrogation or contribution it may have in respect of any Borrower or any Guarantor, whether arising by contract or operation of law or otherwise by reason of any payment made by it pursuant to this ARTICLE 10.

10.6 Continuing Guarantee. The guarantee in this ARTICLE 10 is a continuing guarantee, and shall apply to all Obligations whenever arising.

10.7 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this ARTICLE 10 constitutes an instrument for the payment of money, and agrees that any Secured Party, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

10.8 General Limitation on Guarantee Obligations. In any action or proceeding involving any bankruptcy, insolvency, reorganization or other Applicable Law in the jurisdiction of organization of any Guarantor affecting the rights of creditors generally, if the obligations of any Guarantor under this ARTICLE 10 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, then, notwithstanding anything in this Agreement to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that would be valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

10.9 Joint and Several Liability of Borrowers. Without prejudice to the provisions of this ARTICLE 10 but subject to any Applicable Law in the jurisdiction of organization of any Borrower affecting the rights of creditors generally, in consideration of the financial accommodation to be provided by the Lenders under this Agreement and the Designated Hedge Counterparties under the Designated Hedge Agreements, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each Borrower to accept joint and several liability for the obligations of each other Borrower, each Borrower hereby irrevocably and unconditionally accepts joint and several liability with each other Borrower with respect to the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of, each Borrower and all other amounts from time to time owing to the Secured Parties by each Borrower under this Agreement and all of the other Loan Documents, in each case strictly in accordance with the terms hereof and thereof.

ARTICLE 11

AGENCY PROVISIONS

11.1 Appointment and Authority. Each of the Lenders and the LC Issuer hereby irrevocably appoints Standard Bank Plc to act on its behalf as the Administrative Agent, the Collateral Agent and the Technical Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent, the Collateral Agent and the Technical Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent, the Collateral Agent and the Technical Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this ARTICLE 11 are solely for the benefit of the Secured Parties, and neither the Borrowers nor any other Obligor shall have rights as a third party beneficiary of any of such provisions. Each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Obligor to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.

11.2 Rights as a Lender. Each Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include Standard Bank Plc serving as the Administrative Agent, as the Collateral Agent or as the Technical Agent hereunder in its individual capacity. Standard Bank Plc and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Obligor or any Subsidiary or other Affiliate thereof as if it were not an Agent and without any duty to account therefor to the Lenders.

11.3 Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, each Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that an Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by Standard Bank Plc or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by an Obligor, a Lender or the LC Issuer. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral or (v) the satisfaction of any condition precedent set forth in ARTICLE 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

11.4 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Without prejudice to the foregoing, in determining compliance with any condition hereunder to any Credit Extension that by its terms must be fulfilled to the satisfaction of a Lender or the LC Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the LC Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the LC Issuer prior to the making of such Credit Extension. Each Agent may engage, rely on and consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other professional advisors or experts selected by it, in its sole discretion and at the cost of the Borrowers, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, professional advisors or experts.

11.5 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of Section 11.3 and this ARTICLE 11 shall apply to any such sub-agent and to the Affiliates of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities performed as an Agent.

11.6 Resignation of Agents. Each Agent may at any time give notice of its resignation to the Borrowers and the Secured Parties. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrowers, to appoint another Person or an Affiliate of a Lender to succeed such Agent. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Secured Parties, appoint a successor Agent meeting the qualifications set forth above; provided that if the retiring Agent shall notify the Borrowers and the Secured Parties that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that if the retiring Agent is the Collateral Agent, the Collateral Agent shall continue to hold any Collateral held by it on behalf of the Secured Parties under any of the Loan Documents until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations to be made by, to or through such Agent shall instead be made by or to the relevant Obligor or Secured Party directly, until such time as a successor Agent is appointed as provided for above in this Section 11.6. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under any other Loan Document (if not already discharged therefrom as provided above), and the retiring Agent shall cooperate in good faith to effectuate the transfer of its role to the successor Agent, including the execution and delivery of such assignments, modifications, documents, certificates and further assurances as such successor Agent may reasonably request. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this ARTICLE 12, ARTICLE 5 and Section 11.4 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent. In addition, if any Lender serving as an Agent is or becomes a Delinquent Lender, the Majority Lenders or (so long as no Default or Event of Default has then occurred and is continuing) the Borrowers, may, but shall not be obligated to, require the resignation of such Agent in accordance with the terms of this Section 11.6; provided that such Agent shall not be required to resign if, as a result of the expiry of the Delinquent Period prior thereto, the circumstances entitling the Majority Lenders or the Borrowers to require such resignation cease to apply.

11.7 Non-Reliance on Agents and Other Lenders. Each Lender and the LC Issuer acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to make Credit Extensions hereunder. Each Lender and the LC Issuer also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

11.8 No Other Duties. Notwithstanding anything in this Agreement to the contrary, the Arrangers shall have no powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent, a Lender or the LC Issuer hereunder.

11.9 Indemnification. The Lenders shall indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Pro Rata Shares in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Pro Rata Shares immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans and other Obligations) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein, or the other transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment in full of all Obligations.

11.10 Indemnified Matters. Notwithstanding anything to the contrary in this Agreement, each Agent shall be entitled to include as part of any amount payable to it under Section 11.9, Section 12.5 and/or Section 12.6, a sum representing the cost to such Agent in terms of management time and other resources calculated on the basis of such reasonable daily or hourly rates as such Agent may notify to the Borrower or the Lenders (as the case may be) for such purpose, and such sum shall be in addition to any fees or other amounts paid or payable to such Agent under this Agreement or the other Loan Documents. Each Borrower shall promptly on demand reimburse any Lender for amounts actually paid by such Lender pursuant to this Section 11.10.

11.11 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any judicial proceeding relative to any Obligor, the Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the LC Issuer and the Administrative Agent (including any claim for the compensation, expenses, disbursements and advances of the Lenders, the LC Issuer and the Administrative Agent and their respective agents and counsel) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same,

and any administrator, administrative receiver, receiver, receiver and manager, liquidator, provisional liquidator, trustee, custodian, conservator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the LC Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the LC Issuer, to pay to the Administrative Agent any amount due for the compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative

Agent under this Agreement and any other Loan Document. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the LC Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the LC Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the LC Issuer or in any such proceeding.

11.12 Collateral and Guarantee Matters. The Lenders and the LC Issuer irrevocably authorize the Collateral Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon the termination of the Commitments and the payment in full of all Obligations (other than contingent Obligations not then due and payable), (ii) that is Disposed or to be Disposed as part of or in connection with any Disposal permitted hereunder or under any other Loan Document or (iii) if approved, authorized or ratified in writing in accordance with Section 12.1;

(b) to release any Guarantor from its guarantee of the Obligations if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c) to subordinate any Lien granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted under Section 8.2.

Upon request by the Collateral Agent at any time, the Majority Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its guarantee of the Obligations pursuant to this Section 11.12. In each case as specified in this Section 11.12, the Collateral Agent will, at the Borrowers’ expense, execute and deliver to the applicable Obligor such documents as such Obligor may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its guarantee of the Obligations, in each case in accordance with the terms of the Loan Documents and this Section 11.12.

ARTICLE 12

MISCELLANEOUS

12.1 Amendments. No amendment or waiver of any provision of this Agreement or any other Loan Document (except the Fee Letter), and no consent to any departure by any Borrower or any other Obligor therefrom, shall be effective unless made in writing signed by the Majority Lenders and the Borrowers or the applicable Obligor (and in the case of the other Loan Documents (except the Fee Letter) all other parties thereto), as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. If the Administrative Agent receives notice of any amendment or waiver requested by the Borrowers with respect to this Agreement or any other Loan Document, it shall give notice to the Lenders accordingly. Unless the Administrative Agent advises otherwise, the Lenders shall have ten (10) Business Days to respond to the request for such amendment or waiver. If no response is received from a Lender within such time, the Administrative Agent shall be entitled to treat such failure to respond as a rejection by such Lender of the requested amendment or waiver. Notwithstanding anything in this Agreement to the contrary, no such amendment, waiver or consent shall:

(a) waive any condition precedent specified in ARTICLE 5, without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender, without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to each Lender hereunder or under such other Loan Document, without the written consent of each Lender entitled to such amount;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or LC Participation, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender entitled to such amount;

(e) change Section 9.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or the order of application thereof without the written consent of each Lender entitled to such amount;

(f) change any provision of this Section 12.1, Section 12.9 or the definition of “Eligible Assignee” or “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) amend, modify or waive any provision of ARTICLE 3 or ARTICLE 11 or any other provision hereunder or under any other Loan Document that affects the rights or duties of any Agent without the written consent of such Agent;

(h) amend, modify or waive any provision of Section 2.4 without the written consent of the LC Issuer;

(i) except as permitted by Section 11.12, release all or any part of the Collateral, without the written consent of each Secured Party; or

(j) except as permitted by Section 11.12, release any Guarantor from its guarantee of the Obligations, without the written consent of each Secured Party.

Notwithstanding anything in this Agreement to the contrary, no Delinquent Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) the Commitment of such Delinquent Lender may not be increased or extended without its prior written consent and (ii) any amendment, waiver or consent requiring the consent of all Lenders or each affected Lender that by its terms affects any Delinquent Lender in a manner that is materially and disproportionately adverse to such Delinquent Lender compared with the other affected Lenders shall require the consent of such Delinquent Lender.

12.2 Notices.

(a) Communications in writing. Unless otherwise stated, any communication to be made under or in connection with this Agreement and (unless otherwise provided therein) the other Loan Documents shall be made in writing and may be made by fax, letter or, subject to Section 12.2(d), e-mail, and any communications made in accordance with this Section 12.2 shall constitute admissible and legally valid written evidence in any investigation, litigation or other proceeding based hereon, or arising out of, under, or in connection with this Agreement or any other Loan Document. All such communications shall either be in the English language or, if not in English and if so required by the Administrative Agent, be accompanied by a certified English translation thereof in which case the certified English translation shall prevail in the event of any inconsistency or ambiguity with the original communication to the fullest extent permitted by applicable law.

(b) Addresses. The address, fax number or e-mail address (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Agreement and the other Loan Documents is:

(i) in the case of any Obligor, as specified below the name of such Obligor on the signature pages hereof;

(ii) in the case of the Administrative Agent, the Collateral Agent or the Technical Agent, as specified below its name on the signature pages hereof;

(iii) in the case of the LC Issuer and any Lender, as specified below its name on the signature pages hereof or as notified in writing to the Administrative Agent on or prior to the date on which it becomes a party, or any substitute address, fax number or e-mail address or department or officer as such party may notify to the Administrative Agent (or as the Administrative Agent may notify to the other parties, if a change is made by the Administrative Agent) by not less than five (5) Business Days’ prior notice. Promptly upon receipt of notification of a change in address, fax number or e-mail pursuant to this Section 12.2, the Administrative Agent shall notify the other parties of such change.

(c) Delivery. Any communication or document made or delivered by one party to another under or in connection with this Agreement or the other Loan Documents will only be effective:

(i) if by way of fax, when received in legible form;

(ii) if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

(iii) if by way of e-mail, when a delivery receipt is received by the sender confirming that the e-mail has been delivered to the recipient’s correct e-mail address (including, without limitation, by means of the “return receipt requested” function or a return e-mail acknowledgment); and

(iv) if a particular department or officer is specified as part of its address details provided under Section 12.2(b), if addressed to that department or officer.

Any communication or document delivered in accordance with this Section 12.2 after 4:00 p.m. (London, England time) on a Business Day, or on a day which is not a Business Day, will be deemed to have been delivered at 10:00 a.m. (London, England time) on the next Business Day. Any communication or document to be made or delivered to an Agent will be effective only when actually received by such Agent and then only if it is expressly marked for the attention of or delivered to the e-mail address of the department or officer identified with such Agent’s signature below (or any substitute department or officer as such Agent shall specify for this purpose). All notices from an Obligor to any Secured Party or from any Secured Party to an Obligor shall be sent through the Administrative Agent. Any communication or document made or delivered to an Obligor in accordance with this Section 12.2 will be deemed to have been made or delivered to such Obligor.

(d) Limitation on use of e-mail. Electronic mail (“e-mail”) shall not be used by any Obligor for any of the following communications to be made under or in connection with this Agreement or the other Loan Documents (except where the Administrative Agent expressly requires that an Obligor provide electronic versions of such communications, in which case the relevant Obligor shall promptly do so without prejudice to its obligations to deliver the same in paper form):

(i) delivery of a Notice of Borrowing;

(ii) provision of any financial statements under Section 7.1, unless, within five (5) Business Days of their being provided, hard copies of such financial statements are delivered to the Administrative Agent;

(iii) delivery of a Compliance Certificate;

(iv) provision of any notice or other information under Section 7.3;

(v) any other notice or correspondence in respect of which an Agent, acting reasonably, requires a hard-copy signature; or

(vi) any Secured Party which has notified the Administrative Agent that it does not wish to receive any notice or other communication by e-mail.

(e) Use of websites. Except as provided below, each Agent may deliver any information under this Agreement or the other Loan Documents to the Secured Parties and/or the Obligors by posting it on to an electronic website if such Agent designates a website for this purpose and supplies each Secured Party and/or each Obligor (as applicable) with the address of and any relevant password specifications for the website and notifies the Secured Parties and/or the Obligors (as applicable) if the relevant password specifications for the website are changed. Such Agent must promptly upon becoming aware of its occurrence, notify the Secured Parties and/or the Obligors (as applicable) if the website or any information on the website is infected by any electronic virus or similar malicious software, in which event such Agent may make available to the Secured Parties and/or the Obligors (as applicable) any information to be delivered under this Agreement in paper form.

12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Secured Party, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or contract.

12.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Credit Extensions hereunder.

12.5 Payment of Expenses and Taxes. Each Borrower agrees (a) to pay or reimburse each Secured Party for all out-of-pocket costs and expenses reasonably incurred in connection with the negotiation, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the fees and disbursements of counsel and notarization, filing and recording fees and expenses, (b) to pay or reimburse each Secured Party for all costs and expenses incurred in connection with (i) the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents and (ii) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations and (c) to pay, indemnify, and hold each Secured Party harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any other Loan Documents. All amounts due under this Section 12.5 shall be payable not later than ten (10) days after written demand therefor. Statements of amounts payable by each Borrower pursuant to this Section 12.5 shall be submitted to the Borrower at the “Address for Notices” specified below the name of such Borrower on the signature pages hereof, and to the attention of the contact person specified therein, or to such other contact person or address as may be hereafter designated by such Borrower in a written notice to each Secured Party. The agreements in this Section 12.5 shall survive the making of the Credit Extensions hereunder, the payment in full of the Obligations and the termination of all Commitments.

12.6 Indemnification. In consideration of the execution and delivery of this Agreement by the Secured Parties, each Borrower hereby indemnifies, exonerates and holds each of them and each of their respective officers, directors, employees and agents in their capacities as such (each, an “Indemnitee”) free and harmless from and against any and all actions, causes of action, suits, claims, losses, costs, liabilities and damages, and all expenses incurred in connection with any of the foregoing (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), including attorneys’ fees and disbursements reasonably incurred, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties, and agrees to reimburse each Indemnitee upon demand for all legal and other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any claim, litigation, investigation or proceeding relating to any of the foregoing (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to:

(i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

(ii) the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any agreement executed and delivered in connection therewith;

(iii) any investigation, litigation or proceeding related to any environmental cleanup, audit, noncompliance with or liability under any Environmental Law or other matter relating to the protection of the environment applicable to the operations of such Borrower or any of its Subsidiaries or any of the Hydrocarbon Interests;

(iv) the presence on or under, or the Releases from, any property owned or operated by any Obligor of any Hazardous Material regardless of whether caused by, or within the control of, such Obligor; or

(v) any Environmental Liability arising as a result of property owned, leased or operated by any Obligor (the indemnification herein shall survive the payment in full of the Obligations and the termination of all Commitments, regardless of whether such Environmental Liability is caused by, or within the control of, such Obligor);

except to the extent that Indemnified Liabilities arising for the account of a particular Indemnitee are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted by reason of such Indemnitee’s gross negligence or willful misconduct. Without limiting the foregoing, and to the extent permitted by Applicable Law, each Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Law, that any of them might have by statute or otherwise against any Indemnitee. It is expressly understood and agreed that to the extent that any Indemnitee is strictly liable under any Environmental Law, each Obligor’s obligation to such Indemnitee under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition that results in any Environmental Liability of an Indemnitee. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under Applicable Law. The agreements in this Section 12.6 shall survive the making of the Credit Extensions hereunder, the payment in full of the Obligations and the termination of all Commitments.

12.7 Successors and Assigns.

(a) Successors and Assigns Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided that (i) no Obligor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of all of the Lenders and (ii) any assignment or participation by a Lender of any of its rights and obligations hereunder shall be effected in accordance with this Section 12.7.

(b) Participations. Each Lender may at any time grant participations in any of its rights under this Agreement or under any of the Notes to any Person (a “Participant”), provided that in the case of any such participation:

(i) the Participant shall not have any rights under this Agreement or any of the other Loan Documents, including rights of consent, approval or waiver (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto);

(ii) such Lender’s obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged;

(iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(iv) such Lender shall remain the holder of the Obligations owing to it and of any Note issued to it for all purposes of this Agreement; and

(v) the Borrowers, the Agents, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender’s rights and obligations under this Agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, and provided further that no Lender shall transfer, grant or sell any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document.

(c) Assignments by Lender. Each Lender (the “Assignor”) may assign all or any part of its Loans, LC Participations and/or Commitments and its rights and obligations hereunder to one or more Eligible Assignees, each of which shall become a party to this Agreement as a Lender by execution of an assignment and acceptance agreement in substantially the form attached hereto as Exhibit E (an “Assignment Agreement”) to be executed by the Assignor, an Eligible Assignee and acknowledged by the Administrative Agent; provided, that (i) if such assignment is in respect of less than all of the rights and obligations of the Assignor, then, unless otherwise agreed to by the Administrative Agent, such assignment shall be in an aggregate principal amount of at least $5,000,000 or a whole multiple of $500,000 in excess thereof and (ii) each Borrower shall cooperate with the Assignor, such Eligible Assignee and the Administrative Agent to facilitate such assignment, including, if instructed by the Assignor or the Administrative Agent, providing to such Eligible Assignee copies of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, the United Kingdom Proceeds of Crime Act 2002 and the United Kingdom Money Laundering Regulations 2003. Upon its receipt of an Assignment Agreement executed by the Assignor and an Eligible Assignee, together with a registration and processing fee of $3,500 for its own account, the Administrative Agent shall promptly record the information contained therein in the Register (as defined in clause (d) below). Upon such execution, delivery, acceptance and recording, then, from and after the settlement date specified in such Assignment Agreement, the Assignee thereunder shall be a party to this Agreement and, to the extent provided in the Assignment Agreement, shall have the rights and obligations of the Assignor hereunder with Loans and/or Commitments as specified therein and y) the Assignor thereunder shall, to the extent provided in the assignment and acceptance agreement, be released from its obligations under this Agreement.

(d) Register. The Administrative Agent shall maintain a register (the “Register”) on which the Administrative Agent shall record the name and address of each Lender, and the Commitments of, and principal amounts of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time. The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as the owner thereof for all purposes of this Agreement, notwithstanding notice to the contrary; provided that the Administrative Agent’s failure to make any recording, or any error by the Administrative Agent in making such recording, shall not affect each Borrower’s or any other Obligor’s liabilities in respect of the Loans and LC Obligations.

12.8 Right of Set-off. In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Agent, each Lender and the LC Issuer is hereby authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent, such Lender or the LC Issuer (including, without limitation, by branches, agencies and Affiliates of such Agent, such Lender or the LC Issuer wherever located) to or for the credit or the account of any Borrower against and on account of the Obligations, regardless of whether or not such Agent, such Lender or the LC Issuer shall have made any demand hereunder and regardless of whether or not such Obligations shall be contingent or unmatured. Each Agent, each Lender and the LC Issuer agrees to promptly notify the relevant Borrower after any such set off and application, but failure to give such notice shall not affect the validity of such set off and application.

12.9 Delinquent Lenders. Notwithstanding anything in this Agreement to the contrary, if any Lender becomes a Delinquent Lender, then, to the extent permitted by Applicable Law:

(a) while the relevant Delinquent Period is in effect, such Delinquent Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.1;

(b) until such time as all Delinquent Credits with respect to such Delinquent Lender have been funded, its Pro Rata Share of any repayment or prepayment of the Loans shall be applied to satisfy its obligation to fund such Delinquent Credits;

(c) until such time as all Delinquent Payments with respect to such Delinquent Lender have been paid in full together with any applicable accrued interest thereon, the Administrative Agent shall apply any amounts thereafter received by the Administrative Agent for the account of such Delinquent Lender to satisfy such Delinquent Lender’s obligation to make such Delinquent Payments;

(d) while the relevant Delinquent Period is in effect, the Borrowers may reduce all or any portion of the unused Commitments of such Delinquent Lender under Section 2.6(a) before reducing the unused Commitments of any other Lender;

(e) any Delinquent Lender with a Delinquent Credit shall not be entitled to receive any commitment fee pursuant to Section 2.9(a) during its Delinquent Period, and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Delinquent Lender during its Delinquent Period;

(f) any Delinquent Lender with a Delinquent Credit shall not be entitled to receive its share of any letter of credit fee pursuant to Section 2.9(b) during its Delinquent Period and such fee shall instead be paid to the LC Issuer (or if the entire LC Participation of such Delinquent Lender has been assumed by one or more Lenders, such fee shall be ratably allocated among such Lenders as their interests may appear), unless such Delinquent Lender has provided cash collateral or other credit support or made other arrangements to the LC Issuer’s satisfaction to ensure its ability to fund its future LC Participation in respect of any relevant Letter of Credit; and

(g) the Borrowers may, at their sole expense and effort, upon ten (10) Business Days’ notice to such Delinquent Lender and the Administrative Agent, require the Delinquent Lender to assign and delegate all of its rights, interests and obligations under this Agreement to an Eligible Assignee; provided that if the Borrowers elect to exercise such right with respect to a Delinquent Lender, (i) such Delinquent Lender shall have received payment of an amount equal to the outstanding principal of its Loans and LC Participations, accrued interest thereon, accrued fees and all other amounts then payable to it hereunder and the other Loan Documents, net of any amounts owing to any Agent, Lender or the LC Issuer, from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (ii) the Eligible Assignee shall have paid in full all amounts then due and payable by the Delinquent Lender to any Agent, Lender or the LC Issuer hereunder and the other Loan Documents, (iii) such Delinquent Lender shall execute and deliver an Assignment Agreement and (iv) such Delinquent Lender shall not be required to make any such assignment if, as a result of the expiry of the Delinquent Period prior thereto, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

12.10 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

12.11 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.12 Other Transactions. Nothing contained herein shall preclude any Secured Party or any of its Affiliates from engaging in any transaction, in addition to those contemplated by the Loan Documents, with each Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

12.13 Integration. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

12.14 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

12.15 SUBMISSION TO JURISDICTION; WAIVERS. (a) EACH OBLIGOR HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, AND APPELLATE COURTS FROM ANY THEREOF, IN ANY LITIGATION OR OTHER PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF A SECURED PARTY OR AN OBLIGOR IN CONNECTION HEREWITH OR THEREWITH; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE SECURED PARTY’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND; PROVIDED FURTHER THAT NOTHING HEREIN SHALL LIMIT THE RIGHT OF A SECURED PARTY TO BRING PROCEEDINGS AGAINST AN OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION.

(b) EACH OBLIGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 12.2. EACH OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO IN CLAUSE (a) ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT EACH OBLIGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH OBLIGOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. EACH OBLIGOR HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THAT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

(c) TO THE EXTENT THAT ANY OBLIGOR MAY, IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BEFORE A COURT OF TURKEY OR ELSEWHERE ARISING OUT OF OR IN CONNECTION WITH ANY FINANCE DOCUMENT, BE ENTITLED TO THE BENEFIT OF ANY PROVISIONS OF LAW REQUIRING ANY FINANCE PARTY IN SUCH SUIT, ACTION OR PROCEEDING TO POST SECURITY FOR THE COSTS OF ANY OBLIGOR, AS THE CASE MAY BE (CAUTIO JUDICATUM SOLVI), OR TO POST A BOND OR TO TAKE SIMILAR ACTION, THE OBLIGORS HEREBY IRREVOCABLY WAIVE SUCH BENEFIT, IN EACH CASE TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED UNDER THE LAWS OF TURKEY OR, AS THE CASE MAY BE, SUCH OTHER JURISDICTION.

(d) WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, EACH OBLIGOR AGREES, WITHOUT PREJUDICE TO THE ENFORCEMENT OF A JUDGMENT OBTAINED IN THE COURTS OF ANY UNITED STATES FEDERAL OR NEW YORK STATE AND APPELLATE COURTS FROM ANY THEREOF, ACCORDING TO THE PROVISIONS OF ARTICLE 54 OF THE INTERNATIONAL PRIVATE AND PROCEDURE LAW OF TURKEY (LAW NO. 5718), THAT, IN THE EVENT THAT SUCH OBLIGOR IS SUED IN A COURT IN TURKEY IN CONNECTION WITH ANY LOAN DOCUMENT, SUCH JUDGMENT SHALL CONSTITUTE CONCLUSIVE EVIDENCE OF THE EXISTENCE AND AMOUNT OF THE CLAIM AGAINST IT PURSUANT TO THE PROVISIONS OF THE SECOND SENTENCE OF ARTICLE 287 OF CIVIL PROCEDURE CODE OF TURKEY (LAW NO. 1086) AND ARTICLES 58 AND 59 OF THE INTERNATIONAL PRIVATE AND PROCEDURE LAW OF TURKEY (LAW NO. 5718).

12.16 Acknowledgments. Each Obligor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) each Agent and each other Secured Party has no fiduciary relationship with or duty to it arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between each Agent and each other Secured Party, on the one hand, and each Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among each Obligor and the Lender.

12.17 USA PATRIOT Act Notice. Each Lender, the LC Issuer and each Agent hereby notifies the Obligors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), the United Kingdom Proceeds of Crime Act 2002 and the United Kingdom Money Laundering Regulations 2003 (as amended) or similar legislation in another country, it is required to obtain, verify and record information (and, if applicable, to provide such information particularly to an assignee) that identifies each Obligor and each of its shareholders, directors and/or officers, which information includes or may include the name and address of each such Person, the Organic Documents of each Obligor and such other information that will allow each Secured Party to comply with its obligations under the Patriot Act, the United Kingdom Proceeds of Crime Act 2002 and the United Kingdom Money Laundering Regulations 2003(as amended) or such similar legislation in another country.

12.18 Confidential Information. Each Secured Party agrees to hold all Confidential Information provided to it by any Obligor pursuant to this Agreement in accordance with its customary procedures for handling confidential information of this nature; provided, that nothing herein shall prevent each Lender from disclosing any such information (a) to any Participant or Eligible Assignee (or any prospective Participant or Eligible Assignee) that agrees to be bound by this Section 12.18, (b) on a confidential basis to its employees, directors, agents, attorneys, accountants and other professional advisers or those of any of its Affiliates, (c) upon the request or demand of any Governmental Authority, (d) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Applicable Law, (e) if requested or required to do so in connection with any litigation or similar proceeding, (f) that has been publicly disclosed without violation of this Section 12.18, (g) to the National Association of Insurance Commissioners or any similar organization or other regulatory body or any nationally recognized rating agency, in each case, in any country or other jurisdiction, that requires access to information about the Lender’s investment portfolio in connection with ratings issued with respect to the Lender or (h) in connection with the exercise of any if its rights, powers or remedies hereunder or under any other Loan Document. Except as may be required by an order of a court of competent jurisdiction and to the extent specified therein, each Lender shall not be obligated or required to return any materials furnished to it pursuant to any Loan Document by any Obligor. For purposes of this Section, “Confidential Information” means all information received from any Obligor or any Affiliate thereof relating to any Obligor or any Affiliate thereof or their respective businesses, other than any such information that is available to each Lender on a nonconfidential basis prior to disclosure by any Obligor or any Affiliate thereof, provided that, in the case of information received from an Obligor or any such Affiliate after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

12.19 Public Information. The Parent hereby acknowledges that each Agent may make available to the Lenders and the LC Issuer materials and/or information provided by or on behalf of the Parent, the Borrowers or any other Obligor (collectively, the “Materials”) by posting such Materials on IntraLinks or another similar electronic system (the “Platform”) and that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its securities, and who may be engaged in investment and other market-related activities with respect to the Parent’s securities. The Parent hereby agrees that (w) all Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking any Materials “PUBLIC,” the Parent shall be deemed to have authorized each Agent and the Lenders to treat such Materials as not containing any material non-public information (although the parties acknowledge that such information may still be confidential, sensitive and/or proprietary) with respect to the Parent or its securities for purposes of United States federal and state securities laws, (y) all Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information”, and (z) each Agent shall be entitled to treat any Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated as “Public Side Information.” For purposes of clarification, (i) any materials not marked “PUBLIC” shall be deemed to be material non-public information and (ii) notwithstanding the foregoing, the Parent shall be under no obligation to mark any particular Material “PUBLIC”.

12.20 WAIVER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION THEREWITH. EACH OBLIGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH LENDER TO ENTER INTO THE LOAN DOCUMENTS.

12.21 Judgment Currency. If, under any Applicable Law and whether pursuant to a judgment being made or registered against an Obligor or the bankruptcy of the Obligor or for any other reason, any payment under or in connection with this Agreement or any Loan Document is made or falls to be satisfied in a currency (the “Payment Currency”) other than Dollars, then to the extent that the amount of such payment actually received by an Agent or any Secured Party when converted into Dollars at the applicable rate of exchange at such time, falls short of the amount due under or in connection with this Agreement or such Loan Document, the Obligors, as a separate and independent obligation, shall indemnify and hold harmless such Agent and such Secured Party against the amount of such shortfall. For the purposes of this Section, “rate of exchange” means the rate at which an Agent or the relevant Secured Party is able on or about the date of such payment to purchase Dollars with the Payment Currency and shall take into account any premium and other costs of exchange actually incurred with respect thereto.

12.22 Australian Entities Reorganization. Notwithstanding any other provision of this Agreement, each of Incremental Petroleum (Selmo) and PEMI may be reorganized under Bahamian law (such transaction, the “Reorganization”) provided that (i) such Reorganization will be consummated in compliance with all applicable laws (including the laws of Australia and the Bahamas) and all necessary or desirable (in the reasonable discretion of the Agents) consents, approvals and filings shall have been obtained in compliance with such laws, (ii) the Collateral Agent will continue at all times following such Reorganization to have under all applicable laws (and all jurisdictions as the Collateral Agent reasonably requests) a valid, legal and first priority perfected security interest in all the assets of, and (in the case of PEMI) all of the equity interests in, Incremental Petroleum (Selmo) and PEMI for the benefit of the Secured Parties, (iii) all documents and instruments, including all filings required by law or reasonably requested by the Collateral Agent to be executed, filed, registered or recorded to create or continue the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded, (iv) each Obligor shall have obtained all consents and approvals required to be obtained by it in connection with (a) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (b) the performance of its obligations thereunder, (v) no Default or Event of Default exists at the time of the Reorganization or is expected to occur or continue as a result thereof, (vi) no security interest purported to be created by any Security Document shall cease to be a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby as a result of the Reorganization, (vii) the Guarantees of any of the Obligations shall continue to be in full force and effect, (viii) the Obligations shall continue to constitute senior secured indebtedness of the Obligors and continue to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms, (ix) no Material Adverse Effect could result from the Reorganization and (x) the Lenders shall have received legal opinions from all applicable counsel to the Obligors, acceptable in form and substance to the Lenders, confirming the matters set forth in clauses (iii), (iv), (v), (vi), (vii), (viii) and (ix) above.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

DMLP, LTD., as Borrower

By:	/s/ Matthew W. McCann
Name: Matthew W. McCann
Title: Chief Executive Officer

Address for Notices:

Trident Corporate Services (Bahamas) Limited
1st Floor
Kings Court
Bay Street
P.O. Box N-3944
Nassau
Bahamas

Attention: Manager
Tel: +1 242 322 6154
Fax: +1 242 328 1064
E-mail: bahamas@tridenttrust.com

With a copy to:

5910 N. Central Expressway
Suite 1755
Dallas, Texas 75206
USA

Attention: Jeffrey S. Mecom
Tel.: +1 214 265 4795
Fax: +1 214 265 4711
Email: jeff.mecom@tapcor.com

PETROLEUM EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD., as Borrower

By:	/s/ Matthew W. McCann
Name: Matthew W. McCann
Title: Director

Address for Notices:

20 Howard Street
Perth
Western Australia 6000
Australia

Tel: +1 214 265 4795
Fax: +1 214 265 4711
E-mail: jeff.mecom@tapcor.com

With a copy to:

5910 N. Central Expressway
Suite 1755
Dallas, Texas 75206
USA

Attention: Jeffrey S. Mecom
Tel.: +1 214 265 4795
Fax: +1 214 265 4711
Email: jeff.mecom@tapcor.com

TALON EXPLORATION, LTD., as Borrower

By:	/s/ Matthew W. McCann
Name: Matthew W. McCann
Title: Chief Executive Officer

By:	/s/ Jeffrey S. Mecom
Name: Jeffrey S. Mecom
Title: Vice President & Secretary

Address for Notices:

Trident Corporate Services (Bahamas) Limited
1st Floor
Kings Court
Bay Street
P.O. Box N-3944
Nassau
Bahamas

Attention: Manager
Tel: +1 242 322 6154
Fax: +1 242 328 1064
E-mail: bahamas@tridenttrust.com

With a copy to:

5910 N. Central Expressway
Suite 1755
Dallas, Texas 75206
USA

Attention: Jeffrey S. Mecom
Tel.: +1 214 265 4795
Fax: +1 214 265 4711
Email: jeff.mecom@tapcor.com

TRANSATLANTIC TURKEY. LTD., as Borrower

By:	/s/ Matthew W. McCann
Name: Matthew W. McCann
Title: Chief Executive Officer

By:
Name: Jeffrey S. Mecom
Title: Vice President & Secretary

Address for Notices:

Trident Corporate Services (Bahamas) Limited
1st Floor
Kings Court
Bay Street
P.O. Box N-3944
Nassau
Bahamas

Attention: Manager
Tel: +1 242 322 6154
Fax: +1 242 328 1064
E-mail: bahamas@tridenttrust.com

With a copy to:

5910 N. Central Expressway
Suite 1755
Dallas, Texas 75206
USA

Attention: Jeffrey S. Mecom
Tel.: +1 214 265 4795
Fax: +1 214 265 4711
Email: jeff.mecom@tapcor.com

TRANSATLANTIC WORLDWIDE, LTD., as Guarantor

By:	/s/ Matthew W. McCann
Name: Matthew W. McCann
Title: Chief Executive Officer

Address for Notices:

Trident Corporate Services (Bahamas) Limited
1st Floor
Kings Court
Bay Street
P.O. Box N-3944
Nassau
Bahamas

Attention: Manager
Tel: +1 242 322 6154
Fax: +1 242 328 1064
E-mail: bahamas@tridenttrust.com

With a copy to:

5910 N. Central Expressway
Suite 1755
Dallas, Texas 75206
USA

Attention: Jeffrey S. Mecom
Tel.: +1 214 265 4795
Fax: +1 214 265 4711
Email: jeff.mecom@tapcor.com

TRANSATLANTIC PETROLEUM (USA) CORP., as Guarantor

By:	/s/ Matthew W. McCann
Name: Matthew W. McCann
Title: Chief Executive Officer

Address for Notices:

5910 N. Central Expressway
Suite 1755
Dallas, Texas 75206
USA

Attention: Jeffrey S. Mecom
Tel: +1 214 265 4795
Fax: +1 214265 4711
E-mail: jeff.mecom@tapcor.com

INCREMENTAL PETROLEUM (SELMO) PTY. LTD., as Guarantor

By:	/s/ Matthew W. McCann
Name: Matthew W. McCann
Title: Director

Address for Notices:

20 Howard Street
Perth
Western Australia 6000
Australia

Tel: +1 214 265 4795
Fax: +1 214 265 4711
E-mail: jeff.mecom@tapcor.com

With a copy to:

5910 N. Central Expressway
Suite 1755
Dallas, Texas 75206
USA

Attention: Jeffrey S. Mecom
Tel.: +1 214 265 4795
Fax: +1 214 265 4711
Email: jeff.mecom@tapcor.com

TRANSATLANTIC PETROLEUM LTD.,
as Guarantor

By:	/s/ Matthew W. McCann
Name: Matthew W. McCann
Title: Chief Executive Officer

Address for Notices:

Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda

Tel: +1 214 265 4795
Fax: +1 214 265 4711

With a copy to:

5910 N. Central Expressway
Suite 1755
Dallas, Texas 75206
USA

Attention: Jeffrey S. Mecom
Tel.: +1 214 265 4795
Fax: +1 214 265 4711
Email: jeff.mecom@tapcor.com

With an additional copy to:

Porter & Hedges, L.L.P.
1000 Main Street, 36th Floor
Houston, Texas 77002

Attention: Nick H. Sorensen
Tel.: +1 713-226-6677
Fax: +1 713-226-6277
Email: nsorensen@porterhedges.com

STANDARD BANK PLC, as LC Issuer and a Lender

By:	/s/ Martin Revoredo
Name: Martin Revoredo
Title: Director

By:	/s/ Richard M. Noritake
Name: Richard M. Noritake
Title: Managing Director

Address for Notices:

Standard Bank Plc

c/o Standard Americas, Inc.

320 Park Avenue

19th Floor

New York, NY 10022

United States of America

Attention: Robert Anastasio

Tel: +(1) 212 407 5061

Fax: +(1) 212 407 5178

Email: NewYork-BATM@standardny.com

With a copy to:

Standard Americas, Inc.

320 Park Avenue

19th Floor

New York, NY 10022

United States of America

Attention: Fred Baloutch

Tel: +1 (212) 407 5130

Fax: +1 (212) 407 5178

Email: fred.baloutch@standardny.com

STANDARD BANK PLC, as Administrative Agent

By:	/s/ Giovanni Palazzo
Name: Giovanni Palazzo
Title: Manager, Agency

By:	/s/ Mark Heptinstall
Name: Mark Heptinstall
Title: Manager, Agency

Address for Notices:

Standard Bank Plc

20 Gresham Street

London EC2V 7JE

Phone: +44 (0) 20 3145 8823

Telefax: +44 (0) 20 3189 8828

Email: London-LoansAdmin@standardbank.com

Attention: Head of Loans Administration

Contact for credit purposes:

Standard Bank Plc

20 Gresham Street

London EC2V 7JE 19th Floor

Phone: +44 (0) 20 3145 8745

Telefax: +44 (0) 20 3189 8828

Email: London.Agency@standardbank.com

Attention: Ann Turner Maynard

STANDARD BANK PLC, as Collateral Agent

By:	/s/ Martin Revoredo
Name: Martin Revoredo
Title: Director

By:	/s/ Richard M. Noritake
Name: Richard M. Noritake
Title: Managing Director

Address for Notices:

Standard Bank Plc

c/o Standard Americas, Inc.

320 Park Avenue

19th Floor

New York, NY 10022

United States of America

Attention: Robert Anastasio

Tel: +(1) 212 407 5061

Fax: +(1) 212 407 5178

Email: NewYork-BATM@standardny.com

With a copy to:

Standard Americas, Inc.

320 Park Avenue

19th Floor

New York, NY 10022

United States of America

Attention: Fred Baloutch

Tel: +1 (212) 407 5130

Fax: +1 (212) 407 5178

Email: fred.baloutch@standardny.com

STANDARD BANK PLC, as Technical Agent

By:	/s/ Martin Revoredo
Name: Martin Revoredo
Title: Director

By:	/s/ Richard M. Noritake
Name: Richard M. Noritake
Title: Managing Director

Address for Notices:

Standard Bank Plc

c/o Standard Americas, Inc.

320 Park Avenue

19th Floor

New York, NY 10022

United States of America

Attention: Robert Anastasio

Tel: +(1) 212 407 5061

Fax: +(1) 212 407 5178

Email: NewYork-BATM@standardny.com

With a copy to:

Standard Americas, Inc.

320 Park Avenue

19th Floor

New York, NY 10022

United States of America

Attention: Fred Baloutch

Tel: +1 (212) 407 5130

Fax: +1 (212) 407 5178

Email: fred.baloutch@standardny.com

BNP PARIBAS, as Lender

By:	/s/ Amber Chi
Name: Amber Chi
Title: Director

By:	/s/ Christophe Nerguararian
Name: Christophe Nerguararian
Title:

Address for Notices:

BNP Paribas (Suisse) SA

Energy & Commodities Structured Debt / Middle Office

Place de Hollande 2, Geneva CH-1211

Switzerland

Attention: Philippe Riboni / Johnny Akiki

Tel: +41 58 212 2454 / +41 58 212 2661

Fax: +41 58 212 2150

E-mail:	philippe.riboni@bnpparibas.com / johnny.akiki@bnpparibas.com

With a copy to:

BNP Paribas (Suisse) SA

Energy & Commodities Structured Debt

Place de Hollande 2, Geneva CH-1211

Switzerland

Attention: Christophe Nerguararian / Amber Chi

Tel.: +41 58 212 2932 / +41 58 212 2430

Fax: +41 58 212 2371

Email:	christophe.nerguararian@bnpparibas.com / amber.chi@bnpparibas.com